As filed with the Securities and Exchange Commission on September 16, 2008

File No. 333-147741

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 6
TO
FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NEW ASIA PARTNERS CHINA CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	6770	26-1287088
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

New Asia Partners China Corporation
1801-03, 18F, One Lu Jia Zui
68 Yin Cheng Middle Rd.
Pudong, Shanghai, 200120, China
(86-21) 5010-6068

(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)

Dennis Nguyen, Chairman and Chief Executive Officer
New Asia Partners China Corporation
1801-03, 18F, One Lu Jia Zui
68 Yin Cheng Middle Rd.
Pudong, Shanghai, 200120, China
(86-21) 5010-6068

(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

Copies to:

Robert J. Mittman, Esq. Brad L. Shiffman, Esq. Blank Rome LLP The Chrysler Building 405 Lexington Avenue New York, New York 10174 (212) 885-5000 (212) 885-5001 — Facsimile	David Alan Miller, Esq. Jeffrey M. Gallant, Esq. Graubard Miller The Chrysler Building 405 Lexington Avenue, 19th Floor New York, New York 10174 (212) 818-8800 (212) 818-8881 — Facsimile

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Being Registered	Amount Being Registered	Proposed Maximum Offering Price Per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units, each consisting of one share of Common Stock, $.0001 par value, and one Warrant(2)	2,012,500 Units	$7.00	$14,087,500	$553.64
Shares of Common Stock included as part of the Units(2)(4)	2,012,500 Shares	—	—	—	(3)
Warrants included as part of the Units(2)	2,012,500 Warrants	—	—	—	(3)
Shares of Common Stock underlying the Warrants included in the Units(4)	2,012,500 Shares	$5.00	$10,062,500	$395.46
Total			$24,150,000	$949.10
Previously Paid				$3,454.47
Amount Due				$0.00

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)	Includes 262,500 Units and 262,500 shares of Common Stock and 262,500 Warrants underlying such Units which may be issued on exercise of a 45-day option granted to the Underwriters to cover over-allotments, if any.
(3)	No fee pursuant to Rule 457(g).
(4)	Pursuant to Rule 416, there are also being registered such additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 16, 2008

PRELIMINARY PROSPECTUS

$12,250,000

NEW ASIA PARTNERS CHINA CORPORATION

1,750,000 units

New Asia Partners China Corporation is a newly organized blank check company formed with the purpose of acquiring, through a merger, stock exchange, asset or stock acquisition, plan of arrangement, recapitalization, reorganization or other business combination, one or more operating businesses, which we refer to as our initial business combination. Our efforts in identifying a prospective target business will not be limited to a particular industry or geographic location. We initially intend to focus our search on target businesses that have their principal operations located in the People’s Republic of China, or PRC. If we do not consummate a business combination within 24 months of the date of this prospectus and we anticipate that we may not be able to consummate a business combination within such 24 month period, we may seek stockholder approval to extend the period of time to consummate a business combination by an additional 6 months. In order to extend the period of time to 30 months (i) public stockholders must approve the extension and (ii) public stockholders owning less than 30% of the shares sold in this offering shall have exercised their conversion rights, each described in this prospectus. The 30 month period will be referred to throughout this prospectus as the extended period. If we fail to sign a letter of intent or definitive agreement within such 24 month period or if we fail to consummate a business combination within such 30 month period if stockholders approve the extension, our corporate purpose and powers will immediately thereupon be limited to dissolving and winding up our affairs and liquidating. Additionally, pursuant to our amended and restated certificate of incorporation, if we fail to consummate a business combination within the extended period, our corporate existence will automatically cease 30 months after the date of this prospectus except for the purpose of winding up our affairs and liquidating. Our efforts to identify a prospective target business will not be limited to a particular industry. We do not have any specific business combination under consideration and we have not (nor has anyone on our behalf) contacted any prospective target business or had any discussions, formal or otherwise, with respect to such a transaction.

This is an initial public offering of our securities. Each unit that we are offering has a price of $7.00 and consists of one share of our common stock and one warrant. Each warrant entitles the holder to purchase one share of our common stock at a price of $5.00. Each warrant will become exercisable on the later of our completion of a business combination and __________, 2009 [one year from the date of this prospectus], and will expire on _________, 2013 [five years from the date of this prospectus], or earlier upon redemption.

We have granted Maxim Group LLC, the representative of the underwriters for this offering, a 45-day option to purchase up to 262,500 units (over and above the 1,750,000 units referred to above) solely to cover over-allotments, if any. The over-allotment will be used only to cover the net syndicate short position resulting from the initial distribution.

Our existing stockholders and an affiliate of one of our existing stockholders have committed to purchase from us an aggregate of 1,187,500 warrants at $1.00 per warrant (for a total purchase price of $1,187,500). These purchases will take place on a private placement basis simultaneously with the consummation of this offering. All of the proceeds we receive from the purchases will be placed in the trust account described below.

There is presently no public market for our units, common stock or warrants. It is anticipated that the units will be quoted on the OTC Bulletin Board under the symbol [] on or promptly after the date of this prospectus. Once the securities comprising the units begin separate trading, it is anticipated that the common stock and warrants will be quoted on the OTC Bulletin Board under the symbols [] and [], respectively. We cannot assure you that our securities will continue to be quoted on the OTC Bulletin Board.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 25 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Public Offering Price	Underwriting Discount and Commissions(1)	Proceeds, Before Expenses, to Us
Per unit	$7.00	$0.42	$6.58
Total	$12,250,000.00	$735,000.00	$11,515,000.00

(1)	Does not include underwriting discounts and commissions in the amount of $245,000 ($0.14 per unit) that is being deferred by the underwriters and will be placed in the trust account described below. Such funds will be released to the underwriters only upon our completion of a business combination, as described in this prospectus. In addition, we agreed to pay Maxim Group LLC, the representative of the underwriters, a corporate financing fee of 1% of the gross proceeds of this offering ($0.07 per share, or a total of $122,500) as an allowance for their expenses incurred in connection with this offering.

$10,818,000 of the net proceeds of this offering (including the $245,000, or $0.14 per unit, of underwriting discounts and commissions payable to the underwriters in this offering and $100,000 of other deferred fees which are being deferred until we consummate a business combination), plus the additional aggregate $1,187,500 we will receive from the purchase of the insider warrants simultaneously with the consummation of this offering, for an aggregate of $12,005,500 (or approximately $6.86 per unit sold to the public in this offering), will be deposited into a trust account at HSBC, maintained by Continental Stock Transfer & Trust Company acting as trustee. These funds will not be released to us until the earlier of the completion of a business combination or our liquidation.

We are offering the units for sale on a firm-commitment basis. The underwriters expect to deliver our securities to investors in the offering on or about ___________, 2008.

Maxim Group LLC

The date of this prospectus is , 2008

NEW ASIA PARTNERS CHINA CORPORATION

You should rely only on the information contained or incorporated by reference in this prospectus. We have not, and the underwriters have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front cover of this prospectus.

NOTICE TO ARIZONA RESIDENTS

Individual investors residing in Arizona must meet the following criteria in order to purchase units:

1.	Minimum of $150,000, or $200,000 when combined with spouse, in gross income during the prior year and a reasonable expectation that the investor will have such income in the current year; or
2.	Minimum net worth of $350,000, or $400,000 when combined with spouse, exclusive of home, home furnishings and automobiles, with the investment not exceeding 10% of the net worth of the investor, together with spouse, if applicable.

NOTICE TO MISSOURI RESIDENTS

Individual investors residing in Missouri must meet the following criteria in order to purchase units:

1.	Gross income of $70,000 and a net worth of $70,000 (exclusive of home, home furnishings, and automobiles); and
2.	Net worth of $250,000 (exclusive of home, home furnishings, and automobiles).

i

PROSPECTUS SUMMARY

This summary highlights material information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the information under “Risk Factors,” our financial statements, and the related notes included elsewhere in this prospectus. Unless otherwise stated in this prospectus:

•	references to “we,” “us” or “our company” refer to “New Asia Partners China Corporation;”
•	“initial shares” refers to the 503,125 shares outstanding prior to this offering, representing 2,156,250 shares of common stock initially issued by us less 1,653,125 shares of common stock contributed back to us, at no cost, by our initial stockholders;
•	“existing stockholders” refers to all of our stockholders prior to this offering and “initial stockholders” refers to our existing stockholders and the individuals who contributed their shares back to us, at no cost;
•	“insider warrants” refers to the 1,187,500 warrants we are selling privately to our existing stockholders and an affiliate of one of our existing stockholders simultaneously with the consummation of this offering for an aggregate purchase price of $1,187,500;
•	“management team” refers to our officers;
•	“maximum conversion” refers to the election by public stockholders to convert a number of shares of common stock equal to 30% (less one share) of the shares sold in this offering in connection with a vote against our initial business combination which is subsequently consummated;
•	references to “China” or the “PRC” refer to the People’s Republic of China as well as the Hong Kong Special Administrative Region and the Macau Special Administrative Region, but do not include Taiwan;
•	references to “RMB” refer to Renminbi, the legal currency of China;
•	references to “SG$” refer to Singapore dollars;
•	“public stockholders” means the holders of the shares of common stock which are being sold as part of the units in this public offering, including any of our existing stockholders solely to the extent that they purchase such shares either in this offering or afterwards; and
•	unless expressly stated to the contrary, the information in this prospectus assumes that the underwriters will not exercise their over-allotment option and the existing stockholders have forfeited an aggregate of 65,625 initial shares in order to maintain a 20% interest in the company following the offering.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

Our Business

We are a blank check company organized under the laws of the State of Delaware on October 16, 2007. We were formed with the purpose of acquiring, through a merger, stock exchange, asset or stock acquisition, plan of arrangement, recapitalization, reorganization, contractual arrangements or other similar business combination, one or more operating businesses which we refer to as our initial business combination. Our efforts in identifying a prospective target business will not be limited to a particular industry or geographic location. We initially intend to focus our search on target businesses that have their principal operations located in the People’s Republic of China.

Our majority stockholder, New Asia Partners Limited, or NAP, is an investment firm headquartered in Shanghai with 10 investment professionals. NAP is an active participant in private finance and initial public offerings for mid-market Chinese corporations. Our Chairman, Dennis Nguyen, is co-chairman and majority stockholder of NAP. He is of Vietnamese descent but raised and educated in America. Mr. Nguyen currently resides in China and has lived in Asia and Greater China for the last 17 years.

We will seek to capitalize on the significant experience of the principals and investment professionals of NAP in advising, acquiring, financing and selling private and public companies in our target markets in the PRC. NAP has agreed to make available to us its investment professionals to actively assist us in sourcing and evaluating potential acquisitions.

While members of our management have reviewed several businesses as investment opportunities for NAP and NAP’s affiliate, they have not considered any of those entities for purposes of a business combination with us and have not made any determination regarding any such entity nor had any discussions amongst themselves, with the underwriters or any such entities regarding a possible business combination. Previously, these members of our management have only been involved in making minority investments in Chinese companies and in creating strategic alliances with Chinese companies. Our management therefore believes that any knowledge of target companies gained through the management teams’ networks prior to the offering, would not be relevant to any analysis of a potential target business. In order to appropriately consider such candidates as they operate at a time after this offering, our management would need to perform a completely new due diligence and analysis of any such business. Each of our officers and directors and existing stockholders has maintained records of their communications with each business it has reviewed in the past in connection with their other business activities and will continue to do so in connection with their review of target businesses for us.

We are permitted to acquire a business NAP or any other entity with which our existing management or existing stockholders, through other business contacts and affiliates, has had investment or acquisition discussions if we obtain an opinion from an independent investment banking firm that the business combination is fair to our unaffiliated stockholders from a financial point of view. We do not believe that the past activities of our officers and directors on behalf of NAP or any other affiliated entities would increase the likelihood that we will complete a transaction with an affiliate of any of our officers directors or affiliates.

The past successes of our management and NAP with operating companies are not necessarily indicative of future success, especially given the unique structure of blank check companies such as our company. Our officers and directors are not obligated to devote any specific amount of time to our matters. There is no guarantee that any of these individuals will continue in their respective roles or in any other capacity after our initial business combination, in which case their expertise will only be of benefit to us until our initial business combination may be completed.

We do not have any specific business combination under consideration. Our officers and directors have neither individually identified a target business nor have they had any discussions regarding specific target businesses amongst themselves or with our underwriters. We have not (nor has anyone on our behalf) contacted any prospective target business or had any discussions, formal or otherwise, with respect to a business combination transaction. We have not (nor have any of our agents or affiliates) been approached by any candidates (or representative of any candidates) with respect to a possible acquisition transaction with our company. Additionally, we have not, nor has anyone on our behalf, taken any measure to identify or locate any specific acquisition candidate, nor have we engaged or retained any agent or other representative to identify or locate any such acquisition candidate.

We will have until 24 months from the date of this prospectus (or 30 months from the date of this prospectus if we have executed a letter of intent or definitive agreement within such 24 month period and our public stockholders approve an extension of the period to complete a business combination by an additional 6 months) to consummate a business combination. If we are unable to consummate a business combination by such extended date, our corporate existence will cease by operation of corporate law (except for the purposes of winding up our affairs and liquidating). In all cases, our initial business combination must be with a target business or businesses whose collective fair market value is at least equal to 200% of the amount held in the trust account (not including the deferred underwriting discount and legal fees held in the trust account) as of the date the definitive agreement relating to our initial business combination is executed, or initially approximately $23.3 million, although this may entail simultaneous acquisitions of several operating businesses. The fair market value of the target will be determined by our board of directors based upon one or more standards generally accepted by the financial community (which may include actual and potential sales, earnings, cash flow and/or book value). If our board is not able to independently (without dependence upon an expert opinion) determine whether the target business has a sufficient fair market value based on standards generally accepted by the financial community, we will obtain an opinion from an unaffiliated, independent investment-banking firm with respect to the satisfaction of such criteria.

We will only have access to approximately $12 million in our trust account to consummate a business combination. Other blank check companies whose trust accounts are significantly larger than ours may not have the same problem in financing such a transaction. Accordingly, this inherent competitive limitation may give others an advantage in pursuing the acquisition of a target business. However, while the size of this offering may be smaller than other similarly structured blank check companies, we believe that the threshold size of the business that we must acquire is more consistent with the types of acquisitions that are consummated in China. Furthermore, in order to consummate such a business combination, we may issue a significant amount of debt or equity securities to the sellers of such business and/or seek to raise additional funds through a private offering of debt or equity securities. There are no limitations on our ability to incur debt or issue securities in order to consummate a business combination. Our ability to issue our securities in connection with any business combination would allow us to complete a business combination with a much larger target business. We therefore believe that this competitive disadvantage may be reduced in our situation although we cannot assure you of this fact. If we issue securities in order to consummate a business combination, our stockholders could end up owning a minority of the combined company as there is no requirement that our stockholders own a certain percentage of our company after our business combination. Since we have no specific business combination under consideration, we have not entered into any such arrangement to issue our debt or equity securities and have no current intention of doing so.

Subject to the limitations that a target business have a fair market value at least equal to 200% of the amount held in the trust account (not including the deferred underwriting discount and legal fees held in the trust account) as of the date the definitive agreement relating to our initial business combination is executed, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. We have not established any other specific attributes or criteria (financial or otherwise) for prospective target businesses. Accordingly, there is no basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete a business combination.

In accordance with our amended and restated certificate of incorporation, we may attempt to acquire, through contractual arrangements, a majority interest in a business, or businesses, located in China, through a combination of acquiring at least 51% of the equity interests of the target company and control of the board of directors or other governing body of the target company. These contractual arrangements would be designed to provide our company with the economic benefits of and control over the subject assets or equity interests similar to the rights of full ownership, while leaving the technical ownership in the hands of Chinese parties who are approved by the Chinese regulators, as applicable, and who would likely be designated by our company.

The report of our independent registered public accountants on our financial statements includes an explanatory paragraph relating to a substantial doubt about our ability to continue as a going concern.

Our executive offices are located at 1801-03, 18F, One Lu Jia Zui, 68 Yin Cheng Middle Rd., Pudong, Shanghai, 200120, China and our telephone number is (86-21) 5010-6068.

Conflicts of Interest

The following table sets forth those companies affiliated with our officers and directors as to which any officer or director has a fiduciary duty or contractual obligation to present business opportunities and the priority or preference of these duties and obligations in relation to their duties and obligations to us.

Name of Affiliated Company	Name of Individual	Priority/Preference Relative to New Asia Partners China Corporation
New Asia Partners Limited (NAP)	Dennis Nguyen Shu Fan Lee	Each of these individuals will be required to present to us all business opportunities that are suitable for us before presenting them to NAP
New Asia Partners Capital Management (NAPCM)	Dennis Nguyen Shu Fan Lee	Each of these individuals will be required to present to us all business opportunities that are suitable for us before presenting them to NAPCM
New Asia Partners China I Corporation	Dennis Nguyen Elliot P. Friedman Shu Fan Lee	Each of these individuals will be required to present to us all business opportunities that are suitable for us before presenting them to New Asia Partners China I Corporation
Wuyi International Pharmaceutical Co. Limited	Dennis Nguyen	Mr. Nguyen is a director of Wuyi International Pharmaceutical Co. Limited, a Fujian-based phamaceutical company.
Mr. Nguyen will be required to present to Wuyi International Pharmaceutical Co. Limited all business opportunities suitable for it before presenting them to us
Capital TEN Partners, LLC	Elliot P. Friedman	Mr. Friedman is managing member of Capital TEN Partners, LLC. Mr. Friedman will be required to present to us all business opportunities that are suitable for us before presenting them to Capital TEN Partners, LLC

NAP has made only minority, non-control investments in PRC entities. However, it may seek to complete control investments, acquisitions and other forms of business combinations as well. In addition, NAP has formed NAPCM, a private equity fund management company which intends to make minority, non-control investments of up to $25 million and focus its investments in the expansion capital stage of each company’s development. Each of Messrs. Nguyen and Lee are principals of NAPCM and have pre-existing obligations to the NAP and fund. Conflicts of interest may arise with respect to NAP and NAPCM because the business opportunity identified by our officers or directors may not have determined the type of transaction it is willing to consider, such as whether to accept a minority, non-control investment or control investment, be acquired by an operating business, or go public. Therefore, a particular target business may be a business opportunity applicable to us and one or more of the companies affiliated with our officers and directors.

All of our officers and directors are the officers and directors of New Asia Partners China I Corporation, a blank check company that has filed an offering similar to this offering with the SEC. Our existing stockholders purchased all of the outstanding common stock of New Asia Partners China I Corporation for $25,000. It is expected that they will collectively own 20% of its common stock outstanding after its initial public offering is completed. Our officers and directors believe that NAP’s experience in the PRC and the availability of a significant number of opportunities within the PRC will enable both our company and New Asia Partners China I Corporation to identify and complete business combinations even though they have the same investment focus.

In order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, each of our officers has agreed in writing, until the earliest of a business combination, our liquidation or such time as he or she ceases to be an officer, to present to our company for our consideration, prior to presentation to any other entity, any suitable business opportunity subject to the pre-existing fiduciary or contractual obligations set forth above. Although we have not established any procedures to ensure that our officers observe these requirements, we intend to establish a centralized database of all business opportunities identified by our officers and directors.

In order to minimize conflicts, each of NAP, NAPCM and Capital TEN Partners, LLC has agreed in writing, until the earlier of our execution of a letter of intent or a definitive agreement relating to an initial business combination or our liquidation, to present to our company for consideration, prior to undertaking on its own behalf or presenting to any other person or entity, any business opportunity that has an enterprise value of $23.3 million or more and has its principal operations in the PRC. NAP’s and NAPCM’s focus is in the same industries and geographic region as ours. NAP and NAPCM intend to invest in companies with enterprise values between $20 million and $500 million. Each of the rights of first refusal described above provide that the individual who has identified a particular business opportunity which may be appropriate for us and the conflicted entity shall first present the opportunity to our board of directors and we will have a period of 30 days to determine if we intend to proceed with a particular business opportunity before the opportunity may be presented to the other entity.

THE OFFERING

Securities offered
1,750,000 units, at $7.00 per unit, each unit consisting of:
• one share of common stock; and
• one warrant.
The units are expected to begin trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin separate trading five business days following the earlier to occur of (i) the expiration of the representative’s over-allotment option, (ii) its exercise in full or in part or (iii) the announcement by the representative of their intention not to exercise all or any portion of the over-allotment option, subject to our having filed the Form 8-K described below if the over-allotment option is exercised and having issued a press release announcing that such separate trading will begin on the fifth business day following the earliest date on which any such contingency is met. We will file a Current Report on Form 8-K with the Securities and Exchange Commission, including an audited balance sheet, promptly upon the consummation of this offering, which is anticipated to take place three business days from the date the units commence trading. The audited balance sheet will reflect our receipt of the proceeds from the exercise of the over-allotment option if the over-allotment option is exercised prior to the filing of the Form 8-K. If the over-allotment option is exercised after our initial filing of a Form 8-K, we will file an amendment to the Form 8-K to provide updated financial information to reflect the exercise and the receipt of proceeds from the over-allotment option promptly, and in any event, within four business days after the closing of the over-allotment option.
Securities to be purchased by our existing stockholders
1,187,500 insider warrants at $1.00 per warrant (for a total purchase price of $1,187,500) will be sold to our existing stockholders and an affiliate of one of our existing stockholders pursuant to letter agreements among us and the purchasers of such insider warrants. New Asia Partners Limited, New Asia Partners Capital Management Limited and Capital TEN Partners, LLC will purchase 415,625, 415,625 and 356,250 of the warrants, respectively. These purchases will take place on a private placement basis simultaneously with the consummation of this offering. These “insider warrants” will be identical to the warrants underlying the units being offered by this prospectus except that the insider warrants (i) will be exercisable on a cashless basis and (ii) will not be redeemable by us, in each case, so long as they are still held by the purchasers or their affiliates. Each of New Asia Partners Limited, New Asia Partners Capital Management Limited and Capital TEN Partners, LLC has agreed in writing that the insider warrants will not be sold or transferred by them until 30 days after the consummation of our business combination. Even if the prospectus relating to the common stock issuable upon exercise of the warrants is not current and effective, the warrants underlying the insider warrants may be exercised for unregistered shares of common stock.
Common Stock:
Number outstanding before this offering
503,125(1)(3) shares
Number to be outstanding after this offering
2,187,500(2)(3) shares
Warrants:
Number outstanding before this offering
0 warrants
Number to be sold to our existing stockholders
1,187,500 warrants
Number to be outstanding after this offering and sale to our existing stockholders
2,937,500 warrants
Exercisability
Each warrant is exercisable for one share of common stock.
Exercise price
$5.00.
Exercise period
The warrants will become exercisable on the later of:
• the completion of a business combination with a target business, and
• , 2009 [one year from the date of this prospectus].
However, the warrants will only be exercisable if a registration statement relating to the common stock issuable upon exercise of the warrants is effective and current. While holders of the insider warrants may exercise such warrants on a cashless basis, public warrant holders do not have the option to exercise their warrants on a cashless basis. Accordingly, this could make exercise by public warrant holders prohibitive.
The warrants will expire at 5:00 p.m., New York City time, on , 2013 [five years from the date of this prospectus] or earlier upon redemption.

(1)	Includes an aggregate of 65,625 shares of common stock that are subject to forfeiture by our existing stockholders if the over-allotment option is not exercised by Maxim Group LLC.
(2)	Assumes the over-allotment option has not been exercised and an aggregate of 65,625 shares have been forfeited by our existing stockholders.
(3)	Includes an aggregate of 54,688 (62,890 if the over-allotment option is exercised in full) shares of common stock that are subject to forfeiture by our existing stockholders if the maximum conversion is effected in connection with our initial business combination.

Redemption
We may redeem the outstanding warrants (excluding any insider warrants held by our existing stockholders or their permitted transferees) without the prior consent of the underwriters:
• in whole and not in part,
• at a price of $.01 per warrant at any time while the warrants are exercisable,
• upon a minimum of 30 days’ prior written notice of redemption, and

•

if, and only if, the last sales price of our common stock equals or exceeds $10.00 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption.

We will not redeem the warrants unless we have an effective registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to them is available for use throughout the 30-day redemption period.
If the foregoing conditions are satisfied and we issue a notice of redemption, each warrant holder can exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the common stock may fall below the $10.00 trigger price as well as the $5.00 warrant exercise price after the redemption notice is issued.
If we call the warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise warrants to do so on a “cashless basis.” In such event, the holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.
If we call the warrants for redemption and our management does not take advantage of this option, our existing stockholders and their permitted transferees would still be entitled to exercise their insider warrants as described above for cash or on a cashless basis. As a result, they may have a conflict of interest in determining when to call the warrants for redemption as they would potentially be able to avoid any negative price pressure on the price of the warrants and common stock due to the redemption through cashless exercise.

Proposed OTC Bulletin Board symbols for our:
Units
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Common stock
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Warrants
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Offering proceeds to be held in trust
$10,818,000 of the net proceeds of this offering plus the $1,187,500 we will receive from the sale of the insider warrants (for an aggregate of $12,005,500 or approximately $6.86 per unit sold to the public in this offering, or $13,805,750 (including the first $73,000 of interest income earned on the trust account) if the over-allotment option is exercised in full, will be placed in a trust account at HSBC, maintained by Continental Stock Transfer & Trust Company, acting as trustee pursuant to an agreement to be signed on the date of this prospectus. This amount includes $245,000 (or $281,750 if the underwriters’ over-allotment option is exercised in full) of underwriting discounts and commissions payable to the underwriters in the offering and $100,000 of legal fees payable to issuer’s counsel that are being deferred. The underwriters and issuer’s counsel have agreed that such amounts will not be paid unless and until we consummate a business combination. Upon the consummation of our initial business combination, the deferred underwriting discounts and commissions shall be released to the underwriters out of the gross proceeds of this offering held in the trust account. Except as set forth below, these proceeds will not be released until the earlier of the completion of a business combination or our liquidation. Therefore, unless and until a business combination is consummated, the proceeds held in the trust account will not be available for our use for any expenses related to this offering or expenses, which we may incur, related to the investigation and selection of a target business and the negotiation of an agreement to acquire a target business.
Notwithstanding the foregoing, there can be released to us from the trust account interest earned on the funds in the trust account to fund expenses related to investigating and selecting a target business and our other working capital requirements and pay our income or other tax obligations, provided, however, that we will not be allowed to withdraw interest income earned on the trust account unless the amount remaining in the trust account after such withdrawal is at least equal to $6.86 multiplied by the number of shares of common stock sold in this offering or $12,005,500 ($13,805,750 (including the first $73,000 of interest income earned on the trust account) if the over-allotment option is exercised in full). Based on an assumed interest rate of 2.00%, we would be permitted to withdraw an aggregate of approximately $480,000 during the 24 months following the consummation of this offering ($600,000, if our public stockholders approve the extended period). With these exceptions, expenses incurred by us may be paid prior to a business combination only from the net proceeds of this offering not held in the trust account (initially estimated to be no more than $100,000).
Limited payments to insiders
There will be no fees or other cash payments of any kind, whether in cash, our securities or otherwise, paid by us or a target business to our existing stockholders, officers, directors, senior advisers or their affiliates prior to, or for any services they render in order to effectuate, the consummation of a business combination (regardless of the type of transaction that it is) other than:
• repayment of an aggregate of up to $250,000 borrowed under non-interest bearing lines of credit by Capital TEN Partners, LLC of which Elliot P. Friedman, our Vice Chairman, is a managing member; and

•

reimbursement of out-of-pocket expenses incurred by them in connection with certain activities on our behalf, such as identifying and investigating possible business targets and business combinations

Prior to the completion of our initial business combination, such payments will be made from the net proceeds of this offering not held in, or otherwise available to us, from the trust account. Any additional reimbursable expenses would either be reimbursed after a business combination or not at all. If a business combination is consummated, there is no limit to the amount of these actual out-of-pocket expenses which may be very large and could exceed the amount we have allocated to working capital.
Additionally, the insider warrants will not be redeemable by us and will be exercisable on a cashless basis if we call the warrants for redemption as long as they are held by the initial purchasers or permitted transferees. Furthermore, the holders of our initial shares, as well as the holders of the insider warrants (and underlying securities), will be entitled to registration rights requiring us to register the resale of their securities commencing after we consummate our initial business combination.
Certificate of Incorporation
As discussed below, there are specific provisions in our amended and restated certificate of incorporation that may not be amended prior to our consummation of a business combination, including our requirements to seek stockholder approval of such a business combination and to allow our stockholders to seek conversion of their shares if they do not approve of such a business combination. While we have been advised that such provisions limiting our ability to amend our certificate of incorporation may not be enforceable under Delaware law, we view these provisions, which are contained in Article Seventh of our amended and restated certificate of incorporation, as obligations to our stockholders and will not take any action to amend or waive these provisions.
Our amended and restated certificate of incorporation, which we will file with the Secretary of State of Delaware immediately prior to the consummation of this offering, also provides that we will continue in existence only until , 2011 [thirty months from the date of this prospectus]. If we have not completed a business combination by such date, our corporate existence will cease except for the purposes of winding up our affairs and liquidating, pursuant to Section 278 of the Delaware General Corporation Law. This has the same effect as if our board of directors and stockholders had formally voted to approve our dissolution pursuant to Section 275 of the Delaware General Corporation Law. Accordingly, limiting our corporate existence to a specified date as permitted by Section 102(b)(5) of the Delaware General Corporation Law removes the necessity to comply with the formal procedures set forth in Section 275 (which would have required our board of directors and stockholders to formally vote to approve our dissolution and liquidation and to have filed a certificate of dissolution with the Delaware Secretary of State). In addition, the 30-month finite life removes the requirement to obtain stockholder approval of a plan of liquidation before distributing the trust account to public stockholders and provides more certainty as to the timing of the distributions of the proceeds in the trust account in the event the initial business combination is not completed.
In connection with any proposed business combination, we submit to our stockholders for approval, we will also submit to stockholders a proposal to amend our amended and restated certificate of incorporation to provide for our perpetual existence, thereby removing this limitation on our corporate life. We will only consummate a business combination if stockholders vote both in favor of such business combination and in favor of our amendment to provide for our perpetual existence. Accordingly, if stockholders approved a proposed business combination as set forth below but did not approve the proposal to provide for our perpetual existence, we would not be able to consummate such business combination. Approval of the proposal to amend our amended and restated certificate of incorporation to provide for our perpetual existence may be submitted to our stockholders only in connection with a vote to approve a proposed business combination and would be conditioned upon approval of the business combination. An amendment to our amended and restated certificate of incorporation to allow for our perpetual existence is essential to our ability to complete our initial business combination and continue thereafter as an operating company, since our existence will terminate on ______, 2011 [thirty months from the date of this prospectus] without such amendment. Approval of such an amendment to our amended and restated certificate of incorporation would require the affirmative vote of a majority of our outstanding shares of common stock. We view this provision terminating our corporate life by , 2011 [thirty months from the date of this prospectus] as an obligation to our stockholders and will not take any action to amend or waive this provision to allow us to survive for a longer period of time except in connection with the consummation of a business combination.
Threshold fair market value of target business
Our initial business combination must be with a target business or businesses whose collective fair market value is at least equal to 200% of the amount held in the trust account (not including the deferred underwriting discount and legal fees held in the trust account) as of the date the definitive agreement relating to our initial business combination is executed, or initially approximately $23.3 million, although this may entail simultaneous acquisitions of several operating businesses. This requirement is contained in our amended and restated certificate of incorporation, and is also a convenant we made to the underwriters in the underwriting agreement. We view the threshold as an obligation to our stockholders and will not take any action to amend, modify or eliminate this provision of our amended and restated certificate of incorporation or amend or obtain a waiver of our covenant to the underwriters or otherwise circumvent the threshold.
Possible extension of time to consummate a business combination to 30 months
Unlike many other blank check companies, if we have entered into a letter of intent or definitive agreement with respect to a business combination within 24 months following the consummation of this offering (and we anticipate that we may not be able to consummate such business combination within such 24 month period), we may seek to extend the time period within which we may complete the proposed business combination to 30 months after the date of this prospectus, by calling a meeting of our stockholders for the purpose of soliciting their approval for such extension. We will publicly announce the record date for determining the stockholders entitled to vote at the meeting to approve a proposed extension at least ten business days prior to such record date.
We believe that extending the date before which we must complete our business combination to 30 months may be advisable due to the circumstances involved in the evaluation and closing of a business combination in China, including obtaining financial statements audited or reconciled to U.S. generally accepted accounting principles, or GAAP, or prepared or reconciled in accordance with International Financial Reporting Standards as issued by the International Standings Board or IFRS, of potential targets that have previously kept their accounts in accordance with PRC generally accepted accounting principles, the possible need for restructuring and reorganizing corporate entities and assets (particularly with respect to PRC state-owned enterprises) and the requirements of complex Chinese regulatory filings and approvals. If we enter into an agreement near the end of this 24 month period, we would have only a short period of time in which to accomplish the necessary accounting reconciliations, complete the restructuring of the company, satisfy U.S. and PRC regulatory requirements, secure the approval of our stockholders and provide for customary closing conditions.
If holders of 30% or more of the shares sold in this offering both vote against the proposed extension to 30 months and elect to convert their shares into a pro rata share of the trust account, as described below, we will not extend the date before which we must complete our business combination beyond 24 months. In such event, if we cannot complete the initial business combination within such 24 month period, we will liquidate. Subject to the foregoing, approval of the extension to 30 months will require the affirmative vote of the majority of the votes cast by public stockholders who vote at the meeting called for the purpose of approving such extension. The required vote of a majority of the shares of common stock voted by the public stockholders may be considerably less than a majority of the shares of common stock held by our public stockholders if a significant number of shares are not voted by our public stockholders.
If we receive stockholder approval for the extended period and holders of 30% or more of the shares sold in this offering do not vote against the extended period and elect to convert their common stock in connection with the vote for the extended period, we will then have an additional six months in which to complete the proposed initial business combination. We will still be required to seek stockholder approval before completing our initial business combination, even if the business combination would not ordinarily require stockholder approval under applicable law. As a result of an approval of the extended period, we may be able to hold the funds in the trust account for at least 30 months.
A stockholder’s election to convert its shares in connection with the vote on the extended period will only be honored if the extended period is approved.

Stockholders who vote against the extended period and exercise their conversion rights will not be able to vote on the initial business combination. All other stockholders will be able to vote on the initial business combination.
Public stockholders who elect to convert their stock into their share of the trust account will still have the right to exercise the warrants that they received as part of the units.
If at the end of such 30 month period we have not effected a business combination, pursuant to our amended and restated certificate of incorporation, our corporate existence will automatically cease without the need for a stockholder vote.
Stockholders must approve business combination
Pursuant to our amended and restated certificate of incorporation, we will seek stockholder approval before we effect any business combination, even if the nature of the acquisition would not ordinarily require stockholder approval under applicable state law. We will publicly announce the record date for determining the stockholders entitled to vote at the meeting to approve our business combination at least ten business days prior to such record date. Typically, under Delaware law, a merger must be approved by a majority of the outstanding stock entitled to vote on the merger. However, if Delaware law would not ordinarily require stockholder approval for a particular proposed business combination, we will nevertheless require such transaction to be approved by a majority of shares of common stock voted by the public stockholders. We view this requirement as an obligation to our stockholders and will not take any action to amend or waive this provision in our amended and restated certificate of incorporation. In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote the shares of common stock owned by them immediately before this offering in accordance with the majority of the shares of common stock voted by the public stockholders. Other than increasing the likelihood that the minimum number of shares will be present for the stockholders’ meeting at which the stockholders will vote upon the business combination (by requiring the stock held by our existing stockholders, which will represent 20% of the shares outstanding after the offering, to vote in favor of such proposal at the meeting), this voting agreement will not affect whether the proposal is approved under the requirement in our amended and restated certificate of incorporation. None of our officers, directors, existing stockholders or their affiliates has indicated any intention to purchase units in this offering or any units or shares of common stock from persons in the open market or in private transactions. However, if stockholders holding a significant number of shares vote, or indicate an intention to vote, against a proposed business combination, our officers, directors, existing stockholders or their affiliates could make such purchases in the open market or in private transactions in order to influence the vote. This voting arrangement shall not apply to shares included in units purchased in this offering or purchased following this offering in the open market by any of our existing stockholders. We will proceed with a business combination only if (i) a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination, (ii) a majority of the outstanding shares of common stock vote in favor of the amendment to our amended and restated certificate of incorporation to allow for our perpetual existence, and (iii) public stockholders owning less than 30% of the shares sold in this offering exercise their conversion rights, on a cumulative basis, which includes any shares previously converted by a stockholder in connection with a vote against the extended period, if any, and our initial business combination, as described below. We intend to structure and consummate any potential business combination in a manner such that approximately 30% of the common stock purchased by the public stockholders in this offering, on a cumulative basis, could elect to convert the public stockholders’ common stock into a pro rata share of the aggregate amount then on deposit in each case in the trust account, and the business combination could still be consummated. The required vote of a majority of the shares of common stock voted by the public stockholders may be considerably less than a majority of the shares of common stock held by our public stockholders if a significant number of shares are not voted by our public stockholders.
If, at the end of the 24 month period, as described below, we have not obtained stockholder approval for an initial business combination, or at the end of the 24 month period we have not obtained stockholder approval of the extended period, we will dissolve as promptly as practicable and liquidate and release only to our public stockholders, as part of our plan of distribution, the proceeds of the trust account, including accrued interest, net of income and other taxes paid and payable on such interest and net of interest income on the trust account previously released to us. If we seek approval from our stockholders to approve the extended period, the proxy statement related to the extended period will also seek stockholder approval for our board of directors’ recommended plan of distribution and liquidation in the event our stockholders do not approve the extended period. If, at the end of the 30 month period, we have not obtained stockholder approval for an initial business combination, our corporate existence will automatically cease.

The ability of our existing stockholders to vote shares purchased in the open market or in private transactions any way they choose and the 30% conversion threshold requirement described below may make it more difficult for public stockholders seeking to defeat a proposed business combination to do so.
Conversion rights for stockholders voting to reject the extended period or our initial business combination
Pursuant to our amended and restated certificate of incorporation, public stockholders voting against the extended period or our initial business combination will be entitled to convert their stock into a pro rata share of the trust account. The actual per share conversion price will be equal to the initial amount in the trust account ($6.86 per share, including the retention of up to $73,000 of interest income in the trust account to replace fees and expenses associated with the over-allotment if the over-allotment option is exercised in full), calculated as of two business days prior to the proposed consummation of the initial business combination, and, in the case of the extended period, as of the date of the meeting called for the purpose of approving such extension, divided by the number of shares of common stock sold in the offering. Accordingly, interest will continue to accrue up to the date of the special meeting of stockholders called for the purpose of approving the extended period or two business days prior to the proposed consummation of the business combination. We view this requirement as an obligation to our stockholders and will not take any action to amend or waive this provision in our amended and restated certificate of incorporation. Notwithstanding the foregoing, a public stockholder, together with any affiliate of his or any other person with whom he is acting in concert or as a “group,” will be restricted from seeking conversion rights with respect to more than 10% of the shares sold in this offering on a cumulative basis, which includes any shares previously converted by any member of the group in connection with a vote against the extended period, if any, and our initial business combination. Such a public stockholder would still be entitled to vote against the extended period or against a proposed business combination with respect to all shares owned by him or his affiliates. We believe this restriction will prevent stockholders from accumulating large blocks of stock before the vote held to approve a proposed business combination and attempt to use the conversion rights as a means to force us or our management to purchase their stock at a significant premium to the then current market price. As an example, absent this provision, a public stockholder who owns greater than 10% of the shares sold in this offering could threaten to vote against the extended period and against a proposed business combination and seek conversion, regardless of the merits of the transaction, if his shares are not purchased by us or our management at a premium to the then current market price (or if management refuses to transfer to him, her or it some of their shares). By limiting a stockholder’s ability to convert only 10% of the shares sold in this offering, on a cumulative basis, we believe we have limited the ability of a small group of stockholders to unreasonably attempt to block a transaction which is favored by our other public stockholders. However, we are not restricting the stockholders’ ability to vote all of their shares against the transactions.
Our existing stockholders will not have such conversion rights with respect to any shares of common stock owned by them, directly or indirectly, whether included in or underlying their initial shares or purchased by them in this offering or in the aftermarket. Public stockholders who convert their stock into their share of the trust account will continue to have the right to exercise any warrants they may hold.
We may proceed with a business combination as long as public shareholders owning less than 30% of the shares sold in this offering exercise their conversion rights on a cumulative basis, which includes any shares previously converted by a stockholder in connection with a vote against the extended period, if any, and our initial business combination. We have set the conversion percentage at 30% in order to reduce the likelihood that a small group of investors holding a block of our stock will be able to stop us from completing a business combination that is otherwise approved by a large majority of our public shareholders. This 30% threshold makes it more difficult for public stockholders seeking to prevent a business combination from doing so. While there are several other offerings similar to ours which include conversion provisions of greater than 20%, the 20% threshold was previously customary and standard for offerings similar to ours.
An eligible stockholder may request conversion at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed business combination at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against the business combination and the business combination is approved and completed. In order to effect a conversion, an eligible stockholder will be required to deliver the certificates representing the shares requested to be converted in accordance with procedures established by us in connection with such vote.

We intend to require public stockholders, whether they are a record holder or hold their shares in “street name,” to either tender their certificates to our transfer agent at any time through the vote on the business combination or to deliver their shares to the transfer agent electronically using Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option. There is a nominal cost associated with this tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker $35 per account and it would be up to the broker whether or not to pass this cost on to the converting holder. Traditionally, an eligible stockholder was not required to deliver its shares prior to the completion of the business combination and thus, the stockholder would then have an “option window” after the consummation of the business combination and thus, during which the stockholder could monitor the market price of the stock. By requiring an eligible stockholder to deliver its shares prior to the business combination, the stockholder will not have this option, and its decision whether or not to exercise its conversion rights will not be influenced by this continued right. We believe that eliminating this continuing right would likely reduce exercises of conversion rights and reduce the uncertainty of the approval of the business combination.
The proxy solicitation materials that we will furnish to stockholders in connection with the vote for any proposed business combination will indicate definitively whether we are requiring stockholders to satisfy such certification and delivery requirements. Accordingly, a stockholder would have from the time we send out our proxy statement through the vote on the business combination to deliver his shares if he wishes to seek to exercise his conversion rights. This time period varies depending on the specific facts of each transaction. However, as the delivery process can be accomplished by the stockholder, whether or not he is a record holder or his shares are held in “street name,” in a matter of hours by simply contacting the transfer agent or his broker and requesting delivery of his shares through the DWAC System, we believe this time period is sufficient for an average investor. However, because we do not have any control over this process, it may take significantly longer than two weeks to obtain a physical certificate and investors may not be able to seek conversion in time. Accordingly, we will only require stockholders to deliver their certificates prior to the vote if we give stockholders at least two weeks between the mailing of the proxy solicitation materials and the meeting date. This requirement may make it more difficult for stockholders to elect to convert their shares and more likely that a stockholder will not meet all of the requirements for conversion.
Any request for conversion, once made, may be withdrawn at any time up to the date of the meeting. Furthermore, if a stockholder delivered his certificate for conversion and subsequently decided prior to the meeting not to elect conversion, he may simply request that the transfer agent return the certificate (physically or electronically). The requirement for physical or electronic delivery prior to the meeting ensures that a converting holder’s election to convert is irrevocable once the business combination is approved.
If a vote on our initial business combination is held and the business combination is not approved, we may continue to try to consummate a business combination with a different target until 24 months (30 months if the extended period is approved by our public stockholders) from the date of this prospectus. If the initial business combination is not approved or completed for any reason, then public stockholders voting against our initial business combination who exercised their conversion rights would not be entitled to convert their shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account. In such case, if we have required public stockholders to deliver their certificates prior to the meeting, we will promptly return such certificates to the public stockholder.
Investors in this offering who do not sell, or who receive less than an aggregate of approximately $0.14 of net sales proceeds for the warrants included in the units, and persons who purchase common stock in the aftermarket at a price in excess of $6.86 per share, may have a disincentive to exercise their conversion rights because the amount they would receive upon conversion could be less than their original or adjusted purchase price. Because converting stockholders will receive their proportionate share of the deferred underwriting discounts and commissions and deferred legal fees and the underwriters and attorneys will be paid the full amount of their deferred underwriting compensation and legal fees, respectively, at the time of the consummation of our initial business combination, we (and, therefore, the non-converting stockholders) will bear the financial effect of such payments to both the converting stockholders and the underwriters.
Dissolution and liquidation if no business combination
If we do not complete a business combination within 24 months after the consummation of this offering, or if the holders of 30% or more of the shares sold in this offering vote against a proposed extension, if any, beyond 24 months to 30 months after the date of this prospectus and elect to convert their shares into a pro rata share of the trust account or we do not receive stockholder approval for such extension (and we are not able to complete our initial business combination within such 24 month period), our amended and restated certificate of incorporation provides that our corporate purposes and powers will immediately thereupon be limited to acts and activities related to dissolving and winding up our affairs, including liquidation, and we will not be able to engage in any other business activities. Pursuant to Delaware law, this dissolution also requires the affirmative vote of stockholders owning a majority of our then outstanding common stock. In such event, we will promptly prepare a proxy statement and notice of a special meeting of stockholders to seek stockholder approval to comply with Section 281(b) of the Delaware General Corporation Law as set forth below. If we fail to obtain such approval, however, our amended and restated certificate of incorporation also provides that our corporate existence will automatically cease by operation of law 30 months after the date of this prospectus except for the purposes of winding up our affairs and liquidating. Accordingly, if we are unable to effectuate our dissolution for whatever reason, we will still automatically dissolve 30 months after the date of this prospectus. In such case, we will promptly distribute only to our public stockholders (including our existing stockholders to the extent they have purchased shares in this offering or in the aftermarket) the amount in our trust account plus any remaining net assets.
The per share distribution will not exceed $6.86 per share and we cannot assure you that the per-share distribution from the trust account, if we liquidate, will not be less than $6.86.

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Prior to liquidation, pursuant to Section 281 of the Delaware General Corporation Law, we will adopt a plan that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. Accordingly, we would be required to provide for any creditors known to us at that time as well as provide for any claims that we believe could potentially be brought against us within the subsequent 10 years prior to distributing the funds held in the trust to our public stockholders. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims of creditors to the extent of distributions received by them (but no more).

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We will seek to have all vendors and service providers (which would include any third parties we engaged to assist us in any way in connection with our search for a target business) and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account. However, we have not received any such waivers yet and there is no guarantee that target business, vendors and service providers will execute such agreements in the future. Nor is there any guarantee that, even if such entities execute such agreements with us, they will not seek recourse against the trust account or that a court would not conclude that such agreements are not legally enforceable. New Asia Partners Limited and Elliot Friedman have agreed that they will be liable to us if and to the extent any claims by a third party for services rendered or products sold, or by a prospective business target, reduce the amounts in the trust account available for distribution to our stockholders in the event of a liquidation, except (1) as to any claimed amounts owed to a third party who executed a legally enforceable waiver, or (2) as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Furthermore, there could be claims from parties other than vendors, third parties with which we entered into a contractual relationship or target businesses that would not be covered by the indemnity from them, such as stockholders and other claimants who are not parties in contract with us who file a claim for damages against us. If a claim was made that resulted in such individuals having liability and they also refuse or otherwise failed to satisfy their obligations, we would have a fiduciary obligation to bring an action against them to enforce our indemnification rights and would accordingly bring such an action against them. We have questioned each of New Asia Partners Limited and Mr. Friedman on their financial net worth and reviewed their financial information and believe that they will be able to satisfy any indemnification obligations that may arise. However, we cannot assure you that they will be able to satisfy those obligations, if they are required to do so.

We anticipate the distribution of the funds in the trust account to our public stockholders would occur within 10 business days from the date our corporate existence ceases, subject to our obligations under Delaware law to provide for claims of creditors. Our existing stockholders have waived their rights to participate in any liquidation distribution with respect to their initial shares. We will pay the costs of liquidation from our remaining assets outside of the trust account. If such funds are insufficient, each of NAP and Mr. Friedman has agreed to advance us the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $75,000 to $100,000) and has agreed not to seek repayment for such expenses.
Escrow of existing stockholders’ shares
On the date of this prospectus, all of our existing stockholders will place their initial shares into an escrow account maintained by Continental Stock Transfer & Trust Company, acting as escrow agent. Subject to certain limited exceptions (such as transfers (i) to an entity’s members or owners in proportion to their membership or ownership interest upon its liquidation, (ii) by gift to a member of an existing stockholder’s immediate family or a trust, the beneficiary of which is an existing stockholder or a member of the existing stockholder’s immediate family, (iii) by virtue of the laws of descent and distribution upon death, (iv) pursuant to a qualified domestic relations order or (v) by private sales made at or prior to the consummation of a business combination at prices no greater than the price at which the shares were originally purchased, in each case where the transferee agrees to the terms of the escrow agreement), these shares will not be transferable, whether held by our existing stockholders or by any subsequent permitted transferee, during the escrow period. These shares will not be released from escrow until one year after the consummation of our initial business combination, or earlier if the over-allotment option is not exercised in full or in part in order to have up to 65,625 shares of common stock cancelled as described above or if, subsequent to our initial business combination we consummate a subsequent liquidation, merger, stock exchange, asset or stock acquisition, plan of arrangement, recapitalization, reorganization or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property.
Determination of offering size
We agreed to value the offering at $12,250,000 based on the previous transactional experience of our principals. We also considered the size of the offering to be an amount we and the underwriters believed to be successfully received given market conditions, our proposed industry focus and the size of initial public offerings of other similarly structured blank check companies.

Risks

In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of our management team and board of directors, but also the special risks we face as a blank check company, as well as the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended, and, therefore, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” beginning on page 25 of this prospectus.

SUMMARY FINANCIAL DATA

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data are presented.

	May 31, 2008
	Actual	As Adjusted(1)
Balance Sheet Data:
Working capital (deficit).	$(162,813)	$124,000	(2)
Total assets	$188,546	$11,784,500
Total liabilities	$164,546	$—
Value of common stock which may be converted to cash	$—	$3,601,643
Stockholders’ equity	$24,000	$8,182,857

(1)	Includes the $1,187,500 we will receive from the sale of the insider warrants. Assumes the payment of the $245,000 deferred underwriting discount and commissions to the underwriters and the payment of the $100,000 of deferred legal fees.
(2)	Includes $100,000 of net proceeds from the offering which will not be held in trust.

The “as adjusted” total assets amounts include the amount held in the trust account of $11,660,500 (which is net of deferred underwriting discounts and commissions of $245,000 and deferred legal fees of $100,000). The trust account will be available to us only upon the consummation of a business combination within the time period described in this prospectus. If a business combination is not so consummated, the trust account totaling $12,005,500 of net proceeds from the offering, including $1,187,500 of proceeds from the private placement of the insider warrants will be distributed solely to our public stockholders (subject to our obligations under Delaware law to provide for claims of creditors). The total amount to be placed in trust also includes $245,000 (or approximately $0.14 per share) of deferred underwriting discounts and commissions payable to the underwriters and $100,000 of deferred legal fees (or approximately $0.06 per share) payable to issuer’s counsel in the offering only if we consummate a business combination.

We will not proceed with a business combination if public stockholders owning 30% or more of the shares sold in this offering vote against the business combination and exercise their conversion rights. Accordingly, we may effect a business combination if public stockholders owning up to but not including 30% of the shares sold in this offering exercise their conversion rights. If this occurred, we would be required to convert to cash up to but not including 30% of the 1,750,000 shares sold in this offering, or 524,999 shares of common stock, at an initial per-share conversion price of approximately $6.86, without taking into account interest earned on the trust account. The actual per-share conversion price will be equal to:

•	the amount in the trust account, including all accrued interest after distribution of interest income on the trust account balance to us as described above, as of the date of the special meeting of stockholders called for the purpose of approving the extended period, or two business days prior to the proposed consummation of the business combination.
•	divided by the number of shares of common stock sold in the offering.

Accordingly, interest will continue to accrue up to the date of the special meeting of stockholders called for the purpose of approving the extended period or two business days prior to the proposed consummation of the business combination.

Because converting stockholders will receive their proportionate share of the deferred underwriting discounts and commissions and the underwriters will be paid the full amount of their deferred underwriting compensation at the time of the consummation of our initial business combination, we (and, therefore, the non-converting stockholders) will bear the financial effect of such payments to both the converting stockholders and the underwriters.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully the material risks described below, which we believe represent all the material risks related to the offering, together with the other information contained in this prospectus, before making a decision to invest in our units. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of specific factors, including the risks described below.

Risks Associated With Our Business

We are a development stage company with no operating history and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objective. Moreover, our financial statements contain a statement indicating that our ability to continue as a going concern is dependent on us raising funds in this offering.

We are a recently incorporated development stage company with no operating results to date. Therefore, our ability to commence operations is dependent upon obtaining financing through the public offering of our securities. Since we do not have an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to acquire an operating business. We have not conducted any discussions and we have no plans, arrangements or understandings with any prospective acquisition candidates. We will not generate any revenues until, at the earliest, after the consummation of a business combination. The report of our independent registered public accountants on our financial statements includes an explanatory paragraph relating to a substantial doubt about the ability of our company to continue as a going concern. The financial statements do not include any adjustments that might result from our inability to consummate this offering or our ability to continue as a going concern.

Unlike many other blank check companies, we are permitted, pursuant to our amended and restated certificate of incorporation, to seek to extend the date before which we must complete an initial business combination to 30 months. As a result, your funds may be held in the trust account for at least 30 months.

Unlike many other blank check companies, if we have entered into a letter of intent or definitive agreement within 24 months following the consummation of this offering, we may seek to extend the date before which we must complete the proposed business combination, to avoid being required to liquidate, beyond the more typical 24 months to 30 months by calling a meeting of our stockholders for the purpose of soliciting their approval for such extension. We believe that an extension could be necessary due to the circumstances involved in the evaluation and closing of a business combination in China, including obtaining financial statements audited or reconciled with U.S. GAAP, or prepared in accordance with IFRS, of potential targets that have previously kept their accounts in accordance with PRC GAAP, the possible need for restructuring and reorganizing corporate entities and assets (particularly with respect to PRC state-owned enterprises) and the requirements of complex Chinese regulatory filings and approvals. Without the option of extending to 30 months after the date of this prospectus, if we enter into such agreement near the end of the initial 24 month period, we would have only a short period of time in which to accomplish the necessary accounting reconciliations, satisfy U.S. and PRC regulatory requirements, secure the approval of our stockholders and provide for customary closing conditions. If the proposal for the extension to 30 months is approved by our stockholders as described in this prospectus, we will have an additional 6 months beyond the more typical 24 month period with which to complete our initial business combination. As a result we may be able to hold your funds in the trust account for more than 30 months and thus delay the receipt by you of your funds from the trust account on redemption or liquidation.

We may proceed with our initial business combination even if public stockholders owning up to but not including 30% of the shares sold in this offering exercise their conversion rights.

We may proceed with our initial business combination as long as public stockholders owning less than 30% of the shares sold in this offering exercise their conversion rights, on a cumulative basis, which includes any shares previously converted by a stockholder in connection with a vote against the extended period, if any, and our initial business combination. Accordingly, up to but not including 30% of the public stockholders may exercise their conversion rights and we could still consummate a proposed business combination. We have set the conversion percentage at 30% in order to reduce the likelihood that a small group of investors holding a block of our stock will be able to stop us from completing a business combination that is otherwise approved by a large majority of our public stockholders. This 30% threshold makes it more difficult for public stockholders seeking to prevent a business combination from doing so. While several other offerings similar to ours which include conversion provisions of more than 20%, the 20% threshold had been customary and standard for offerings similar to ours.

Our business combination may require us to use substantially all of our cash to pay the purchase price. In such a case, because we will not know how many stockholders may exercise such conversion rights, we may need to arrange third party financing to help fund our business combination in case a larger percentage of stockholders exercise their conversion rights than we expect. Additionally, even if our business combination does not require us to use substantially all of our cash to pay the purchase price, if a significant number of stockholders exercise their conversion rights, we will have less cash available to use in furthering our business plans following a business combination and may need to arrange third party financing. We have not taken any steps to secure third party financing for either situation. We cannot assure you that we will be able to obtain such third party financing on terms favorable to us or at all.

Public stockholders, together with any affiliate of theirs or any other person with whom they are acting in concert or as a “group” with, will be restricted from seeking conversion rights with respect to more than 10% of the shares sold in this offering.

When we seek stockholder approval of the extended period and our initial business combination, we will offer each public stockholder (but not our existing stockholders) the right to have his shares of common stock converted to cash if the stockholder votes against the extended period and the extended period is approved or votes against the business combination and the business combination is approved and completed. Notwithstanding the foregoing, a public stockholder, together with any affiliate of his or any other person with whom he is acting in concert or as a “group” will be restricted from seeking conversion rights with respect to more than 10% of the shares sold in this offering on a cumulative basis, which includes any shares previously converted by any member of the group in connection with a vote against the extended period, if any, and our initial business combination. Accordingly, if you purchase more than 10% of the shares sold in this offering and the extended period or a proposed business combination is approved, you will not be able to seek conversion rights with respect to the full amount of your shares and may be forced to hold such additional shares or sell them in the open market. We cannot assure you that the value of such additional shares will appreciate over time following a business combination or that the market price of the common stock will exceed the per-share conversion price.

You will not be entitled to protections normally afforded to investors of blank check companies.

Since the net proceeds of this offering are intended to be used to complete a business combination with a target business that has not been identified, we may be deemed to be a “blank check” company under the United States securities laws. However, since we will have net tangible assets in excess of $5,000,000 upon the successful consummation of this offering and will file a Current Report on Form 8-K, including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors of blank check companies such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules such as completely restricting the transferability of our securities, requiring us to complete a business combination within 18 months of the effective date of the initial registration statement and restricting the use of interest earned on the funds held in the trust account. Because we are not subject to Rule 419, our units will be immediately tradable, we will be entitled to withdraw a certain amount of interest earned on the funds held in the trust account prior to the completion of a business combination and we have a longer period of time to complete such a business combination than we would if we were subject to such rule.

Because there are numerous companies with a business plan similar to ours seeking to effectuate a business combination, it may be more difficult for us to do so.

Since August 2003, based upon publicly available information, approximately 161 similarly structured blank check companies have completed initial public offerings in the United States. Of these companies, only

56 companies have consummated a business combination, while 29 other companies have announced they have entered into a definitive agreement for a business combination, but have not consummated such business combination, and 20 companies have failed to complete business combinations and have either dissolved or announced their intention to dissolve and return trust proceeds to their stockholders. Accordingly, there are approximately 56 blank check companies with more than $11.3 billion in trust (of which 14, with more than $853.8 million in trust, are focused on target businesses in Asia) that are seeking to carry out a business plan similar to our business plan. Furthermore, there are a number of additional offerings for blank check companies that are still in the registration process but have not completed initial public offerings and there are likely to be more blank check companies filing registration statements for initial public offerings after the date of this prospectus and prior to our completion of a business combination. While some of those companies must complete a business combination in specific industries, a number of them may consummate a business combination in any industry they choose. Therefore, we may be subject to competition from these and other companies seeking to consummate a business plan similar to ours. Because of this competition, we cannot assure you that we will be able to effectuate a business combination within the required time periods. In addition, our negotiating position and our ability to conduct adequate due diligence on any potential target may be reduced as we approach the deadline for the consummation of a business combination.

We will only have access to approximately $12 million in our trust account to consummate a business combination. Accordingly, if we locate a target business that is valued at substantially more than $23.3 million and the sellers of that target business wish to be paid in cash, we will be forced to obtain third party financing to complete such a transaction. There is no assurance that such financing will be available to us on terms acceptable to us or at all. Other blank check companies whose trust accounts are significantly larger than ours would not have the same problem in financing such a transaction. Accordingly, this inherent competitive limitation may give others an advantage in pursuing the acquisition of a target business.

Our negotiating position and ability to conduct adequate due diligence on any potential target business may be reduced as we approach the end of our 30-month period.

Because we have a finite period of 30 months in which to complete our initial business combination, our negotiating position and our ability to conduct adequate due diligence on any potential target business may be reduced as we approach the end of the period.

If the net proceeds of this offering not being held in trust are insufficient to allow us to operate for at least the next 30 months, we may be unable to complete a business combination.

During the 24-month period (30-month period if our public stockholders approve the extended period if requested by us) after we consummate this offering, we will be solely dependent on the $100,000 available to us outside of the trust account and earned interest on the funds held in the trust account (net of taxes), estimated to be $480,000 ($600,000 if our public stockholders approve the extended period), to provide us with the working capital we need to identify one or more target businesses and to complete our initial business combination. The amount of funds available to us outside of the trust, both intially and as earned income on the trust account, will be substantially less than the funds available to most similarly situated blank check companies seeking to complete their initial business combination. However, we still believe that such amount will be sufficient to allow us to operate for at least the next 30 months, assuming that a business combination is not consummated during that time. However, we cannot assure you that our estimates will be accurate and none of our officers, directors or existing stockholders are obligated to provide us with any additional financing. We could use a portion of the funds available to us to pay commitment fees for financing, fees to consultants to assist us with our search for a target business. We could also use a portion of the funds as a down payment or to fund a “no-shop” provision (a provision in letters of intent designed to keep target businesses from “shopping” around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into a letter of intent where we paid for the right to receive exclusivity from a target business and were subsequently required to forfeit such funds (whether as a result of our breach or otherwise), we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, a target business.

A decline in interest rates could limit the amount available to fund our search for a target business or businesses and complete a business combination since we will depend on interest earned on the trust account to fund our search, to pay our tax obligations and to complete our initial business combination.

Of the net proceeds of this offering, no more than $100,000 will be available to us initially outside the trust account to fund our working capital requirements. We will depend on sufficient interest being earned on the proceeds held in the trust account to provide us with additional working capital we will need to identify one or more target businesses and to complete our initial business combination, as well as to pay any tax obligations that we may owe. The funds held in trust will be invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940. While we are entitled to have released to us for such purposes certain interest earned on the funds in the trust account, a substantial decline in interest rates may result in our having insufficient funds available with which to structure, negotiate or close an initial business combination. In such event, we would need to borrow funds from our existing stockholders to operate or may be forced to liquidate. Our existing stockholders are under no obligation to advance funds in such circumstances.

If third parties bring claims against us, the proceeds held in trust could be reduced and the per-share liquidation price received by stockholders will be less than approximately $6.86 per share.

Our placing of funds in trust may not protect those funds from third party claims against us. Although we will seek to have all vendors and service providers we engage and prospective target businesses we negotiate with, execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements. Furthermore, there is no guarantee that, even if such entities execute such agreements with us, they will not seek recourse against the trust account. Nor is there any guarantee that a court would uphold the validity of such agreements. Accordingly, the proceeds held in trust could be subject to claims which could take priority over those of our public stockholders. If we liquidate before the completion of a business combination and distribute the proceeds held in trust to our public stockholders, NAP and Elliot P. Friedman, our Vice Chairman, have entered into written agreements which provide that they will be liable to us if and to the extent claims by third parties reduce the amounts in the trust account available for payment to our stockholders in the event of a liquidation and the claims are made by a vendor for services rendered, or products sold, to us or by a prospective business target. However, the agreements entered into by NAP and Mr. Friedman specifically provide for two exceptions to the indemnity given: there will be no liability (1) as to any claimed amounts owed to a third party who executed a legally enforceable waiver, or (2) as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Furthermore, the indemnification obligations of NAP and Mr. Friedman do not cover claims of our officers and directors for cost reimbursement since (i) all of our officers and directors have agreed to waive any claims against the trust and not to seek recourse against the trust for any reason and (ii) the indemnification obligations cover us for any losses, claims or expenses, to the extent such losses, claims and expenses reduce the amount in the trust available for distribution to our stockholders and not for any other losses. Additionally, there could be claims from parties other than vendors, third parties with which we entered into a contractual relationship or target businesses that would not be covered by the indemnity from NAP and Mr. Friedman, such as stockholders and other claimants who are not parties in contract with us who file a claim for damages against us.

Seeking trust fund waivers from prospective target businesses and vendors, and the contractual commitments we have received from NAP and Mr. Friedman discussed above, are the only actions we will take to protect the funds in the trust account from being depleted by claims against the trust. Because we will seek to have all vendors and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account, we believe the likelihood of NAP and Mr. Friedman having any such obligations is minimal. Notwithstanding the foregoing, we have questioned Mr. Friedman and the principals of NAP on matters of financial net worth and reviewed their financial information and believe that they will be able to satisfy any indemnification obligations that may arise. Based on these representations, we currently believe that NAP and Mr. Friedman are capable of funding a shortfall in our trust account to satisfy their foreseeable indemnification obligations. However, we have not asked them to reserve for such an eventuality. Furthermore, our belief is based on our expectation that their indemnification obligations will be less than $1,000,000. Accordingly, if that expectation turns out to be incorrect, we cannot assure you that they will be able to satisfy those obligations or that the proceeds in the trust account will not be reduced by such claims.

Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to our public stockholders at least $6.86 per share.

Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them. Any liability may extend well beyond the third anniversary of the date of distribution because we do not intend to comply with the procedures set forth in Section 280 of the Delaware General Corporation Law.

Our amended and restated certificate of incorporation provides that we will continue in existence only until 30 months from the date of this prospectus. If we have not completed a business combination by such date and amended this provision in connection thereto, pursuant to the Delaware General Corporation Law, our corporate existence will cease except for the purposes of winding up our affairs and liquidating. If we seek approval from our stockholders to approve the extended period, the proxy statement related to the extended period will also seek stockholder approval for our board of directors’ recommended plan of distribution and liquidation in the event our stockholders do not approve the extended period. Under Sections 280 through 282 of the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, it is our intention to make liquidating distributions to our stockholders as soon as reasonably possible after the expiration of the 24-month period (or 30-month period if the extended period has been approved) and, therefore, we do not intend to comply with those procedures. Because we will not be complying with those procedures, we are required, pursuant to Section 281 of the Delaware General Corporation Law, to adopt a plan that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. Accordingly, we would be required to provide for any creditors known to us at that time or those that we believe could be potentially brought against us within the subsequent 10 years prior to distributing the funds held in the trust to stockholders. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend well beyond the third anniversary of the date of distribution. Accordingly, we cannot assure you that third parties will not seek to recover from our stockholders amounts owed to them by us.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which are not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, because we intend to distribute the proceeds held in the trust account to our public stockholders promptly after the 24-month period (or 30-month period if the extended period has been approved), this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our board may be viewed as having breached their fiduciary duties to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

An effective registration statement may not be in place when an investor desires to exercise warrants, thus precluding such investor from being able to exercise his, her or its warrants and causing such warrants to be practically worthless.

No warrant will be exercisable and we will not be obligated to issue shares of common stock unless at the time such holder seeks to exercise such warrant, a registration statement relating to the common stock issuable upon exercise of the warrant is effective and current. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current prospectus relating to the common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so, and if we do not maintain a current prospectus related to the common stock issuable upon exercise of the warrants, holders will be unable to exercise their warrants and we will not be required to settle any such warrant exercise. Factors such as an unexpected inability to remain current in our SEC reporting obligations or other material developments concerning our business could present difficulties in maintaining a current prospectus. If the prospectus relating to the common stock issuable upon the exercise of the warrants is not current, the warrants may have no value, the market for such warrants may be limited and such warrants may expire worthless and you may have paid the full unit price solely for the shares of common stock included in the unit.

An investor will only be able to exercise a warrant if the issuance of common stock upon such exercise has been registered or qualified or is deemed exempt under the securities laws of the state of residence of the holder of the warrants.

No warrants will be exercisable and we will not be obligated to issue shares of common stock unless the common stock issuable upon such exercise has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Because the exemptions from qualification in certain states for resales of warrants and for issuances of common stock by the issuer upon exercise of a warrant may be different, a warrant may be held by a holder in a state where an exemption is not available for issuance of common stock upon an exercise and the holder will be precluded from exercise of the warrant. At the time that the warrants become exercisable (following our completion of a business combination), we expect to become listed on a national securities exchange, which would provide an exemption from registration in every state. Accordingly, we believe holders in every state will be able to exercise their warrants as long as our prospectus relating to the common stock issuable upon exercise of the warrants is current. However, we cannot assure you of this fact. As a result, the warrants may be deprived of any value, the market for the warrants may be limited and the holders of warrants may not be able to exercise their warrants if the common stock issuable upon such exercise is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside.

The warrants to be purchased by our existing stockholders and an affiliate of one of our existing stockholders are different than the warrants underlying the units being offered in this offering.

Simultaneously with the consummation of this offering, our existing stockholders and an affiliate of one of our existing stockholders will purchase from us, in a private placement transaction, 1,187,500 warrants at $1.00 per warrant (for a total purchase price of $1,187,500) pursuant to letter agreements among us and the purchasers of those warrants. These “insider warrants” will be identical to the warrants underlying the units being offered by this prospectus except that the insider warrants (i) will be exercisable on a cashless basis and (ii) will not be redeemable by us, in each case, so long as they are still held by the purchasers or their affiliates. Accordingly, they may be exercised without the payment of cash whereas public warrantholders do not have the option to exercise their warrants on a cashless basis and would be forced to pay the exercise price in cash, which could make the exercise prohibitive. Furthermore, the fact that they are not redeemable may be viewed negatively by prospective target businesses and make it more difficult for us to complete a business combination.

Since we have not yet selected a particular industry or target business with which to complete a business combination, we are unable to currently ascertain the merits or risks of the industry or business in which we may ultimately operate.

Subject to the limitations that a target business have a fair market value at least equal to 200% of the amount held in the trust account (not including the deferred underwriting discount and legal fees held in the trust account) as described below in more detail, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. We have not established any other specific attributes or criteria (financial or otherwise) for prospective target businesses. We may consummate a business combination with a company in any industry we choose and are not limited to any particular industry or type of business. Accordingly, there is no current basis for you to evaluate the possible merits or risks of the particular industry in which we may ultimately operate or the target business which we may ultimately acquire. To the extent we complete a business combination with a financially unstable company or an entity in its development stage, we may be affected by numerous risks inherent in the business operations of those entities. If we complete a business combination with an entity in an industry characterized by a high level of risk, we may be affected by the currently unascertainable risks of that industry. Although our management will endeavor to evaluate the risks inherent in a particular industry or target business, our management team may lack the expertise in the particular industry and therefore we cannot assure you that we will properly ascertain or assess all of the significant risk factors or that management will be able to successfully complete the business combination. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a target business.

We must issue shares of our capital stock or incur indebtedness to complete a business combination, which would reduce the equity interest of our stockholders and likely cause a change in control of our ownership.

Our amended and restated certificate of incorporation authorizes the issuance of up to 12,000,000 shares of common stock, par value $.0001 per share, and 1,000,000 shares of preferred stock, par value $.0001 per share. Immediately after this offering and the purchase of the insider warrants (assuming no exercise of the underwriters’ over-allotment option), there will be 6,809,375 authorized but unissued shares of our common stock available for issuance (after appropriate reservation for the issuance of the shares upon full exercise of our outstanding warrants) and all of the 1,000,000 shares of preferred stock available for issuance. Although we have no commitment as of the date of this offering, we may issue a substantial number of additional shares of our common or preferred stock, or a combination of common and preferred stock, to complete a business combination. Subject to the number of shares that we are authorized to issue by our amended and restated certificate of incorporation, which amount may be increased by the affirmative vote of a majority of the shares then outstanding, there is no restriction on the amount of securities we may issue. The issuance of additional shares of our common stock or any number of shares of our preferred stock:

•	may significantly reduce the equity interest of investors in this offering;
•	may subordinate the rights of holders of common stock if we issue preferred stock with rights senior to those afforded to our common stock;
•	may be issued at less than the book value per share, diluting the interest of investors in this offering;
•	may cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers or directors; and
•	may adversely affect prevailing market prices for our common stock.

Similarly, if we incur indebtedness, it could result in:

•	default and foreclosure on our assets if our operating revenues after a business combination are insufficient to repay our debt obligations;
•	acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•	covenants that limit our ability to acquire capital assets or make additional acquisitions;
•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand; and
•	our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding.

The loss of any member of our management team or directors prior to the consummation of a business combination could adversely affect our ability to successfully consummate a business combination.

Our operations prior to our initial business combination are dependent upon a relatively small group of members of our management, including Dennis Nguyen and Elliot P. Friedman, and our directors. We believe that our ability to successfully effect a business combination depends upon the continued service of our management and directors. We cannot assure you that these individuals will remain with us for the immediate or foreseeable future. We do not have key man life insurance on these individuals. In addition, such individuals are not required to commit any specified amount of time to our affairs and, accordingly, they will have conflicts of interest in allocating their time among various business activities, including identifying potential business combinations and monitoring the related due diligence. We do not have employment contracts with any of our current management. The loss of Dennis Nguyen, our Chairman, Chief Executive Officer and Chief Financial Officer, or any of the other individuals would have an adverse effect on our ability to successfully consummate a business combination.

Our success after a business combination will be dependent upon the efforts of our key personnel, some of whom may join us following a business combination.

The role of our key personnel in the target business, however, cannot presently be ascertained. Although some of our key personnel may remain with the target business in senior management or advisory positions following a business combination, it is likely that some or all of the management of the target business will remain in place. While we intend to closely scrutinize any individuals we engage after a business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a public company which could cause us to have to expend time and resources helping them become familiar with such requirements. This could be expensive and time-consuming.

Our key personnel may negotiate employment or consulting agreements with a target business in connection with a particular business combination. These agreements may provide for them to receive compensation following a business combination and as a result, may cause them to have conflicts of interest in determining whether a particular business combination is the most advantageous.

Our key personnel will be able to remain with the company after the consummation of a business combination only if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to the company after the consummation of the business combination. The personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business. However, we believe the ability of such individuals to remain with the company after the consummation of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination.

Our officers and directors will allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This conflict of interest could have a negative impact on our ability to consummate a business combination.

Our officers and directors are not required to commit any specified amount of time to our affairs, which could create a conflict of interest when allocating their time between our operations and their other commitments. We do not intend to have any full time employees prior to the consummation of a business combination. All of our executive officers are engaged in several other business endeavors, including a blank check company that has not yet completed its initial public offering, and are not obligated to devote any specific number of hours to our affairs. For a description of the primary business activities of our officers and directors, please see “Management  — Directors and Executive Officers.” If our officers’ or directors’ other business affairs require them to devote more substantial amounts of time to such affairs, it could limit their ability to devote time to our affairs and could have a negative impact on our ability to consummate a business combination. We have not established any procedures to ensure that our officers and directors observe their fiduciary duties. We cannot assure you that these conflicts will be resolved in our favor. As a result, a potential target business may be presented to another entity prior to its presentation to us and we may miss out on a potential transaction.

Members of our management team and our directors may become aware of business opportunities that may be appropriate for presentation to us as well as other entities with which they are or may become affiliated and, as a result, may have conflicts of interest that may adversely affect us.

Due to affiliations with other companies, members of our management team and directors have fiduciary obligations to present potential business opportunities to entities with which they are affiliated prior to presenting them to us which could cause conflicts of interest. NAP has made only minority, non-control investments in PRC based entities. However, it may seek to complete control investments, acquisitions and other forms of business combinations as well. In addition, NAP has formed New Asia Partners Capital Management Limited (NAPCM), a private equity fund management company which intends to make minority, non-control investments of up to $25 million and focus its investments in the expansion capital stage of each company’s development. NAPCM has not made any investments to date. Conflicts of interest may arise with respect to NAP and NAPCM because the business opportunity identified by our officers or directors may not have determined the type of transaction it is willing to consider, such as whether to accept a minority, non-control investment or control investment, be acquired by an operating business or go public. Therefore, a particular target business may be a business opportunity applicable to us and one or more of the companies affiliated with our officers and directors.

If we consummate a business combination with an entity in which NAP or NAPCM have a financial investment at the time of the business combination, it may be beneficial to NAP or NAPCM and their investment. Each of Messrs. Nguyen and Lee are principals of NAPCM and have pre-existing obligations to NAPCM. In order to minimize conflicts, each of NAP and NAPCM has agreed, until the earlier of our execution of a letter of intent or a definitive agreement relating to an initial business combination or our liquidation, to present to our company for consideration, prior to undertaking on its own behalf or presenting to any other person or entity, any business opportunity that has an enterprise value of $23.3 million or more and has its principal operations in the PRC. Conflicts of interest may arise in determining to which entity a particular business opportunity should be presented.

Each of our officers and directors has fiduciary obligations to New Asia Partners China I Corporation, a blank check company seeking to complete a business combination. To date, New Asia Partners China I Corporation has not yet completed its initial public offering and none of such individuals has entered into such a letter agreement with New Asia Partners China I Corporation.

Our officers and directors may also organize, promote or become involved with other blank check companies, either before or after we consummate a business combination. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. For a discussion of our management team’s and directors’ existing affiliations and potential conflicts of interest that you should be aware of, please see “Management — Directors and Executive Officers” and “Management — Conflicts of Interest.” We cannot assure you that any conflicts of interest will be resolved in our favor, and a potential target business may be presented to another entity prior to its presentation to us.

If we seek to consummate a business combination with a company that is affiliated with members of our management team, they may have conflicts of interest that may adversely affect us.

We may enter into a business combination with a target business that is affiliated with members of our management team, but only if we obtain an opinion from an independent investment banking firm that the business combination is fair to our unaffiliated stockholders from a financial point of view. If we consummate a business combination with an entity in which NAP or NAPCM have a financial investment at the time of the business combination, it may be beneficial to NAP or NAPCM and their investment, including as a result of an increase in value of the investment, the investment may be purchased by us at a price in excess of the affiliate’s purchase price, the investment may become liquid or they may have made a loan to the target business which may be repaid upon the closing. Accordingly, if we seek to consummate a business combination with a company that is affiliated with members of our management team, those individuals may have conflicts of interest in determining whether such business combination is appropriate, and the personal and financial interests of those individuals may influence their motivation in pursuing such business combination.

A business combination with a target business that is affiliated with members of our management could:

•	require us to spend additional time and efforts and hire additional outside consultants to assist us with our diligence;
•	result in such affiliated persons receiving additional benefits from the transaction that our stockholders will not receive, such as, if we were to assume target business agreements with such persons or their affiliates or if we assume or repay debt obligations of the target business owed to such persons or their affiliates or if we repay target business debt guaranteed by such persons or their affiliates; or
•	increase their ownership interest in our company through the receipt of equity interests received as consideration for the purchase of the target business.

Affiliates of our officers and directors beneficially own shares of our common stock issued prior to the offering, and our officers, directors and initial stockholders, which are affiliates of our officers and directors, will beneficially own warrants following this offering. These shares and warrants will not participate in liquidation distributions and, therefore, our officers and directors may have a conflict of interest in determining whether a particular target business is appropriate for a business combination.

Affiliates of our officers and directors beneficially own shares of our common stock that were issued prior to this offering. Additionally, our existing stockholders, which are affiliates of our officers and directors, are purchasing insider warrants upon consummation of this offering. Such purchasers have waived their right to receive distributions with respect to their initial shares upon our liquidation if we are unable to consummate a business combination. Accordingly, the shares acquired prior to this offering, as well as the insider warrants, and any warrants purchased by our existing stockholders in this offering or in the aftermarket will be worthless if we do not consummate a business combination. The personal and financial interests of our directors and officers may influence their motivation in timely identifying and selecting a target business and completing a business combination. Consequently, our directors’ and officers’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest.

There is no limit to the amount of out-of-pocket expenses for which we may have to reimburse our existing stockholders, including our officers and directors, which could influence our officers’ and directors’ decisions with respect to selecting a target business and completing a business combination.

We will reimburse our existing stockholders, including our officers and directors, for actual out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses, performing due diligence on suitable business combinations and travel expenses, meals and lodging incurred in visiting potential target businesses. If a business combination is consummated, there is no limit to the amount of these actual out-of-pocket expenses which may be very large and could exceed the amount we have allocated to working capital. There will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. Since such persons can receive reimbursement of expenses only from our funds available outside of the trust account, any additional expenses would either be reimbursed after a business combination or not at all. Accordingly, a significant amount of reimbursed expenses could influence their decisions with respect to selecting a target business and completing a business combination.

We may enter into agreements with consultants or financial advisers that provide for the payment of fees upon the consummation of a business combination, and, therefore, such consultants or financial advisers may have conflicts of interest.

If we agree to pay consultants or financial advisers fees that are tied to the consummation of a business combination, they may have conflicts of interests when providing services to us, and their interests in such fees may influence their advice with respect to a potential business combination.

We may only be able to complete one business combination with the proceeds of this offering, which will cause us to be solely dependent on a single business which may have a limited number of products or services.

Our initial business combination must be with a business with a fair market value equal to 200% of the amount held in the trust account (not including the deferred underwriting discount and legal fees held in the trust account) as of the date the definitive agreement relating to our initial business combination is executed, or initially approximately $23.3 million, although this may entail the simultaneous acquisitions of several operating businesses at the same time. By consummating a business combination with only a single entity, our lack of diversification may subject us to numerous economic, competitive and regulatory developments. Further, we would not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. Accordingly, the prospects for our success may be dependent upon the development or market acceptance of a single or limited number of products, processes or services.

This lack of diversification may subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination.

If we determine to simultaneously acquire several businesses owned by different sellers, it may delay or hinder our ability to complete a business combination.

If we determine to simultaneously acquire several businesses and such businesses are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other business combinations, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple business combinations, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers), the risk that a potential target business may not be willing to condition its transaction upon the completion of another transaction (if there are multiple sellers), the need for multiple sets of financial statements to be prepared and audited and the risk that the additional time required to negotiate the transactions and prepare and finalize the proxy statement may not permit sufficient time to obtain stockholder approval prior to our prescribed deadline. In addition, following the business combination, we will be subject to the additional risks associated with subsequently assimilating operations and services or products of the acquired companies into a single operating business and the potential adverse effects on our business until such assimilation is complete and the operating risks of each acquired business. There can be no guarantee that we will be able to successfully assimilate multiple targets into one operating business due to inadequate financial, personnel or other resources, failure to identify or capitalize on synergies or differing corporate cultures. If we are unable to adequately address these risks, it could negatively impact our profitability and results of operations.

The ability of our stockholders to exercise their conversion rights may not allow us to effectuate the most desirable business combination or optimize our capital structure.

When we seek stockholder approval of any business combination, we will offer each public stockholder (but not our existing stockholders) the right to have his, her or its shares of common stock converted to cash if the stockholder votes against the business combination and the business combination is approved and completed. Such holder must both vote against such business combination and then exercise his, her or its conversion rights to receive a pro rata portion of the trust account. Accordingly, if our business combination requires us to use substantially all of our cash to pay the purchase price, because we will not know how many stockholders may exercise such conversion rights, we may either need to reserve part of the trust account for possible payment upon such conversion, or we may need to arrange third party financing to help fund our business combination in case a larger percentage of stockholders exercise their conversion rights than we expect. Since we have no specific business combination under consideration, we have not taken any steps to secure third party financing. Therefore, we may not be able to consummate a business combination that requires us to use all of the funds held in the trust account as part of the purchase price, or we may end up having a leverage ratio that is not optimal for our business combination. This may limit our ability to effectuate the most attractive business combination available to us.

We intend to require stockholders who wish to convert their shares in connection with a proposed business combination to comply with specific requirements for conversion that may make it more difficult for them to exercise their conversion rights prior to the deadline for exercising their rights.

We intend to require public stockholders who wish to convert their shares in connection with a proposal to approve the extended period or a proposed business combination to either tender their certificates to our transfer agent at any time prior to the vote taken at the stockholder meeting relating to the proposal to approve the extended period or such business combination or to deliver their shares to the transfer agent electronically using the Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System. This requirement may make it more difficult for stockholders to elect to convert their shares and more likely that a stockholder will not meet all of the requirements for conversion. In order to obtain a physical stock certificate, a stockholder’s broker and/or clearing broker, DTC and our transfer agent will need to act to facilitate this request. It is our understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, because we do not have any control over this process or over the brokers or DTC, it may take significantly longer than two weeks to obtain a physical stock certificate. While we have been advised that it takes a short time to deliver shares through the DWAC System, we cannot assure you of this fact. Accordingly, if it takes longer than two weeks for stockholders to deliver their shares, stockholders who wish to convert may be unable to meet the deadline for exercising their conversion rights and thus may be unable to convert their shares.

We may not adequately assess the fair market value of a target business that we seek to acquire and we are not required to seek an independent valuation except in certain circumstances.

The target business that we acquire, or acquire control of, must have a fair market value of at least 200% of the amount held in the trust account (not including the deferred underwriting discount and legal fees held in the trust account) as of the date the definitive agreement relating to our initial business combination is executed, or initially approximately $23.3 million. We are not required to obtain an opinion from an unaffiliated third party that the target business we select has a fair market value of at least 200% of the amount held in the trust account (not including the deferred underwriting discount and legal fees held in the trust account) as of the date the definitive agreement relating to our initial business combination is executed. The fair market value of the target may be determined by our board of directors based upon one or more standards generally accepted by the financial community (examples of which may include actual and potential sales, earnings and cash flow and book value). Accordingly, our board could rely heavily upon assumptions about the future growth and financial prospects of a target business, rather than its historical results of operations. We cannot assure you that such assumptions will prove to be correct. Furthermore, we are not required to obtain an opinion from an unaffiliated third party indicating that the price we are paying is fair to our shareholders from a financial point of view unless the target is affiliated with our officers and directors, existing shareholders or their affiliates. If no opinion is obtained, our shareholders will be relying on the judgment of our board of directors, whose collective experience in business evaluations for blank check companies like ours is not significant. Because of our limited resources and structure, we may not be able to consummate an attractive business combination.

Even if the fair market value of the target business declines below the 200% threshold between the execution of the definitive agreement and the time at which the stockholders vote on the proposed business combination and, if approved, prior to the consummation of the business combination, we are still permitted to complete the business combination if it is approved by our public stockholders and public stockholders owning less than 30% of the shares sold in this offering exercise their conversion rights.

Because of our limited resources and structure, we may not be able to consummate an attractive business combination.

We expect to encounter intense competition from entities other than blank check companies having a business objective similar to ours, including venture capital funds, leveraged buyout funds and operating businesses competing for acquisitions. Many of these entities are well established and have extensive experience in identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe that there are numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Furthermore, the obligation we have to seek stockholder approval of a business combination may delay the consummation of a transaction. Additionally, our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses. Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination. Because only 85 of the 161 blank check companies that have gone public in the United States since August 2003 have either consummated a business combination or entered into a definitive agreement for a business combination, it may indicate that there are fewer attractive target businesses available to such entities like our company or that many privately held target businesses are not inclined to enter into these types of transactions with publicly held blank check companies like ours. If we are unable to consummate a business combination with a target business within the prescribed time periods, we will be forced to liquidate.

We may be unable to obtain additional financing, if required, to complete a business combination or to fund the operations and growth of the target business, which could compel us to restructure or abandon a particular business combination.

Although we believe that the net proceeds of this offering will be sufficient to allow us to consummate a business combination, because we have not yet identified any prospective target business, we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering prove to be insufficient, either because of the size of the business combination, the depletion of the available net proceeds in search of a target business, or the obligation to convert into cash a significant number of shares from dissenting stockholders, we will be required to seek additional financing. We cannot assure you that such financing will be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to either restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. In addition, if we consummate a business combination, we may require additional financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or stockholders is required to provide any financing to us in connection with or after a business combination.

Our existing stockholders control a substantial interest in us and may influence certain actions requiring a stockholder vote other than the approval of our initial business combination.

Upon consummation of this offering, our existing stockholders will collectively own 20% of our issued and outstanding shares of common stock (assuming they do not purchase any units in this offering). Accordingly, they could exert significant influence on any matter subject to a stockholder vote, other than the approval of the initial business combination. None of our officers and directors, existing stockholders or their affiliates has indicated any intention to purchase units in this offering or any units or shares of common stock from persons in the open market or in private transactions. However, if stockholders holding a significant number of shares vote, or indicate an intention to vote, against a proposed business combination, our officers and directors, existing stockholders or their affiliates could make such purchases in the open market or in private transactions in order to influence the vote. This voting arrangement shall not apply to shares included in units purchased in this offering or purchased following this offering in the open market by any of our existing stockholders.

Our board of directors is and will be divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. It is unlikely that there will be an annual meeting of stockholders to elect new directors prior to the consummation of a business combination, in which case all of the current directors will continue in office until at least the consummation of the business combination. If there is an annual meeting, as a consequence of our “staggered” board of directors, only a minority of the board of directors will be considered for election and our existing stockholders, because of their ownership position, will have considerable influence regarding the outcome. Accordingly, our existing stockholders will continue to exert control at least until the consummation of a business combination.

Our existing stockholders paid an aggregate of $25,000, or approximately $0.06 per share, for their shares (assuming no exercise of the underwriters’ over-allotment option and the resulting forfeiture of 65,625 shares held by our existing stockholders) and, accordingly, you will experience immediate and substantial dilution from the purchase of our common stock.

The difference between the public offering price per share and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to the investors in this offering. New investors in this offering will pay a purchase price per share which substantially exceeds our net assets, while our existing stockholders acquired their initial shares of common stock at a nominal price, significantly contributing to this dilution. After this offering, the existing stockholders will have contributed approximately 0.20% of the total consideration paid for our securities and received 20% of the total shares purchased. Upon consummation of this offering, you and the other new investors will incur an immediate and substantial dilution of approximately 27.3% or $1.91 per share (the difference between the pro forma net tangible book value per share of $5.09 after the offering and the initial offering price of $7.00 per unit).

Because our existing stockholders, including our officers and directors, have paid significantly less for their shares than the public stockholders, they may profit from a business combination even if the transaction is not profitable for the public stockholders.

Our existing stockholders paid an aggregate of $25,000 for their shares, or $0.06 per share (assuming no exercise of the underwriters’ over-allotment option and the resulting forfeiture of 65,625 shares held by our existing stockholders). Due to the disparity of their purchase price for the shares and the initial public offering price of the units, they are likely to receive a substantial increase in value of their shares following a business combination, even if the transaction is not profitable for our public stockholders. On the other hand, our existing stockholders will not receive any distribution from the trust account if a business combination is not approved and the trust proceeds are distributed to our public stockholders. As a result, the personal and financial interests of our directors and officers may influence their motivation in identifying, selecting a target business and recommending to our public stockholders for approval a business combination.

Our outstanding warrants may have an adverse effect on the market price of our common stock and make it more difficult to effect a business combination.

We will be issuing warrants to purchase 1,750,000 shares of common stock as part of the units offered by this prospectus and the insider warrants to purchase 1,187,500 shares of common stock. The warrants become exercisable upon the later of the completion of a business combination with a target business, and one year from the date of this prospectus, provided that a registration statement relating to the common stock issuable upon exercise of the warrants is effective and current. To the extent, we issue shares of common stock to effect a business combination, the potential for the issuance of a substantial number of additional shares upon exercise of these warrants could make us a less attractive acquisition vehicle in the eyes of a target business. Such securities, when exercised, will increase the number of issued and outstanding shares of our common stock and reduce the value of the shares issued to complete the business combination. Accordingly, our warrants may make it more difficult to effectuate a business combination or increase the cost of acquiring the target business. Additionally, the sale, or even the possibility of sale, of the shares underlying the warrants could have an adverse effect on the market price for our securities or on our ability to obtain future financing. If and to the extent these warrants are exercised, you may experience dilution to your holdings.

Our management’s ability to require holders of our warrants to exercise such warrants on a cashless basis will cause holders to receive fewer shares of common stock upon their exercise of the warrants than they would have received had they been able to exercise their warrants for cash.

If we call our warrants for redemption after the redemption criteria described elsewhere in this prospectus have been satisfied, our management will have the option to require any holder that wishes to exercise his warrant to do so on a “cashless basis.” If our management chooses to require holders to exercise their warrants on a cashless basis, the number of shares of common stock received by a holder upon exercise will be fewer than it would have been had such holder exercised his warrant for cash. This will have the effect of reducing the potential “upside” of the holder’s investment in our company.

If our existing stockholders or the purchasers of the insider warrants exercise their registration rights with respect to their initial shares or insider warrants and underlying securities, it may have an adverse effect on the market price of our common stock and the existence of these rights may make it more difficult to effect a business combination.

Our existing stockholders and an affiliate of one of our existing stockholders are entitled to make a demand that we register the resale of their initial shares at any time commencing three months prior to the date on which their shares are released from escrow. Additionally, the purchasers of the insider warrants are entitled to demand that we register the resale of its insider warrants and underlying shares of common stock at any time after we consummate a business combination. If such parties exercise their registration rights with respect to all of their securities, then there will be an additional 437,500 shares of common stock (or 503,125 shares of common stock if the over-allotment option is exercised in full) and 1,187,500 warrants (as well as 1,187,500 shares of common stock underlying the warrants) eligible for trading in the public market. The presence of these additional shares of common stock trading in the public market may have an adverse effect on the market price of our common stock. In addition, the existence of these rights may make it more difficult to effectuate a business combination or increase the cost of acquiring the target business, as the stockholders of the target business may be discouraged from entering into a business combination with us or may request a higher price for their securities because of the potential effect the exercise of such rights may have on the trading market for our common stock.

Investors in this offering may engage in resale transactions only in those states that we have registered this offering and a limited number of other jurisdictions where an applicable exemption from registration exists.

We have applied to register our securities, or have obtained or will seek to obtain an exemption from registration, in Arizona, Colorado, Delaware, the District of Columbia, Florida, Georgia, Hawaii, Illinois, Indiana, Louisiana, Maine, Maryland, Minnesota, Missouri, New Hampshire, New York, Rhode Island, South Carolina, South Dakota, Utah, Virginia, Wisconsin and Wyoming. If you are not an “institutional investor,” you must be a resident of these jurisdictions to purchase our securities in the offering. Institutional investors in every state except Idaho may purchase units in this offering pursuant to exemptions provided to such entities under the Blue Sky laws of various states. The definition of an “institutional investor” varies from state to state but generally includes financial institutions, broker-dealers, banks, insurance companies and other qualified entities. Under the National Securities Markets Improvement Act of 1996, the resale of the units and, once they become separately transferable, the common stock and warrants comprising the units are exempt from state registration requirements. However, each state retains jurisdiction to investigate and bring enforcement actions with respect to fraud or deceit, or unlawful conduct by a broker or dealer, in connection with the sale of securities. Although we are not aware of a state having used these powers to prohibit or restrict resales of securities issued by blank check companies generally, certain state securities commissioners view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the resale of securities of blank check companies in their state.

Our directors may not be considered “independent” under the policies of the North American Securities Administrators Association, Inc.

No salary or other compensation will be paid to our directors for services rendered by them on our behalf prior to or in connection with a business combination. Accordingly, we believe our non-executive directors would be considered “independent” as that term is commonly used by the Nasdaq Stock Market, Inc. and the

American Stock Exchange LLC. Such exchanges define “independent” as a person, other than an officer or employee of the company or any parent or subsidiary, having no relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Equity ownership of non-executive directors is not relevant to the definition of independent. However, under the policies of the North American Securities Administrators Association, Inc., an international organization devoted to investor protection, because certain of our directors indirectly own shares of our securities, and all of our directors may receive reimbursement for out-of-pocket expenses incurred by them in connection with activities on our behalf (such as identifying potential target businesses and performing due diligence on suitable business combinations), state securities administrators could argue that all of such individuals are not “independent.” If this were the case, they would take the position that we would not have the benefit of any independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement. Additionally, there is no limit on the amount of out-of-pocket expenses that could be incurred and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which would include persons who may seek reimbursement, or a count of competent jurisdiction if such reimbursement is challenged. Although we believe that all actions taken by our directors on our behalf will be in our best interests, whether or not they are deemed to be “independent,” we cannot assure you that this will actually be the case. If actions are taken, or expenses are incurred that are actually not in our best interests, it could have a material adverse effect on our business and operations, and a material adverse effect on the prices of our securities held by public stockholders.

Because our existing stockholders’ initial equity investment for their initial shares was only $25,000, our offering may be disallowed by state administrators that follow the North American Securities Administrators Association, Inc. Statement of Policy on development stage companies.

Pursuant to the Statement of Policy Regarding Promoter’s Equity Interest promulgated by The North American Securities Administrators Association, Inc., any state administrator may disallow an offering of a development stage company if the initial equity investment by a company’s promoters does not equal a certain percentage of the aggregate public offering price. Our promoters’ initial investment of $25,000 for their initial shares is less than the required $416,250 minimum amount pursuant to this policy. Accordingly, a state administrator would have the discretion to disallow our offering if it wanted to. We cannot assure you that our offering would not be disallowed pursuant to this policy. If the offering were disallowed, it would further restrict your ability to engage in resale transactions with respect to our securities. Additionally, if we are unable to complete a business combination, our promoters’ loss will be limited to their initial investment. Conversely, if we are able to complete a business combination, the shares of common stock acquired prior to this offering will be worth significantly more than $25,000.

Because of our current financial condition, our offering may be disallowed by state administrators following the North American Securities Administrators Association, Inc. Statement of Policy Regarding Unsound Financial Condition.

Pursuant to the Statement of Policy Regarding Unsound Financial condition promulgated by the North American Securities Administrators Association, Inc., any state administrator may disallow an offering if the financial statements of the company contain a footnote or the independent auditor’s report contains an explanatory paragraph regarding the company’s ability to continue as a going concern and the company has no present revenue and our business plan is dependent upon completion of this offering. The report of Marcum & Kliegman LLP, our independent registered public accounting firm, contains a going concern explanatory paragraph and we have no revenues from our operations and an accumulated deficit. Accordingly, a state administrator would have the discretion to disallow our offering if it wanted to. We cannot assure you that our offering would not be disallowed pursuant to this polity. If the offering were disallowed, it would further restrict your ability to engage in resale transactions with respect to our securities.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete a business combination.

A company that, among other things, is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting, owning, trading or holding certain types of securities would be deemed an investment company under the Investment Company Act of 1940. Since we will invest the proceeds held in the trust account, it is possible that we could be deemed an investment company. Notwithstanding the foregoing, we do not believe that our anticipated principal activities will subject us to the Investment Company Act of 1940. To this end, the proceeds held in trust may be invested by the trustee only in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940. By restricting the investment of the proceeds to these instruments, we intend to meet the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act of 1940.

If we are nevertheless deemed to be an investment company under the Investment Company Act of 1940, we may be subject to certain restrictions that may make it more difficult for us to complete a business combination, including:

•	restrictions on the nature of our investments; and
•	restrictions on the issuance of securities.

In addition, we may have imposed upon us certain burdensome requirements, including:

•	registration as an investment company;
•	adoption of a specific form of corporate structure; and
•	reporting, record keeping, voting, proxy, compliance policies and procedures and disclosure requirements and other rules and regulations.

Compliance with these additional regulatory burdens would require additional expense for which we have not allotted funds.

The determination for the offering price of our units and insider warrants is more arbitrary compared with the pricing of securities for an operating company in a particular industry.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants, as well as the price of the insider warrants, were negotiated between us and the representative. Factors considered in determining the prices and terms of the units, including the common stock and warrants underlying the units, and the insider warrants include:

•	the history and prospects of companies whose principal business is the acquisition of other companies;
•	prior offerings of those companies;
•	our prospects for acquiring an operating business at attractive values;
•	our capital structure;
•	an assessment of our management and their experience in identifying operating companies;
•	general conditions of the securities markets at the time of the offering; and
•	other factors as were deemed relevant.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since we have no historical operations or financial results to compare them to.

Because certain of our directors and officers are nationals or residents of jurisdictions other than the United States and all or a substantial portion of their assets are located outside the United States, you may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. federal courts may be limited.

Certain of our directors and officers are nationals or residents of jurisdictions other than the United States and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon our directors or executive officers, or enforce judgments obtained in the United States courts against our directors or officers. Moreover, we have been advised that the PRC does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with the United States. Further, it is unclear if extraction treaties now in effect between the United States and the PRC would permit effective enforcement of criminal penalties of the United States federal securities laws.

As a result of the foregoing, public stockholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling stockholders than they would with a company whose officers and directors reside in the United States.

If we effect a business combination with a company located outside of the United States (other than the PRC as described below), we would be subject to a variety of additional risks that may negatively impact our operations.

Although we initially intend to focus our search on target businesses that have their principal operations located in the PRC, we are not limited to these jurisdictions and may consummate a business combination with a target business in the United States or in any other country. If we acquire a company outside of the PRC, we would be subject to any special consideration or risks associated with companies operating in the target business’ home jurisdiction, including any of the following:

•	rules and regulations or currency conversion or corporate withholding taxes on dividend payments to individuals;
•	tariffs and trade barriers;
•	regulations related to customs and import/export matters;
•	longer payment cycles;
•	tax issues, such as tax law changes and variations in tax laws as compared to the United States;
•	currency and exchange rate fluctuations;
•	challenges in collecting accounts receivables;
•	cultural and language differences; and
•	employments regulations.

If we were unable to adequately address these additional risks, our operations might suffer.

Risks Related to Operations in China

Business combinations with companies with operations in China entail special considerations and risks, if we are successful in completing a business combination with a target business with operations in China, we will be subject to, and possibly adversely affected by the following risks:

After a business combination, substantially all of our assets will likely be located in China and substantially all of our revenue will be derived from our operations in China. Accordingly, our results of operations and prospects will be subject, to a significant extent, to the economic, political and legal policies, developments and conditions in China.

The PRC’s economic, political and social conditions, as well as government policies, could affect our business. The PRC economy differs from the economies of most developed countries in many respects. China’s GDP has grown consistently since 1978 (National Bureau of Statistics of China). However, we cannot assure you that such growth will be sustained in the future. If in the future China’s economy experiences a downturn or grows at a slower rate than expected, there may be less demand for spending in certain industries. A decrease in demand for spending in certain industries could materially and adversely affect our ability to find an attractive target business with which to consummate a business combination and, if we effect a business combination, the ability of that target business to become profitable.

The PRC’s economic growth has been uneven, both geographically and among various sectors of the economy. The PRC government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures benefit the overall PRC economy, but may have a negative effect on us, depending on the industry in which we engage in a business combination. For example, our financial condition and results of operations may be adversely affected by PRC government control over capital investments or changes in tax regulations that are applicable to a potential target business and a business combination.

The PRC economy has been transitioning from a planned economy to a more market-oriented economy. Although in recent years the PRC government has implemented measures emphasizing the use of market forces for economic reform, the reduction of state ownership of productive assets and the establishment of sound corporate governance in business enterprises, a substantial portion of productive assets in China is still owned by the PRC government. In addition, the PRC government continues to play a significant role in regulating industry development by imposing industrial policies. It also exercises significant control over PRC economic growth through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies. We cannot assure you that China’s economic, political or legal systems will not develop in a way that becomes detrimental to our business, results of operations and prospects.

A recent positive economic change has been the PRC’s entry into the World Trade Organization, or WTO, the sole global international organization dealing with the rules of trade between nations. It is believed that the PRC’s entry will ultimately result in a reduction on tariffs for industrial products, a reduction in trade restrictions and an increase in trading with the United States. If actions are not taken to rectify these problems, trade relations may be strained and this may have a negative impact on China’s economy.

If relations between the United States and the PRC deteriorate, potential target businesses or their goods or services could become less attractive.

The relationship between the United States and the PRC is subject to sudden fluctuation and periodic tension. For instance, the United States recently announced its intention to impose new short-term quotas on Chinese clothing imports, which may be extended for several years. Such import quotas may adversely affect political relations between the two countries and result in retaliatory countermeasures by the PRC in industries that may affect our ultimate target business. Relations may also be compromised if the U.S. becomes a more vocal advocate of Taiwan or proceeds to sell certain military weapons and technology to Taiwan. Changes in political conditions in the PRC and changes in the state of Sino-U.S. relations are difficult to predict and could adversely affect our operations or cause potential target businesses or their goods and services to become less attractive.

If we acquire control of a target business through contractual arrangements with one or more operating businesses in China, such contracts may not be as effective in providing operational control as direct ownership of such businesses and may be difficult to enforce.

We will only acquire a business or businesses that, upon the completion of our initial business combination, will be our majority-owned subsidiaries and will be neither investment companies nor companies excluded from the definition of investment company by Sections 3(c)(1) or 3(c)(7) of the Investment Company Act of 1940. However, the government of the PRC has restricted or limited foreign ownership of certain kinds of assets and companies operating in certain industries. The industry groups that are restricted are wide ranging, including certain aspects of telecommunications, advertising, food production, and heavy equipment manufacturers, for example. In addition there can be restrictions on the foreign ownership of businesses that are determined from time to time to be in “important industries” that may affect the national economic security in the PRC, or having “famous brand names” or “well established brand names.” Subject to the review requirements of the Ministry of Commerce in the PRC and other relevant agencies in the PRC for acquisitions of assets and companies in the PRC and subject to the various percentage ownership limitations that exist from time to time, acquisitions involving foreign investors and parties in the various restricted categories of assets and industries may nonetheless sometimes be consummated using contractual arrangements with permitted Chinese parties. To the extent that such agreements are employed, they may be for control of specific assets such as intellectual property or control of blocks of the equity ownership interests of a company which may not be subject to the merger and acquisition regulations mentioned above since these types of arrangements typically do not involve a change of equity ownership in a PRC operating company, injure a third party or affect the social public interest. The agreements would be designed to provide our company with the economic benefits of and control over the subject assets or equity interests similar to the rights of full ownership, while leaving the technical ownership in the hands of Chinese parties who would be our nominees and, therefore, may exempt the transaction from the merger and acquisition regulations, including the application process required thereunder. However, since there has been limited implementation guidance provided with respect to the merger and acquisition regulations, there can be no assurance that the relevant government agency would not apply them to a business combination effected through contractual arrangements. If such an agency determines that such an application should have been made consequences may include levying fines, revoking business and other licenses, requiring restructure of ownership or operations and requiring discontinuation of any portion of all of the acquired business. The agreements likely also would provide for increased ownership or full ownership and control by us when and if permitted under PRC laws and regulations. If we choose to effect a business combination that employs the use of these types of control arrangements, we may have difficulty in enforcing our rights. Therefore these contractual arrangements may not be as effective in providing us with the same economic benefits, accounting consolidation or control over a target business as would direct ownership. For example, if the target business or any other entity fails to perform its obligations under these contractual arrangements, we may have to incur substantial costs and expend substantial resources to enforce such arrangements, and rely on legal remedies under Chinese law, including seeking specific performance or injunctive relief, and claiming damages, which we cannot assure will be sufficient to off-set the cost of enforcement and may adversely affect the benefits we expect to receive from the business combination.

Moreover, we expect that the contractual arrangements upon which we would be relying would be governed by Chinese law and would be the only basis of providing resolution of disputes which may arise through either arbitration or litigation in China. Accordingly, these contracts would be interpreted in accordance with Chinese law and any disputes would be resolved in accordance with Chinese legal procedures. Uncertainties in the Chinese legal systems could limit our ability to enforce these contractual arrangements. In the event we are unable to enforce these contractual arrangements, we may not be able to exert the effective level of control or receive the full economic benefits of full direct ownership over the target business.

Contractual arrangements we enter into with potential future subsidiaries and affiliated entities or acquisitions of offshore entities that conduct PRC operations through affiliates in China may be subject to a high level of scrutiny by the PRC tax authorities.

Under PRC law, arrangements and transactions among related parties may be subject to audit or challenge by the PRC tax authorities. If any of the transactions we enter into with potential future subsidiaries and affiliated entities are found not to be on an arm’s-length basis, or to result in an unreasonable reduction in tax under PRC law, the PRC tax authorities have the authority to disallow any tax savings, adjust the profits and losses of such possible future PRC entities and assess late payment interest and penalties. A finding by the PRC tax authorities that we are ineligible for any such tax savings, or that any of our possible future affiliated entities are not eligible for tax exemptions, would substantially increase our possible future taxes and thus reduce our net income and the value of your investment. In addition, in the event that in connection with an acquisition of an offshore entity that conducted its PRC operations through affiliates in China, the sellers of such entities failed to pay any taxes required under PRC law, the PRC tax authorities could require us to withhold and pay the tax, together with late payment interest and penalties. The occurrence of any of the foregoing could have a negative impact on our operating results and financial condition.

If the PRC government finds that the agreements in which we acquire control through contractual arrangements by establishing the structure for operating our China businesses do not comply with PRC governmental restrictions on foreign investment, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to significant penalties or be forced to relinquish our interests in those operations.

PRC laws and regulations currently prohibit or restrict foreign ownership in certain “important industries,” including telecommunications, advertising, food production and heavy equipment. There are uncertainties under PRC laws and regulations whether obtaining a majority interest through contractual arrangements will comply with regulations prohibiting or restricting foreign ownership in certain industries. For example, the PRC may apply restrictions in other industries in the future. In addition, there can be restrictions on the foreign ownership of businesses that are determined from time to time to be in “important industries” that may affect the national economic security or those in the PRC having “famous Chinese brand names” or “well established Chinese brand names.”

If we or any of our potential future subsidiaries or affiliated entities are found to be in violation of any existing or future PRC laws or regulations (for example, if we are deemed to be holding equity interests in certain of our affiliated entities in which direct foreign ownership is prohibited) the relevant PRC regulatory authorities might have the discretion to:

•	revoke the business and operating licenses of our possible future PRC subsidiaries or affiliates;
•	confiscate relevant income and impose fines and other penalties;
•	discontinue or restrict our possible future PRC subsidiaries’ or affiliates’ operations;
•	require us or our possible future PRC subsidiaries or affiliates to restructure the relevant ownership structure or operations;
•	restrict or prohibit our use of the proceeds of this offering to finance our businesses and operations in China;
•	restrict or prohibit the entry of reverse investment or capital inflow via Offshore Special Purpose Companies and/or its remittance of profit distributions; or
•	impose conditions or requirements with which we or our possible future PRC subsidiaries or affiliates may not be able to comply.

The imposition of any of these penalties could result in a material and adverse effect on our ability to conduct our business.

In addition, the relevant PRC regulatory authorities may impose further penalties. Any of these consequences could have a material and adverse effect on our operations.

In many cases, existing regulations with regard to investments from foreign investors and domestic private capital lack detailed explanations and operational procedures, and are subject to interpretation, which may change over time. We thus cannot be certain how the regulations will be applied to our business, either currently or in the future. Moreover, new regulations may be adopted or the interpretation of existing regulations may change, any of which could result in similar penalties, resulting in a material and adverse effect on our ability to conduct our business.

As a result of merger and acquisition regulations implemented on September 8, 2006 relating to acquisitions of assets and equity interests of Chinese companies by foreign persons, it is expected that acquisitions will take longer and be subject to economic scrutiny by the PRC government authorities such that we may not be able to complete a transaction.

On September 8, 2006, the Ministry of Commerce together with several other government agencies, promulgated a comprehensive set of regulations governing the approval process by which a Chinese company may participate in an acquisition of its assets or its equity interests and by which a Chinese company may obtain public trading of its securities on a securities exchange outside the PRC. Although there was a complex series of regulations in place prior to September 8, 2006 for approval of Chinese enterprises that were administered by a combination of provincial and centralized agencies, the new regulations have largely centralized and expanded the approval process to the Ministry of Commerce (MOFCOM), the State Administration of Industry and Commerce (SAIC), the State Administration of Foreign Exchange (SAFE) or its branch offices, the State Asset Supervision and Administration Commission (SASAC), and the China Securities Regulatory Commission (CSRC). Depending on the structure of the transaction as determined once a definitive agreement is executed, these regulations will require the Chinese parties to make a series of applications and supplemental applications to the aforementioned agencies, some of which must be made within strict time limits and depending on approvals from one or the other of the aforementioned agencies. The application process has been supplemented to require the presentation of economic data concerning a transaction, including appraisals of the business to be acquired and evaluations of the acquirer which will permit the government to assess the economics of a transaction in addition to the compliance with legal requirements. If obtained, approvals will have expiration dates by which a transaction must be completed. Also, completed transactions must be reported to MOFCOM and some of the other agencies within a short period after closing or be subject to an unwinding of the transaction. It is expected that compliance with the regulations will be more time consuming than in the past, will be more costly for the Chinese parties and will permit the government much more extensive evaluation and control over the terms of the transaction. Therefore, a business combination we propose may not be able to be completed because the terms of the transaction may not satisfy aspects of the approval process and may not be completed, even if approved, if they are not consummated within the time permitted by the approvals granted. Because the September 8, 2006 PRC merger and acquisition regulations permit the government agencies to have scrutiny over the economics of an acquisition transaction and require consideration in a transaction to be paid within stated time limits, we may not be able to negotiate a transaction that is acceptable to our shareholders or sufficiently protect their interests in a transaction.

The regulations have introduced aspects of economic and substantive analysis of the target business and the acquirer and the terms of the transaction by MOFCOM and the other governing agencies through submissions of an appraisal report, an evaluation report and the acquisition agreement, all of which form part of the application for approval, depending on the structure of the transaction as determined once a definitive agreement is executed. The regulations also prohibit transaction at an acquisition price obviously lower than the appraised value of the Chinese business or assets. The regulations require that in certain transaction structures, the consideration must be paid within strict time periods generally not in excess of a year. Because the Chinese authorities have expressed concern with offshore transactions that convert domestic companies into foreign investment enterprises (FIEs) in order to take advantage of certain benefits, including reduced taxation, in China, regulations require new foreign sourced capital of not less than 25% of the domestic company’s post-acquisition capital in order to obtain FIE treatment. Accordingly, if a sufficient amount of foreign capital is not infused into the domestic company, it will not be eligible to obtain FIE treatment. In asset transactions there must be no harm to third parties or the public interest in the allocation of assets and liabilities being assumed or acquired. These aspects of the regulations will limit our ability to negotiate various terms of the acquisition, including aspects of the initial consideration, contingent consideration holdback provisions, indemnification provisions and provisions relating to the assumption and allocation of assets and liabilities. Therefore, we may not be able to negotiate a transaction with terms that will satisfy our investors and protect our shareholders interests in an acquisition of a Chinese business or assets.

The PRC merger and acquisition regulations of September 8, 2006, have introduced industry protection and antitrust aspects to the acquisition of Chinese companies and assets which may limit our ability to effect an acquisition.

Under the PRC merger and acquisition regulations, acquisitions of Chinese domestic companies relating to “important industries” that may affect the national economic security or result in the transfer of “actual control” of companies having “famous Chinese brand names” or “well established Chinese brand names” must be reported and approved by the Ministry of Commerce. The merger and acquisition regulations also provide for antitrust review requirements for certain large transactions or transactions involving large companies and roll-up transactions with the same effect in the relevant Chinese market. In addition, certain mergers and acquisitions among foreign companies occurring outside of the PRC could also be subject to antitrust review in China which is similar to United States anti-trust law concepts. The regulations use various economic tests to determine if the transaction has to be reported to MOFCOM which include (i) if any of the parties to the transaction has a turnover in the Chinese market of more than RMB 1,500,000,000, (ii) if in a transaction outside of the PRC, any party thereto has assets in the PRC of more than RMB 3,000,000,000, (iii) if any of the parties to the transaction, before its consummation, has control of not less than 20% of the Chinese market, (iv) if any of the parties as a result of the transaction will control 25% of the Chinese market, (v) the foreign investor has acquired 10 or more enterprises in related industries in the PRC during the last year, or (vi) if a transaction outside of the PRC results in the foreign entities acquiring 15 or more FIEs in related industries within the PRC. Exemptions may be sought from the MOFCOM and SAIC on the basis that: (i) the transaction will improve market competition, (ii) the transaction will restructure unprofitable entities and ensures employment, (iii) the transaction will introduce high technologies and increase international competitiveness, and (iv) the transaction will improve the environment. Notwithstanding the September 8, 2006 regulations, there is a draft anti-monopoly law being considered which may replace or supplement the above provisions. Any transaction that we contemplate will have to comply with these regulations and may require additional approval or abandonment if we are not able to satisfy the requirements of the governmental authorities. When we evaluate a potential transaction, we will consider the need to comply with these regulations which may result in our modifying or not pursuing a particular transaction.

Ambiguities in the regulations of September 8, 2006 may make it difficult for us to properly comply with all applicable rules and may affect our ability to consummate a business combination.

Although the merger and acquisition regulations provide specific requirements and procedures, there are many ambiguities which give the regulators great latitude in the approval process which will cause uncertainty in our ability to complete a transaction on a timely basis.

The merger and acquisition regulations set forth many requirements that have to be followed, but there are still many ambiguities in the meaning of many provisions. Although further regulations are anticipated in the future, until there has been clarification either by pronouncements, regulation or practice, there is some uncertainty in the scope of the regulations. Moreover, the ambiguities give the regulators wide latitude in the enforcement of the regulations and approval of transactions. Therefore, we cannot predict the extent to which the regulations will apply to a transaction, and therefore, there may be uncertainty in whether or not a transaction will be completed until the approval process is under way or until the preliminary approvals are obtained. This may negatively impact our ability to consummate a business combination.

If the PRC imposes restrictions to reduce inflation, future economic growth in the PRC could be severely curtailed which could materially and adversely impact our profitability following a business combination.

While the economy of the PRC has experienced rapid growth, this growth has been uneven among various sectors of the economy and in different geographical areas of the country. Rapid economic growth can lead to growth in the supply of money and rising inflation. In order to control inflation in the past, the PRC has imposed controls on bank credits, limits on loans for fixed assets and restrictions on state bank lending. Imposition of similar restrictions may lead to a slowing of economic growth and decrease the interest in the services or products we may ultimately offer leading to a material and adverse impact on our profitability.

Any devaluation of currencies used in the PRC could negatively impact our target business’ results of operations and any appreciation thereof could cause the cost of a target business as measured in United States dollars to increase.

Because our objective is to complete a business combination with a target business having its primary operating facilities located in the PRC, and because substantially all revenues and income following a business combination would be received in a foreign currency such as Renminbi, the main currency used in the PRC, the dollar equivalent of our net assets and distributions, if any, would be adversely affected by reductions in the value of the Renminbi. The value of the Renminbi fluctuates and is affected by, among other things, changes in the PRC’s political and economic conditions. The conversion of Renminbi into foreign currencies such as the United States dollar has been generally based on rates set by the People’s Bank of China, which are set daily based on the previous day’s interbank foreign exchange market rates and current exchange rates on the world financial markets. Historically, China “pegged” its currency to the United States dollar. This meant that each unit of Chinese currency had a set ratio for which it could be exchanged for United States currency, as opposed to having a floating value like other countries’ currencies. Many countries argued that this system of keeping the Chinese currency low when compared to other countries gave Chinese companies an unfair price advantage over foreign companies. Due to mounting pressure from other countries, the PRC recently reformed its economic policies to establish a floating value for its currency. However, China recently adopted a floating rate with respect to the Renminbi, with a 0.3% fluctuation. As of August 11, 2008, the exchange rate of the Renminbi was 6.8620:1 against the United States dollar, amounting to a 17.1% appreciation of the Renminbi. This floating exchange rate, and any appreciation of the Renminbi that may result from such rate, could cause the cost of a target business as measured in dollars to increase. Further, target companies may be adversely affected since the competitive advantages that existed as a result of the former policies will cease. We cannot assure you that a target business with which we consummate a business combination will be able to compete effectively with the new policies in place.

Fluctuations in the value of the Renminbi relative to foreign currencies could affect our operating results.

Following a business combination, our payroll and other costs of non-United States operations will be payable in foreign currencies, primarily Renminbi. To the extent future revenue is denominated in non-United States currencies, we would be subject to increased risks relating to foreign currency exchange rate fluctuations that could have a material adverse affect on our business, financial condition and operating results. The value of Renminbi against the United States dollar and other currencies may fluctuate and is affected by, among other things, changes in China’s political and economic conditions. As our operations will be primarily in China, any significant revaluation of the Renminbi may materially and adversely affect our cash flows, revenues and financial condition. For example, to the extent that we need to convert United States dollars into Chinese Renminbi for our operations, appreciation of this currency against the United States dollar could have a material adverse effect on our business, financial condition and results of operations. Conversely, if we decide to convert our Renminbi into United States dollars for other business purposes and the United States dollar appreciates against this currency, the United States dollar equivalent of the Renminbi we convert would be reduced. The Chinese government recently announced that it is pegging the exchange rate of the Renminbi against a number of currencies, rather than just the United States dollar. Fluctuations in the Renminbi exchange rate could adversely affect our ability to find an attractive target business with which to consummate a business combination and to operate our business after a business combination.

Because the September 8, 2006 PRC merger and acquisition regulations permit the government agencies to have scrutiny over the economics of an acquisition transaction and require consideration in a transaction to be paid within stated time limits, we may not be able to negotiate a transaction that is acceptable to our shareholders or sufficiently protect their interests in a transaction.

The regulations have introduced aspects of economic and substantive analysis of the target business and the acquirer and the terms of the transaction by MOFCOM and the other governing agencies through submissions of an appraisal report, an evaluation report and the acquisition agreement, all of which form part of the application for approval, depending on the structure of the transaction as determined once a definitive agreement is executed. The regulations also prohibit a transaction at an acquisition price obviously lower than the appraised value of the Chinese business or assets. The regulations require that in certain transaction structures, the consideration must be paid within strict time periods, generally not in excess of a year. Because the Chinese authorities expressed concern with offshore transactions which converted domestic companies into foreign investment enterprises (FIEs) in order to take advantage of certain benefits, including reduced taxation, in China, regulations require new foreign sourced capital of not less than 25% of the domestic company’s post–acquisition capital in order to obtain FIE treatment. Accordingly, if a sufficient amount of foreign capital is not infused into the domestic company, it will not be eligible to obtain FIE treatment. In asset transactions there must be no harm of third parties and the public interest in the allocation of assets and liabilities being assumed or acquired. These aspects of the regulations will limit our ability to negotiate various terms of the acquisition, including aspects of the initial consideration, contingent consideration, holdback provisions, indemnification provisions and provisions relating to the assumption and allocation of assets and liabilities. Therefore, we may not be able to negotiate a transaction with terms that will satisfy our investors and protect our shareholders’ interests in an acquisition of a Chinese business or assets.

Exchange controls that exist in the PRC may limit our ability to utilize our cash flow effectively following a business combination.

Following a business combination, we will be subject to the PRC’s rules and regulations on currency conversion. In the PRC, the State Administration for Foreign Exchange (SAFE) regulates the conversion of the Renminbi into foreign currencies. Currently, foreign investment enterprises (FIEs) are required to apply to the SAFE for “Foreign Exchange Registration Certificates for FIEs.” Following a business combination, we will likely be an FIE as a result of our ownership structure. With such registration certificates, which need to be renewed annually, FIEs are allowed to open foreign currency accounts including a “basic account” and “capital account.” Currency conversion within the scope of the “basic account,” such as remittance of foreign currencies for payment of dividends, can be effected without requiring the approval of the SAFE. However, conversion of currency in the “capital account,” including capital items such as direct investment, loans and securities, still require approval of the SAFE. We cannot assure you that the PRC regulatory authorities will not impose further restrictions on the convertibility of the Renminbi. Any future restrictions on currency exchanges may limit our ability to use our cash flow for the distribution of dividends to our shareholders or to fund operations we may have outside of the PRC.

If the PRC enacts regulations in our target business’ proposed industry segments which forbid or restrict foreign investment, our ability to consummate a business combination could be severely impaired.

Many of the rules and regulations that companies face in China are not explicitly communicated. If new laws or regulations forbid foreign investment in industries in which we want to complete a business combination, they could severely limit the candidate pool of potential target businesses. Additionally, if the relevant Chinese authorities find us or the target business with which we ultimately complete a business combination to be in violation of any existing or future Chinese laws or regulations, they would have broad discretion in dealing with such a violation, including, without limitation:

•	levying fines;
•	revoking our business and other licenses;
•	requiring that we restructure our ownership or operations; and
•	requiring that we discontinue any portion or all of our business.

Recent regulations relating to offshore investment activities by PRC residents may increase the administrative burden we face and create regulatory uncertainties that may limit or adversely effect our ability to acquire PRC companies.

Notice on Issues Relating to Administration of Foreign Exchange in Fund-raising and Reverse Investment Activities of Domestic Residents Conducted via Offshore Special Purpose Companies, or Notice 75, was issued on October 21, 2005 by the SAFE (that replaced two previously issued regulations on January 24, 2005 and April 8, 2005, respectively) that will require approvals from, and registrations with, PRC government authorities in connection with direct or indirect offshore investment activities by PRC residents and PRC corporate entities. The SAFE regulations retroactively require approval and registration of direct or indirect investments previously made by PRC residents in offshore companies. In the event that a PRC shareholder with a direct or indirect stake in an offshore parent company fails to obtain the required SAFE approval and make the required registration, the PRC subsidiaries of such offshore parent company may be prohibited from making distributions of profit to the offshore parent and from paying the offshore parent proceeds from any reduction in capital, share transfer or liquidation in respect of the PRC subsidiaries. Further, failure to comply with the various SAFE approval and registration requirements described above, as currently drafted, could result in liability under PRC law for foreign exchange evasion.

Although SAFE issued an implementation Notice No. 106, or Notice 106, on May 29, 2007 to its local branches or agencies (but not openly disclosed to the public), the uncertainty as to when and how the new procedure and requirements will take effect or be enforced, and uncertainty concerning the reconciliation of the new regulations with other approval requirements, it remains unclear how these existing regulations, and any future legislation concerning offshore or cross-border transactions, will be interpreted, amended and implemented by the relevant government authorities. We are committed to complying with the relevant rules.

As a result of the foregoing, we cannot assure you that we or the owners of the target business we intend to acquire, as the case may be, will be able to complete the necessary approval, filings and registrations for a proposed business combination. This may restrict our ability to implement our business combination strategy and adversely affect our operations.

Because Chinese law will govern almost all of any target business’ material agreements, we may not be able to enforce our rights within the PRC or elsewhere, which could result in a significant loss of business, business opportunities or capital.

Chinese law will govern almost all of our target business’ material agreements, many of which may be with Chinese governmental agencies. We cannot assure you that the target business will be able to enforce any of its material agreements or that remedies will be available outside of the PRC. The system of laws and the enforcement of existing laws and contracts in the PRC may not be as certain in implementation and interpretation as in the United States. The Chinese judiciary is relatively inexperienced in enforcing corporate and commercial law, leading to a higher than usual degree of uncertainty as to the outcome of any litigation. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital.

If our management following a business combination is unfamiliar with United States securities laws, they may have to expend time and resources becoming familiar with such laws which could lead to various regulatory issues.

Following a business combination, our management will likely resign from their positions as officers of the company and the management of the target business at the time of the business combination will remain in place. We cannot assure you that management of the target business will be familiar with United States securities laws. If new management is unfamiliar with our laws, they may have to expend time and resources becoming familiar with such laws. This could be expensive and time-consuming and could lead to various regulatory issues which may adversely affect our operations.

Because any target business with which we attempt to complete a business combination may be required to provide our shareholders with financial statements prepared in accordance with and reconciled to United States generally accepted accounting principles, prospective target businesses may be limited.

In accordance with requirements of United States Federal securities laws, in order to seek shareholder approval of a business combination, a proposed target business may be required to have certain financial statements which are prepared in accordance with, or which can be reconciled to, U.S. generally accepted accounting principles and audited in accordance with U.S. generally accepted auditing standards. To the extent that a proposed target business does not have financial statements which have been prepared with, or which can be reconciled to, U.S. generally accepted accounting principles and audited in accordance with U.S. generally accepted auditing standards, we may not be able to complete a business combination with that proposed target business. These financial statement requirements may limit the pool of potential target businesses with which we may complete a business combination. Furthermore, to the extent that we seek to acquire a target business that does not have financial statements prepared in accordance with United States generally accepted accounting principles, it could make it more difficult for our management to analyze such target business and determine whether it has a fair market value of at least $24 million. It could also delay our preparation of our proxy statement that we will send to shareholders relating to the proposed business combination with such a target business, thereby making it more difficult for us to consummate such a business combination.

If certain exemptions within the PRC regarding withholding taxes are removed, we may be required to deduct Chinese corporate withholding taxes from dividends we may pay to our shareholders following a business combination.

According to the PRC’s applicable income tax laws, regulations, notices and decisions related to foreign investment enterprises and their investors (the “Applicable Foreign Enterprises Tax Law”), income such as dividends and profits distribution from the PRC derived from a foreign enterprise which has no establishment in the PRC is subject to a 20% withholding tax, unless the relevant income is specifically exempted from tax under the Applicable Foreign Enterprises Tax Law. Currently, profits derived by a shareholder, such as through dividends, from a foreign-invested enterprise (an “FIE”) are exempted. However, if the foregoing exemption is removed in the future following a business combination, we may be required to deduct certain amounts from dividends we may pay to our shareholders to pay corporate withholding taxes.

After we consummate a business combination, our operating company in China will be subject to restrictions on dividend payments.

After we consummate a business combination, we will rely on dividends and other distributions from our operating company to provide us with cash flow and to meet our other obligations. Current regulations in China would permit our operating company in China to pay dividends to us only out of its accumulated distributable profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, our operating company in China will be required to set aside at least 10% (up to an aggregate amount equal to half of its registered capital) of its accumulated profits each year. Such reserve account may not be distributed as cash dividends. In addition, if our operating company in China incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other payments to us.

If any dividend is declared in the future and paid in a foreign currency, you may be taxed on a larger amount in U.S. dollars than the U.S. dollar amount that you will actually ultimately receive.

If you are a U.S. holder, you will be taxed on the U.S. dollar value of your dividends at the time you receive them, even if you actually receive a smaller amount of U.S. dollars when the payment is in fact converted into U.S. dollars. Specifically, if a dividend is declared and paid in a foreign currency, the amount of the dividend distribution that you must include in your income as a U.S. holder will be the U.S. dollar value of the payments made in the foreign currency, determined at the conversion rate of the foreign currency to the U.S. dollar on the date the dividend distribution is includible in your income, regardless of whether the payment is in fact converted into U.S. dollars. Thus, if the value of the foreign currency decreases before you actually convert the currency into U.S. dollars, you will be taxed on a larger amount in U.S. dollars than the U.S. dollar amount that you will actually ultimately receive.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus that are not purely historical are forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could, “estimate,” “expect,” “intend,” “may,” “might,” “plan, “possible,” “potential,” “predict,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about our:

•	ability to complete a combination with one or more target businesses;
•	success in retaining or recruiting, or changes required in, our officers, key employees or directors following a business combination;
•	management team allocating their time to other businesses and potentially having conflicts of interest with our business or in approving a business combination, as a result of which they would then receive expense reimbursements;
•	potential inability to obtain additional financing to complete a business combination;
•	limited pool of prospective target businesses;
•	potential change in control if we acquire one or more target businesses for stock;
•	public securities’ limited liquidity and trading;
•	failure to have our securities quoted on the OTC Bulletin Board or an inability to have our securities quoted on the OTC Bulletin Board following a business combination;
•	use of proceeds not in trust or available to us from interest income on the trust account balance; or
•	our financial performance following this offering.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws and/or if and when management knows or has a reasonable basis on which to conclude that previously disclosed projections are no longer reasonably attainable.

USE OF PROCEEDS

We estimate that the net proceeds of this offering, in addition to the funds we will receive from the sale of the insider warrants, will be as set forth in the following table:

	Without Over-allotment Option	Over-allotment Option Exercised
Gross proceeds
From offering	$12,250,000	$14,087,500
From private placement	1,187,500	1,187,500
Total gross proceeds	$13,437,500	$15,275,000
Offering expenses(1)
Underwriting discount (6% of gross proceeds from this offering, excluding 2% of gross proceeds from this offering is payable upon the consummation of a business combination)(2)	$735,000	$845,250
Deferred underwriting discount (2% of gross proceeds from this offering)	245,000	281,750
Corporate financing fee (1% of gross proceeds from this offering)	122,500	122,500
Legal fees and expenses, including blue sky services (including $100,000 to be held in trust and which is payable upon the consummation of a business combination)	325,000	325,000
Printing and engraving expenses	65,000	65,000
Accounting fees and expenses	85,000	85,000
SEC registration fee	949	949
FINRA filing fee	2,415	2,415
Miscellaneous expenses.	96,136	96,136
Total offering expenses	$1,677,000	$1,824,000
Net proceeds before payment of deferred underwriting and legal fees
Held in trust	$11,660,500	$13,351,000
Not held in trust(3)	100,000	100,000
Total net proceeds	$11,760,500	$13,451,000
Adjustments:(3)
Deferred underwriting discount to be held in trust	$245,000	$281,750
Deferred legal fees to be held in trust	100,000	100,000
Interest income on trust to remain in trust	0	73,000
Total held in trust	$12,005,500	$13,805,750

	Without Over-allotment Option		Over-allotment Option Exercised
	$	%	$	%
Use of net proceeds not held in trust and amounts available from interest income earned on the trust account(3)(4)
Legal, accounting and other third party expenses attendant to the search for target businesses and to the due diligence investigation, structuring and negotiation of a business combination	$300,000	51.8%	250,000	49.3%
Due diligence of prospective target businesses by officers, directors and existing stockholders	100,000	17.2%	77,000	15.2%
Legal and accounting fees relating to SEC reporting obligations	100,000	17.2%	100,000	19.7%
Working capital to cover miscellaneous expenses, D&O insurance, general corporate purposes, liquidation obligations and reserves	80,000	13.8%	80,000	15.8%
Total	$580,000	100.0%	$507,000	100.0%

(1)	As of the date of this prospectus, approximately $186,813 of the offering expenses, including the SEC registration fee, the Financial Industry Regulatory Authority (FINRA) filing fee, and a portion of the legal and audit fees, have been or will be paid from the funds we received from New Asia Partners Limited as described below. These funds will be repaid out of the proceeds of this offering available to us.
(2)	No discounts or commissions will be paid with respect to the purchase of the insider warrants. For purposes of presentation, the underwriting discounts and commissions are reflected as the amount payable to the underwriters upon consummation of the offering. An additional $245,000, or $281,750 if the over-allotment option is exercised in full, all of which will be deposited in trust following the consummation of the offering, is payable to the underwriters only if and when we consummate a business combination.
(3)	The amount of proceeds not held in trust will remain constant at $100,000 even if the over-allotment option is exercised. In addition, interest income earned on the amounts held in the trust account will be available to us for our working capital requirements, provided, however, that we will not be allowed to withdraw interest income earned on the trust account for our working capital requirements (including payment of taxes, if any) unless the amount held in the trust account is at least equal to $6.86 per share issued in this offering ($12,005,500, or $13,805,750 if the over-allotment is exercised in full). For purposes of presentation, we have estimated that we will earn 2% on the amounts held in the trust account and that $480,000, or $407,000 (after $73,000 of interest income remains in the trust account to replace fees and expenses if the over-allotment option is exercised in full) would be available to us. This amount is included in the total amount of net proceeds available to us immediately following the offering. We estimate that the interest income available to us would increase to $600,000 (or $527,000, after $73,000 of interest income remains in the trust account to replace fees and expenses if the over-allotment is exercised in full). If the extended period is approved, the interest income on the trust account during the extended period released to us would be allocated to legal and accounting fees relating to SEC reporting obligations ($25,000) and working capital ($95,000).
(4)	These are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth herein. For example, we may incur greater legal and accounting expenses than our current estimates in connection with negotiating and structuring a business combination based upon the level of complexity of that business combination. We do not anticipate any change in our intended use of proceeds, other than fluctuations among the current categories of allocated expenses, which fluctuations, to the extent, they exceed current estimates for any specific category of expenses, would be deducted from our excess working capital.

In addition to the offering of units by this prospectus, New Asia Partners Limited, New Asia Partners Capital Management Limited and Capital TEN Partners, LLC, our existing stockholders have committed to purchase 415,625, 415,625 and 356,250 insider warrants, respectively, for $1.00 per insider warrant (for an aggregate purchase price of $1,187,500) from us. These purchases will take place on a private placement basis simultaneously with the consummation of this offering. We will not pay any discounts or commissions with respect to the purchase of the insider warrants. All of the proceeds we receive from these purchases will be placed in the trust fund described below.

$10,818,000, or $12,618,250 (including the first $73,000 of interest earned on the trust account) if the over-allotment option is exercised in full, of net proceeds of this offering, plus the $1,187,500 we will receive from the sale of the insider warrants, will be placed in a trust account at HSBC, maintained by Continental Stock Transfer & Trust Company, New York, New York, as trustee. In addition, interest income earned on the trust account (less $73,000 to replace fees and expenses if the over-allotment option is exercised in full) would remain in the trust account until the amount in the trust account is equal to $6.86 per share issued in this offering. This amount includes a portion of the underwriting discounts and commissions payable to the underwriters in this offering. The underwriters have agreed that such amount will not be paid unless and until we consummate a business combination and have waived their right to receive such payment upon our liquidation if we are unable to complete a business combination. The funds held in trust will be invested only in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180-days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, so that we are not deemed to be an investment company under the Investment Company Act. Except with respect to interest income that may be released to us, to fund expenses related to investigating and selecting a target business and our other working capital requirements and (ii) any additional amounts we may need to pay our income or other tax obligations, the proceeds will not be released from the trust account until the earlier of the completion of a business combination or our liquidation. We estimate that the interest income available to us would increase to $600,000 (or $527,000, after the $73,000 of interest income remains in the trust account if the over-allotment is exercised in full). The proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which we complete a business combination. Any amounts not paid as consideration to the sellers of the target business may be used to finance operations of the target business.

No compensation of any kind (including finder’s, consulting or other similar fees), whether paid in cash, our securities or otherwise, will be paid by us or a target business to any of our existing officers, directors, stockholders, or any of their affiliates, prior to, or for any services they render in order to effectuate, the consummation of the business combination (regardless of the type of transaction that it is). However, such individuals will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as searching for and identifying potential target businesses, performing business due diligence on suitable target businesses and business combinations as well as traveling to and from the offices, plants or similar locations of prospective target businesses to examine their operations or meet with their representatives or owners. Prior to the completion of an initial business combination, reimbursement for such expenses will be paid by us out of the funds not held in, or otherwise available to us, from the trust account and currently allocated to “Legal, accounting and other third-party expenses attendant to the search for target businesses and to the due diligence investigation, structuring and negotiation of a business combination,” “Due diligence of prospective target businesses by our officers, directors and existing stockholders” and “Working capital” to cover miscellaneous expenses, D&O insurance, general corporate purposes, liquidation obligations and reserves.” Since such persons can receive reimbursement of expenses only from such available funds, and amounts available from interest income earned on the trust account and any additional expenses would either be reimbursed after a business combination or not at all. If a business combination is consummated, there is no limit to the amount of these actual out-of-pocket expenses which may be very large and could exceed the amount we have allocated to working capital. Since the role of present management after a business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to those persons after a business combination.

Regardless of whether the over-allotment option is exercised in full, the net proceeds from this offering available to us outside of trust for our search for a business combination is estimated to be no more than $100,000. In addition, interest earned on the funds held in the trust account may be released to us to fund our working capital requirements, provided, however, that we will not be allowed to withdraw interest income earned on the trust account for our working capital requirements unless the amount held in the trust account is at least equal to $6.86 per share sold in this offering ($12,005,500, or $13,805,750 including the first $73,000 of interest earned on the trust account if the over-allotment is exercised in full). We will also be entitled to have interest earned on the funds held in the trust account released to us to pay any tax obligations that we may owe. We intend to use the excess working capital (approximately $80,000) for miscellaneous expenses, director and officer liability insurance premiums and general corporate purposes, with the balance of $500,000 ($427,000 if the over-allotment option is exercised in full) to be used for due diligence, legal, accounting and other expenses of structuring and negotiating business combinations, as well as for reimbursement of any out-of-pocket expenses incurred by our existing stockholders in connection with activities on our behalf as described below. If the extended period is approved, the interest income on the trust account during the extended period released to us would be allocated to legal and accounting fees relating to SEC reporting obligations ($25,000) and working capital ($95,000). We believe these funds will be sufficient to cover the foregoing expenses and reimbursement costs. We could use a portion of the funds not being placed in trust to pay commitment fees for financing, fees to consultants to assist us with our search for a target business or as a down payment or to fund a “no-shop” provision (a provision in letters of intent designed to keep target businesses from “shopping” around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into a letter of intent, where we paid the right to receive exclusivity from a target business, the amount that would be used as a down payment or to fund a “no-shop” provision would be determined based on the terms of the specific business combination and the amount of our available funds at the time. Our forfeiture of such funds (whether as a result of our breach or otherwise) could result in our not having sufficient funds to continue searching for, or conducting due diligence with respect to, potential target businesses.

The allocation of the net proceeds available to us outside of the trust account, along with the available interest earned on the funds held in the trust account, represents our best estimate of the intended uses of these funds. In the event that our assumptions prove to be inaccurate, we may reallocate some of such proceeds within the above-described categories.

We will likely use substantially all of the net proceeds of this offering, including the funds held in the trust account, to acquire a target business and to pay our expenses relating thereto. Additionally, while we are not obligated to engage any of the underwriters to assist us with locating a target business following this offering, we are not restricted from doing so. If we did, we may pay a fee to them for their services for assisting us in locating a target business. To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust account which are not used to consummate a business combination will be disbursed to the combined company and will, along with any other net proceeds not expended, be used as working capital to finance the operations of the target business. Such working capital funds could be used in a variety of ways including continuing or expanding the target business’ operations, for strategic acquisitions and for marketing, research and development of existing or new products. Such funds could also be used to repay any operating expenses or finders’ fees which we had incurred prior to the completion of our business combination if the funds available to us outside of the trust account were insufficient to cover such expenses.

To the extent we are unable to consummate a business combination, we will pay the costs of liquidation from our remaining assets outside of the trust account. If such funds are insufficient, each of NAP and Elliot P. Friedman, our Vice Chairman, has agreed to advance us the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $75,000 to $100,000) and has agreed not to seek repayment of such expenses.

As of the date of this prospectus, Capital TEN Partners, LLC has advanced to us an aggregate of $126,571 under non-interest bearing lines of credit, which was used to pay a portion of the expenses of this offering referenced in the line items above for a portion of the legal and audit fees and expenses. The loans will be payable without interest on the earlier of October 29, 2008 or the consummation of this offering. The loans will be repaid out of the proceeds of this offering available to us for payment of offering expenses.

We believe that, upon consummation of this offering, we will have sufficient available funds (which includes amounts that may be released to us from the trust account) to operate for the next 24 months (or 30 months if the extended period is approved), assuming that a business combination is not consummated during that time.

A public stockholder will be entitled to receive funds from the trust account (including interest earned on his, her or its portion of the trust account) only (i) in the event of our liquidation or (ii) if that public stockholder converts such shares into cash in connection with (a) stockholder approval of the proposal for the extended period that the stockholder voted against or (b) a business combination which the public stockholder voted against and which we consummate. In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust account.

Upon the consummation of our initial business combination, the underwriters will be entitled to receive the portion of the proceeds held in the trust account attributable to the underwriters’ discounts and commissions held in the trust account.

DILUTION

The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units we are offering by this prospectus and the insider warrants, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Such calculation does not reflect any dilution associated with the sale and exercise of warrants, including the insider warrants. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock which may be converted into cash), by the number of outstanding shares of our common stock.

At May 31, 2008, our net tangible book value was a deficiency of $162,813, or approximately $(0.37) per share of common stock, based on 437,500 shares outstanding and excluding (i) 65,625 shares subject to forfeiture by the existing stockholders if the over-allotment option is not exercised by Maxim Group LLC and (ii) 54,688 shares of common stock subject to forfeiture by our existing stockholders if the maximum conversion is effected in connection with our initial business combination. After giving effect to the sale of 1,750,000 shares of common stock included in the units we are offering by this prospectus, and the deduction of underwriting discounts and estimated expenses of this offering, and the sale of the insider warrants, our pro forma net tangible book value at May 31, 2008 would have been $8,182,857 or $5.09 per share, representing an immediate increase in net tangible book value of $5.46 per share to the existing stockholders and an immediate dilution of $1.91 per share or 27.3% to new investors not exercising their conversion rights. For purposes of presentation, our pro forma net tangible book value after this offering is approximately $3,601,643 less than it otherwise would have been because if we effect a business combination, the conversion rights of the public stockholders (but not our existing stockholders) may result in the conversion into cash of up to but not including 30% of the aggregate number of the shares sold in this offering at a per-share conversion price equal to the amount in the trust account (a portion of which is made up of $245,000 in deferred underwriting discounts and commissions and $100,000 of deferred legal fees) as of two business days prior to the proposed consummation of the initial business combination, and, in the case of the extended period, as of the date of the meeting called for the purpose of approving such extension, inclusive of any interest, divided by the number of shares sold in this offering.

The following table illustrates the dilution to the new investors on a per-share basis, assuming no value is attributed to the warrants included in the units and the insider warrants:

Public offering price		$7.00
Net tangible book value before this offering	$(0.37)
Increase attributable to new investors and private sales	5.46
Pro forma net tangible book value after this offering		5.09
Dilution to new investors		$1.91

If the over-allotment is exercised in full, our net tangible book value at May 31, 2008 would have been $9,333,282 or $5.05 per share, representing an immediate increase in net tangible book value of $5.37 per share to the existing stockholders and an immediate dilution of $1.95 per share or 27.9% to new investors not exercising their conversion rights.

The following table sets forth information with respect to our existing stockholders and the new investors:

	Shares Purchased			Total Consideration		Average Per Share
	Number		Percentage	Amount	Percentage
Existing stockholders	437,500	(1)	20.0%	$25,000	0.20%	$0.06
New investors	1,750,000		80.0%	$12,250,000	99.80%	$7.00
	2,187,500		100.0%	$12,275,000	100.0%

(1)	Assumes the over-allotment option has not been exercised and an aggregate of 65,625 shares of common stock have been forfeited by our existing stockholders. Does not give effect to (a) the 1,187,500 shares of common stock issuable upon exercise of the insider warrants to be issued to our existing stockholders simultaneously with the consummation of this offering and (b) an aggregate of 54,688 (62,890 if the over-allotment option is exercised in full) shares of common stock that are subject to forfeiture by the existing stockholders if the maximum conversion is effected in connection with the company’s initial business combination.

The pro forma net tangible book value after the offering is calculated as follows:

Numerator:
Net tangible book value (deficiency) before this offering.	$(162,813	)(1)
Net proceeds from this offering and sale of insider warrants in a private placement	12,105,500	(2)
Offering costs paid in advance and excluded from net tangible book value before this offering	186,813
Less: Deferred underwriters and legal fees payable on consummation of a business combination	(345,000)
Less: Proceeds held in trust subject to conversion to cash ($12,005,500 x up to but not including 30%)(3)	(3,601,643)
	$8,182,857
Denominator:
Shares of common stock outstanding prior to this offering	437,500	(4)
Shares of common stock included in the units offered.	1,750,000
Less: Shares subject to conversion (1,750,000 x up to but not including 30%)	(524,999)
Less: Shares subject to forfeiture by the existing stockholders in the event of the maximum conversion	(54,688	)(5)
	1,607,813

(1)	Calculated by subtracting total liabilities of $164,546 at May 31, 2008 from cash (constituting our only tangible assets) of $1,733 at May 31, 2008.
(2)	Consists of $12,005,500 of net proceeds held in trust and $100,000 of net proceeds not held in trust. See “Use of Proceeds.”
(3)	Includes a pro rata portion of the deferred underwriting discount and commission (approximately $0.14 per share) which will be distributed to public stockholders electing to convert their shares on completion of our initial business combination.
(4)	Assumes the over-allotment option has not been exercised and an aggregate of 65,625 shares of common stock have been forfeited by our existing stockholders. Does not include 1,187,500 shares of common stock issuable upon exercise of the insider warrants sold in a private placement to our existing stockholders and an affiliate of one of our existing stockholders.
(5)	Represents 54,688 shares subject to forfeiture by the existing stockholders in the event of the maximum conversion.

CAPITALIZATION

The following table sets forth our capitalization at May 31, 2008 and as adjusted to give effect to the sale of our units and the insider warrants and the application of the estimated net proceeds derived from the sale of such securities:

	May 31, 2008
	Actual	As Adjusted(1)
Advances from stockholders(2)	$126,571	$—
Common stock -0- and 524,999 shares which are subject to possible conversion, shares at conversion value(3)	—	$3,601,643
Stockholders’ equity:
Preferred stock, $.0001 par value, 1,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $.0001 par value, 3,000,000 shares authorized(4); 503,125 shares issued and outstanding; 1,662,501 shares issued and outstanding(5)	50	166	(4)
Additional paid-in capital	24,950	8,183,691
Deficit accumulated during the development stage	(1,000)	(1,000)
Total stockholders’ equity	$24,000	$8,182,857
Total capitalization	$150,571	$11,784,500

(1)	Includes the $1,187,500 we will receive from the sale of the insider warrants.
(2)	The loans from Capital TEN Partners, LLC are due at the earlier of October 29, 2008 or the consummation of this offering.
(3)	If our public stockholders approve the extended period or if we consummate a business combination, the conversion rights afforded to our public stockholders (but not our existing stockholders) may result in the conversion into cash of up to but not including 30% of the aggregate number of shares sold in this offering, on a cumulative basis, which includes any shares previously converted by a stockholder in connection with a vote against the extended period, if any, and our initial business combination, at a per-share conversion price equal to (i) the amount in the trust account (a portion of which is made up of $245,000 in deferred underwriting discounts and commissions and $100,000 of deferred legal fees), inclusive of any interest thereon not previously released to us for working capital requirements and tax obligations, calculated, in the case of an initial business combination, as of two business days prior to the proposed consummation of the initial business combination, and, in the case of the extended period, as of the date of the meeting called for the purpose of approving such extension, divided by (ii) the number of shares sold in this offering. Because converting stockholders will receive their proportionate share of the deferred underwriting discounts and commissions and the underwriters will be paid the full amount of their deferred underwriting compensation at the time of the consummation of our initial business combination, the company (and, therefore, the non-converting stockholders) will bear the financial effect of such payments to both the converting stockholders and the underwriters.
(4)	On the date of this prospectus, our certificate of incorporation will be amended to increase the number of authorized shares of common stock from 3,000,000 shares to 12,000,000 shares.
(5)	Assumes the over-allotment option has not been exercised and an aggregate of 62,625 shares of common stock have been forfeited by our existing stockholders. Does not give effect to an aggregate of 54,688 (62,890 if the over-allotment option is exercised in full) shares of common stock that are subject to forfeiture by the existing stockholders if the maximum conversion is effected in connection with the company’s initial business combination. In the event of such forfeiture, there would be no effect on stockholders’ equity.

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

We were formed on October 16, 2007 to serve as a vehicle to effect a merger, capital stock exchange, asset or stock acquisition, plan of arrangement, recapitalization, reorganization, contractual arrangements or other similar business combination with one or more operating businesses. Our efforts in identifying a target business will not be limited to a particular industry or geographic location. We will initially focus on target businesses that have their principal operations located in the People’s Republic of China. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of cash, capital stock and debt, in effecting a business combination. The issuance of additional shares of our capital stock:

•	may significantly reduce the equity interest of our stockholders;
•	may subordinate the rights of holders of common stock if we issue preferred stock with rights senior to those afforded to our common stock;
•	will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and most likely will also result in the resignation or removal of our present officers and directors; and
•	may adversely affect prevailing market prices for our common stock.

Similarly, if we issue debt securities, it could result in:

•	default and foreclosure on our assets if our operating revenues after a business combination are insufficient to pay our debt obligations;
•	acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contains covenants that require the maintenance of certain financial ratios or reserves and we breach any such covenant without a waiver or renegotiation of that covenant;
•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand; and
•	our inability to obtain additional financing, if necessary, if the debt security contains covenants restricting our ability to obtain additional financing while such security is outstanding.

We have neither engaged in any operations nor generated any revenues to date. Our entire activity since inception has been to prepare for our proposed fundraising through an offering of our equity securities. At May 31, 2008, we had $1,733 in cash and a working capital deficiency of $162,813. Further, we have incurred a loss and expect to continue to incur significant costs in pursuit of our financing and acquisition plans. Management’s plans to address this uncertainty through this offering are discussed in the notes accompanying the financial statements. There is no assurance that our plans to raise capital or to consummate a business combination will be successful or successful within the target business acquisition period. These factors, among others, raise substantial doubt about our ability to continue as a going concern.

We estimate that the net proceeds from the sale of the units and the sale of the insider warrants on a private placement basis, after deducting offering expenses of approximately $597,000 (including the $122,500 corporation financing fee payable to Maxim Group LLC, but excluding $100,000 of legal fees which will be deferred until the completion of our initial business combination) and underwriting discounts of approximately $980,000, or $1,127,000 if the over allotment option is exercised in full, will be approximately $11,860,500, or $13,551,000 if the underwriters’ over-allotment option is exercised in full. However, the underwriters have agreed that $0.14 per unit of the underwriting discounts and commissions will be deferred and will not be payable unless and until we consummate a business combination. In addition, interest income earned on the amounts held in the trust account will be available to us for our working capital requirements, provided, however, that we will not be allowed to withdraw interest income earned on the trust account for our working capital requirements unless the amount held in the trust account is at least equal to $6.86 per share issued in this offering ($12,005,500, or $13,805,750 including the first $73,000 of interest earned on the trust account if the over-allotment is exercised in full). Accordingly, $12,005,500, or $13,805,750 (including $73,000 of interest income earned on the trust account) if the over-allotment option is exercised in full, including the $1,187,500 we will receive from the sale of the insider warrants will be held in trust and the remaining

$100,000 will not be held in trust. We intend to use substantially all of the net proceeds of this offering, including the funds held in the trust account (excluding deferred underwriting discounts and commissions), to acquire a target business and to pay our expenses relating thereto. To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the remaining proceeds held in the trust account as well as any other net proceeds not expended will be used as working capital to finance the operations of the target business. Such working capital funds could be used in a variety of ways including continuing or expanding the target business’ operations, for strategic acquisitions and for marketing, research and development of existing or new products. Such funds could also be used to repay any operating expenses or finders’ fees which we had incurred prior to the completion of our business combination if the funds available to us outside of the trust account were insufficient to cover such expenses.

We believe that, upon consummation of this offering, the estimated $100,000 of net proceeds not held in the trust account, plus the estimated $480,000 (or $600,000 if the extended period has been approved) or an estimated $407,000 or $527,000, respectively, in each case, not including $73,000 of interest income which would remain in the trust account to replace fees and expenses if the over-allotment option is exercised in full, of interest earned on the trust account balance, that may be released to us, will be sufficient to allow us to operate for at least the next 24 months (or 30 months if the extended period has been approved), assuming that a business combination is not consummated during that time and assuming the trust earns interest at an annual rate of at least 2%. Over this time period, we will be using these funds for identifying and evaluating prospective acquisition candidates, performing business due diligence on prospective target businesses, traveling to and from the offices, plants or similar locations of prospective target businesses or their representatives or owners, reviewing corporate documents and material agreements of prospective target businesses, selecting the target business to acquire and structuring, negotiating and consummating the business combination. We anticipate that we will incur approximately:

•	$300,000 ($250,000 if the over-allotment is exercised in full) of expenses for the search for target businesses and for the legal, accounting and other third-party expenses attendant to the due diligence investigations, structuring and negotiating of a business combination;
•	$100,000 ($77,000 if the over-allotment is exercised in full) of expenses for the due diligence and investigation of a target business by our officers, directors and existing stockholders;
•	$100,000 of expenses in legal and accounting fees relating to our SEC reporting obligations; and
•	$80,000 for general working capital that will be used for miscellaneous expenses and reserves, including director and officer liability insurance premiums and payment of taxes, if any.

We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. Because the fair market value of the target business or businesses that we acquire will be at least 200% of the amount held in the trust account (not including the deferred underwriting discount and legal fees held in the trust account) as of the date the definitive agreement relating to our initial business combination is executed, we will be required to issue debt or equity securities to the sellers of such business and/or raise additional funds through a private offering of debt or equity securities or other loan transaction to complete a business combination that is presented to us.

As of the date of this prospectus, Capital TEN Partners, LLC has advanced $126,571 to us under a line of credit. The line of credit has been used to pay offering expenses on our behalf. The loans are non-interest bearing and are payable on the earlier of October 29, 2008 or the consummation of this offering. The loans will be repaid out of the proceeds of this offering not being placed in trust.

New Asia Partners Limited and New Asia Partners Capital Management Limited, affiliates of certain of our officers and directors, and Capital TEN Partners, LLC, an affiliate of Elliot P. Friedman, our Vice Chairman, have committed to purchase 415,625, 415,625 and 356,250 warrants, respectively, at $1.00 per warrant (for a total purchase price of $1,187,500) from us. These purchases will take place on a private placement basis simultaneously with the consummation of this offering.

PROPOSED BUSINESS

Introduction

We are a blank check company organized under the laws of the State of Delaware on October 16, 2007. We were formed with the purpose of acquiring through a merger, stock exchange, asset or stock acquisition, plan of arrangement, recapitalization, reorganization, contractual arrangements or other similar business combination, one or more operating businesses. Our efforts in identifying a target business will not be limited to a particular industry or geographic location. We will initially focus our search on target businesses that have their principal operations located in the People’s Republic of China.

Opportunities in China

Opportunities for market expansion have emerged for businesses with operations in China due to certain changes in the PRC’s political, economic and social policies as well as certain fundamental changes affecting the PRC and its neighboring countries. We believe that China represents both a favorable environment for making acquisitions and an attractive operating environment for a target business for several reasons, including:

•	prolonged economic expansion within China, including annualized gross domestic product growth of approximately 9.6% from 1979 to 2005 and growth of 10.7% in 2006, and 11.4% for 2007 (National Bureau of Statistics of China);
•	increased government focus within China on privatizing assets, improving foreign trade, WTO compliance and encouraging business and economic activity;
•	Private enterprises in the last few years have experienced more difficulties in finding financing through traditional means such as bank loans, making them more amenable to access to growth capital through other means; and
•	Due to increasing affluence among the general population, significant growth is being forecasted in sectors with significant consumer exposure, including automotive, healthcare, mobile communications, advertising and retail.

As projected by the McKinsey Global Institute, China’s urban middle class (earning between RMB 25,000 and RMB 100,000 per year) is expected to increase from 43% of the urban population in 2005 to 69% in 2015. This increase, coupled with the projected continued growth of the Chinese economy, is expected to create a significant increase in consumption. According to McKinsey Global, in 2005, Chinese urban middle class consumers spent approximately RMB 2.04 trillion. According to McKinsey Global, in 2015, the figure will grow to approximately RMB 6.97 trillion, a 13.1% compound annual growth rate over the ten-year period. More specifically, as evidenced by the favorable trends illustrated below, the growth in each of our target segments has been very strong:

Strategy

We will seek to capitalize on the significant experience of the principals and investment professionals of NAP in advising, acquiring, financing and selling private and public companies in our target markets in the PRC. NAP has agreed to make available to us its investment professionals to actively assist us in sourcing and evaluating potential acquisitions. These individuals have extensive experience in sourcing, performing due diligence, structuring and completing control and non-control investments in the PRC. In addition, NAP has built a relationship network with the management teams of public and private companies, investment bankers, investors, government officials, brokers, attorneys and accountants within the PRC which will assist us in identifying an attractive acquisition opportunity.

Since January 2004, NAP and its partners have invested $43.9 million in 5 privately held China-based entities, three of which it assisted in subsequently completing public offerings, one of which it exited by a sale to an investment group and one of which it exited via a sale to a strategic investor. NAP has made only minority, non-control investments in PRC based entities. However, it may seek to complete control investments, acquisitions and other forms of busniess combinations as well.

NAP has recently formed New Asia Partners Capital Management Limited (NAPCM), a private equity fund management company which intends to make minority, non-control investments of up to $25 million and focus its investments in the expansion capital stage of each company’s development. NAPCM defines “expansion capital stage” as a company that has established a proof of business concept to NAPCM’s satisfaction with an ability to achieve long-term growth and profitability. NAPCM has not made any investments to date. Each of Messrs. Nguyen and Lee are principals of NAPCM and have pre-existing obligations to NACPM. Conflicts of interest may arise with respect to NAP and NAPCM because the business opportunity identified by our officers or directors may not have determined the type of transaction it is willing to consider, such as whether to accept a minority, non-control investment or control investment, be acquired by an operative business, or go public. Therefore, a particular target business may be a business opportunity applicable to us and one or more of the companies affiliated with our officers and directors. In order to minimize conflicts, each of NAP and NAPCM has agreed, until the earlier of our execution of a letter of intent or definitive agreement relating to an initial business combination or our liquidation, to present to our company for consideration, prior to undertaking on its own behalf or presenting to any other person or entity, any business opportunity that has an enterprise value of $23.3 million or more and has its principal operations in the PRC.

We believe that our extensive network of sources in the PRC, ranging from private and public company contacts, wealthy entrepreneurs, government officials, private equity funds, lawyers and investment banks and business brokers will allow us to generate significant acquisition opportunities, particularly in the industries in which we intend to focus.

The past successes of our management and NAP with operating companies are not necessarily indicative of future success, especially given the unique structure of blank check companies such as our company. Our officers and directors are not obligated to devote any specific amount of time to our matters. There is no guarantee that any of these individuals will continue in their respective roles or in any other capacity after an initial business combination, in which case their expertise will only be of benefit to us until an initial business combination is completed.

While we do not currently intend to pursue a business combination with any company that is a portfolio company of, or otherwise affiliated with, or has received a financial investment directly or indirectly from NAP or NAPCM, we are not prohibited from pursuing such a transaction. If we consummate a business combination with an entity in which NAP or NAPCM have a financial investment at the time of the business combination, it may be beneficial to NAP or NAPCM and their investment, because there may be an increase in value of the investment, the investment may be purchased by us at a price in excess of the affiliate’s purchase price, the investment may become liquid or they may have made a loan to the target business which may be repaid upon the closing of the transaction. In the event that we seek to complete a business combination with such a company, we would obtain an opinion from an independent investment banking firm that such business combination is fair to our stockholders from a financial point of view.

Government Regulations

Government Regulations Relating to Foreign Exchange Controls

The principal regulation governing foreign exchange in China is the Foreign Currency Administration Rules (IPPS), as amended. Under these rules, the Renminbi, China’s currency, is freely convertible for trade and service related foreign exchange transactions (such as normal purchases and sales of goods and services from providers in foreign countries), but not for direct investment, loan or investment in securities outside of China unless the prior approval of the State Administration for Foreign Exchange (“SAFE”) of China is obtained. Foreign investment enterprises (“FIEs”) are required to apply to SAFE for “Foreign Exchange Registration Certificates for FIEs.” Following a business combination, involving a change of equity ownership of a PRC operating entity or through contractual arrangements with a PRC operating entity, our subsidiary will likely be deemed an FIE as a result of our ownership structure. Upon obtaining the necessary registration certificates, which need to be renewed annually, FIEs are allowed to open foreign currency accounts, including a “basic account” and “capital account.” Currency translation within the scope of the “basic account,” such as remittance of foreign currencies for payment of dividends, can be effected without requiring the approval of SAFE. However, conversion of currency in the “capital account,” including capital items such as direct investment, loans and securities, still require approval of SAFE. This prior approval may delay or impair our ability to operate following a business combination. On November 21, 2005, SAFE issued Notice 75 on “Relevant Issues Concerning Foreign Exchange Control on Domestic Residents’ Corporate Financing and Roundtrip Investment Through Offshore Special Purpose Vehicles.” Notice 75 confirms that the use of offshore special purpose vehicles as holding companies for PRC investments is permitted as long as proper foreign exchange registrations are made with SAFE. On May 29, 2007, SAFE issued Notice 106 to further clarify SAFE’s Notice 75.

Government Regulations Relating to Taxation

According to the PRC income Tax Law of Foreign Investment Enterprises and Foreign Enterprises and the Implementation Rules for the Income Tax Law, the standard Enterprise Income Tax (“EIT”) rate of FIEs is 33%, reduced or exempted in some cases under applicable laws and regulations. Income such as dividends and profits derived from the PRC by a foreign enterprise which has no establishment in the PRC is subject to a 20% withholding tax, unless reduced or exempted by any applicable laws or regulations. The profit derived by a foreign investor from a FIE is currently exempted from EIT. However, if this exemption were to be removed in the future, we might be required to deduct certain amounts from dividends we may pay to our shareholders following a business combination to pay corporate withholding taxes.

Regulation of Foreign Currency Exchange and Dividend Distribution

Foreign currency exchange.  Foreign currency exchange in China is governed by a series of regulations, including the Foreign Currency Administrative Rules (1996), as amended, and the Administrative Regulations Regarding Settlement, Sale and Payment of Foreign Exchange (1996), as amended. Under these regulations, the Renminbi is freely convertible for trade and service-related foreign exchange transactions, but not for direct investment, loans or investments in securities outside China without the prior approval of SAFE. Pursuant to the Administrative Regulations Regarding Settlement, Sale and Payment of Foreign Exchange, foreign-invested enterprises in China may purchase foreign exchange without the approval of SAFE for trade and service-related foreign exchange transactions by providing commercial documents evidencing these transactions. They may also retain foreign exchange, subject to a cap approved by SAFE, to satisfy foreign exchange liabilities or to pay dividends. However, the relevant Chinese government authorities may limit or eliminate the ability of foreign-invested enterprises to purchase and retain foreign currencies in the future. In addition, foreign exchange transactions for direct investment, loan and investment in securities outside China are still subject to limitations and require approvals from SAFE.

Regulation of Foreign Exchange in Certain Onshore and Offshore Transactions.  Pursuant to recent regulations issued by SAFE, PRC residents are required to register with and receive approvals from SAFE in connection with offshore investment activities. SAFE has stated that the purpose of these regulations is to ensure the proper balance of foreign exchange and the standardization of the cross-border flow of funds.

On January 24, 2005, SAFE issued a regulation stating that SAFE approval is required for any sale or transfer by the PRC residents of a PRC company’s assets or equity interests to foreign entities in exchange for the equity interests or assets of the foreign entities. The regulation also states that, when registering with the foreign exchange authorities, a PRC company acquired by an offshore company must clarify whether the offshore company is controlled or owned by PRC residents and whether there is any share or asset link between or among the parties to the acquisition transaction.

On April 8, 2005, SAFE issued another regulation further explaining and expanding upon the January regulation. The April regulation clarified that, where a PRC company is acquired by an offshore company in which PRC residents directly or indirectly hold shares, such PRC residents must (i) register with the local SAFE regarding their respective ownership interests in the offshore company, even if the transaction occurred prior to the January regulation, and (ii) file amendments to such registration concerning any material events of the offshore company, such as changes in share capital and share transfers. The April regulation also expanded the statutory definition of the term “foreign acquisition,” making the regulations applicable to any transaction that results in PRC residents directly or indirectly holding shares in the offshore company that has an ownership interest in a PRC company. The April regulation also provides that failure to comply with the registration procedures set forth therein may result in the imposition of restrictions on the PRC company’s foreign exchange activities and its ability to distribute profits to its offshore parent company.

On October 21, 2005, SAFE issued the Notice on Issues Relating to the Administration of Foreign Exchange in Fund-raising and Reverse Investment Activities of Domestic Residents Conducted via Offshore Special Purpose Companies, or Notice 75, which became effective as of November 1, 2005. Notice 75 replaced the two rules issued by SAFE in January and April 2005 mentioned above.

According to Notice 75:

•	prior to establishing or assuming control of an offshore company for the purpose of financing that offshore company with assets or equity interests in an onshore enterprise in the PRC, each PRC resident, whether a natural or legal person, must complete the overseas investment foreign exchange registration procedures with the relevant local SAFE branch;
•	an amendment to the registration with the local SAFE branch is required to be filed by any PRC resident that directly or indirectly holds interests in that offshore company upon either (1) the injection of equity interests or assets of an onshore enterprise to the offshore company, or (2) the completion of any overseas fund raising by such offshore company; and
•	an amendment to the registration with the local SAFE branch is also required to be filed by such PRC resident when there is any material change involving a change in the capital of the offshore company, such as (1) an increase or decrease in its capital, (2) a transfer or swap of shares, (3) a merger or division, (4) a long term equity or debt investment, or (5)the creation of any security interests over the relevant assets located in China.

Moreover, Notice 75 applies retroactively. As a result, PRC residents who have established or acquired control of offshore companies that have made onshore investments in the PRC in the past are required to complete the relevant overseas investment foreign exchange registration procedures by March 31, 2006. Under the relevant rules, failure to comply with the registration procedures set forth in Notice 75 may result in restrictions being imposed on the foreign exchange activities of the relevant onshore company, including refusal of registration as a special purpose vehicle, the payment of dividends and other distributions to its offshore parent or affiliate and the capital inflow from the offshore entity, and may also subject relevant PRC residents to penalties under PRC foreign exchange administration regulations.

On May 29, 2007, SAFE issued the Implementation Notice No. 106, or Notice 106 to further clarify relevant issues concerning the implementation and application of Notice 75. It sets length of qualitative financial and operational requirement (normally for 3 years financial disclosure, with one or two years exceptions depending on the type of investment) for candidate offshore companies. Failure to comply will result in (i) refusal of registration as a special purpose vehicle, (ii) refusal of remittance of dividends or distributions and (iii) sometimes, punishment for illegal remittance of foreign exchange.

As a Delaware corporation, and therefore a foreign entity, if we purchase the assets or equity interest of a PRC company owned by PRC residents, such PRC residents will be subject to the registration procedures described in the regulations as currently drafted. Moreover, PRC residents who are beneficial holders of our shares are required to register with SAFE in connection with their investment in us.

Although SAFE issued Notice 106 to its various SAFE Bureaus, the uncertainties concerning how the existing SAFE regulations will be interpreted or implemented, and uncertainty as to when the new procedures and requirements will take effect or be enforced, we cannot predict how they will affect our business operations following a business combination. For example, our ability to conduct foreign exchange activities following a business combination, such as remittance of dividends and foreign-currency-denominated borrowings, may be subject to compliance with SAFE registration requirements by such PRC residents, over whom we have no control. In addition, we cannot assure you that such PRC residents will be able to complete the necessary approval and registration procedures required by SAFE regulations. We will require all our stockholders, following a business combination, who are PRC residents to comply with any SAFE registration requirements, although we have no control over either our stockholders or the outcome of such registration procedures. Such uncertainties may restrict our ability to implement our acquisition strategy and adversely affect our business and prospects following a business combination.

Dividend distribution.  The principal laws and regulations in China governing distribution of dividends by foreign-invested companies include:

•	The Sino-foreign Equity Joint Venture Law (1979), as amended;
•	The Regulations for the Implementation of the Sino-foreign Equity Joint Venture Law (1983), as amended;
•	The Sino-foreign Cooperative Enterprise Law (1988), as amended;
•	The Detailed Rules for the Implementation of the Sino-foreign Cooperative Enterprise Law (1995), as amended;
•	The Foreign Investment Enterprise Law (1986), as amended; and
•	The Regulations of Implementation of the Foreign Investment Enterprise Law (1990), as amended.

Under these regulations, foreign-invested enterprises in China may pay dividends only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, wholly foreign-owned enterprises in China are required to set aside at least 10% of their respective accumulated profits each year, if any, to fund certain reserve funds unless such reserve funds have reached 50% of their respective registered capital. These reserves are not distributable as cash dividends.

Regulation of Foreign Investors’ Merging Chinese Enterprises

On August 8, 2006, the Ministry of Commerce, the State-owned Assets Supervision and Administration Commission, State Administration of Taxation, State Administration for Industry and Commerce, China Securities Regulatory Commission and State Administration of Foreign Exchange jointly promulgated the Provisions for Foreign Investors to Merge Domestic Enterprises, which took effect on September 8, 2006, replacing the Interim Provisions for Foreign Investors to Merge Domestic Enterprises issued in March 2003 by four authorities, the Ministry of Foreign Trade and Economic Cooperation, State Administration of Taxation, State Administration for Industry and Commerce and State Administration of Foreign Exchange. The State-owned Assets Supervision and Administration Commission and China Securities Regulatory Commission newly join the regulation promulgation. On December 1, 2007, the National Development and Reform Commission and MOFCOM issued the Catalogue for Guidance of Foreign Investment Industries (“2007 Catalogue”) as the 4th Amendment to its original 1995 Catalogue. The 2007 Catalogue may affect the acquisitions involving foreign investors and parties in various restricted categories of industries.

The requirements and approval procedures for the Equity Acquisition and Assets Acquisition remains unchanged as those in the interim regulation. The new regulation adds one chapter on the acquisition with equity as the consideration including one section on the special purpose company. This chapter stipulated the relevant conditions and approval procedures in detail making such acquisitions workable. The currently mandatory requirement for the submission of fund remittance into China will be changed.

The Anti-monopoly Chapter in the new regulation is more or less the same as the existing interim regulation, although Chinese government is recently tightening such control.

We cannot predict how such regulations especially the anti-monopoly examination will affect our future completion of a business combination. However, we are confident our strong and in-depth understanding of Chinese market would help us minimize the negative impacts.

Contractual Arrangements

In accordance with our amended and restated certificate of incorporation, we may attempt to acquire, through contractual arrangements, a majority interest in a business, or businesses, located in China, through a combination of acquiring at least 51% of the equity interests of the target company and control of the board of directors or other governing body of the target company. However, there are uncertainties regarding whether obtaining a majority interest through contractual arrangements will comply with regulations prohibiting or restricting foreign ownership in certain industries. The PRC can restrict the foreign ownership of businesses that are determined from time to time to be in “important industries” that may affect the national economic security or those in the PRC having “famous Chinese brand names” or “well established Chinese brand names.” Additionally, the PRC may apply the above restrictions in other industries in the future.

Moreover, uncertainties are present because contractual arrangements are subject to the review requirements of the Ministry of Commerce and other relevant agencies as discussed elsewhere for acquisitions of assets and companies in the PRC. Subject to the various percentage ownership limitations that exist from time to time, acquisitions involving foreign investors and parties in the various restricted categories of assets and industries may nonetheless sometimes be consummated where we obtain control using contractual arrangements with approved Chinese parties. To the extent that such agreements are employed, they may be for control of specific assets such as intellectual property or control of blocks of the equity ownership interests of a company. The agreements would be designed to provide our company with the economic benefits of and control over the subject assets or equity interests similar to the rights of full ownership, while leaving the technical ownership in the hands of Chinese parties who are approved by the Chinese regulators, as applicable, and who would likely be designated by our company.

For example, these contracts could result in a structure where, in exchange for our payment of the consideration (i) the operating company would continue to be totally or majority owned by Chinese residents approved by the Chinese regulators, as applicable, and not otherwise affiliated with us, and the target company would continue to hold the requisite licenses for its business, and (ii) we would establish a new wholly-owned or majority owned subsidiary in China which would provide technology, technical support, consulting and related services to the operating company in exchange for fees, which would transfer to us substantially all of the economic benefits of ownership of the operating company.

These contractual arrangements would be designed to provide the following:

•	our exercise of effective control over the operating company;
•	a substantial portion of the economic benefits of the operating company would be transferred to us; and
•	we, or our designee, would have an exclusive option to purchase all or part of the equity interests in the operating company owned by the Chinese residents who are approved by the Chinese regulators, as applicable, and whom we designate, or all or part of the assets of the operating company, in each case when and to the extent permitted by Chinese regulations, as applicable.

While we cannot predict the terms of any such contract that we will be able to negotiate, at a minimum, any contractual arrangement would need to provide us with (i) effective control over the operating company’s operations and management either directly through board control or through affirmative and/or negative covenants and veto rights with respect to matters such as entry into material agreements, management changes and issuance of debt or equity securities, among other potential control provisions and (ii) a sufficient level of economic interest to ensure that we satisfy the 200% threshold required for an initial business combination. We have not, however, established specific provisions which must be in an agreement in order to meet the definition of business combination. In the event that our board of directors does not believe that it is able to determine the fair market value of any contractual arrangement, we would obtain an independent appraisal from an independent investment bank or industry expert for the purpose of determining the fair market value of any contractual arrangement.

These agreements likely also would provide for increased ownership or full ownership and control by us when and if permitted under PRC law and regulation. If we choose to effect a business combination that employs the use of these types of control arrangements, we may have difficulty in enforcing our rights. Therefore these contractual arrangements may not be as effective in providing us with the same economic benefits, accounting consolidation or control over a target business as would direct ownership through an asset acquisition or stock exchange. For example, if the target business or any other entity fails to perform its obligations under these contractual arrangements, we may have to incur substantial costs and expend substantial resources to enforce such arrangements, and rely on legal remedies under Chinese law, as applicable, including seeking specific performance or injunctive relief, and claiming damages, which we cannot assure will be sufficient to off-set the cost of enforcement and may adversely affect the benefits we expect to receive from the business combination.

Moreover, we expect that the contractual arrangements upon which we would be relying would be governed by Chinese law and would be the only basis of providing resolution of disputes which may arise through either arbitration or litigation in China, as applicable. Accordingly, these contracts would be interpreted in accordance with Chinese law and any disputes would be resolved in accordance with Chinese legal procedures. Uncertainties in the Chinese legal system could limit our ability to enforce these contractual arrangements. In the event we are unable to enforce these contractual arrangements, we may not be able to exert the effective level of control over the target business.

We have not selected any target business and we are, therefore, unable to determine at this time what form an acquisition of a target business will take.

Effecting a Business Combination

General

We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following this offering. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of these in effecting a business combination. Although substantially all of the net proceeds of this offering are intended to be applied generally toward effecting a business combination as described in this prospectus, the proceeds are not otherwise being designated for any more specific purposes. Accordingly, investors in this offering are investing without first having an opportunity to evaluate the specific merits or risks of any one or more business combinations. A business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital but which desires to establish a public trading market for its shares, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself. These include time delays, significant expense, loss of voting control and compliance with various Federal and state securities laws. In the alternative, we may seek to consummate a business combination with a company that may be financially unstable or in its early stages of development or growth. While we may seek to effect simultaneous business combinations with more than one target business, we will probably have the ability, as a result of our limited resources, to effect only a single business combination.

We Have Not Identified a Target Business or Target Industry

Our officers and directors have neither individually identified a target business nor have they had any discussions regarding specific target businesses amongst themselves or with our underwriters. We have not (nor has anyone on our behalf) contacted any prospective target business or had any discussions, formal or otherwise, with respect to a business combination transaction. We have not (nor have any of our agents or affiliates) been approached by any candidates (or representative of any candidates) with respect to a possible acquisition transaction with our company. Additionally, we have not, nor has anyone on our behalf, taken any measure to identify or locate any specific acquisition candidate, nor have we engaged or retained any agent or other representative to identify or locate any such acquisition candidate. We have also not conducted any research with respect to identifying the number and characteristics of the potential acquisition candidates. As a result, we cannot assure you that we will be able to locate a target business or that we will be able to engage in a business combination with a target business on favorable terms.

Subject to the limitations that a target business have a fair market value at least equal to 200% of the amount held in the trust account (not including the deferred underwriting discount and legal fees held in the trust account) as described below in more detail, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. We have not established any other specific attributes or criteria (financial or otherwise) for prospective target businesses. Accordingly, there is no basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete a business combination. To the extent we effect a business combination with a financially unstable company or an entity in its early stage of development or growth, including entities without established records of sales or earnings, we may be affected by numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

Sources of Target Businesses

NAP, our majority stockholder, has an extensive network of sources in the PRC, ranging from private and public company contacts, wealthy entrepreneurs, government officials, private equity funds, lawyers and investment banks and business brokers. The members of our management team have experience advising, financing and investing in China, for others and for their own accounts. These individuals worked to provide or arrange legal, accounting, corporate finance, capital market, underwriting, strategy and corporate planning for numerous Chinese and other companies, and occasionally have served as directors and/or executive management of such companies. Our management has developed a strong network of entrepreneurs, financial intermediaries, lawyers, accountants and municipal, provincial and national level government officials throughout the PRC from which they have successfully sourced investment opportunities to date. Considerable ongoing efforts by these individuals, in connection with their activities on behalf of NAP, including marketing trips, meetings with entrepreneurs and government officials, speaking to the press and at investment conferences in China and transactional work with financial and professional service firms active in the China market strengthens and expands this network. Similarly, the management team has, to date, been involved in negotiating and performing due diligence on a wide variety of deals in various business sectors, particularly in those industries in which we intend to focus. For the reasons set forth above, we believe that our management team’s network of sources in the PRC will allow us to generate significant acquisition opportunities, particularly in the industries in which we intend to focus. However, our management has not previously sourced deals for similarly structured or other types of blank check companies.

We anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment bankers, venture capital funds, private equity funds, leveraged buyout funds, management buyout funds and other members of the financial community and our network of sources. Target businesses may be brought to our attention by such unaffiliated sources as a result of being solicited by us through calls, mailings or advertisements. These sources may also introduce us to target businesses they think we may be interested in on an unsolicited basis, since many of these sources will have read this prospectus and know what types of businesses we are targeting. While we have not yet identified any acquisition candidates, we believe based on our management’s business knowledge and past experience that there are numerous acquisition candidates that we intend to target. Our officers and directors, as well as their affiliates, may also bring to our attention target business candidates that they become aware of through their business contacts as a result of formal or informal inquiries or discussions they may have.

While we do not presently anticipate engaging the services of professional firms or other individuals that specialize in business acquisitions on any formal basis, we may engage these firms or other individuals in the future, in which event we may pay a finder’s fee, consulting fee or other compensation to be determined in an arm’s length negotiation based on the terms of the transaction. Our management has experience in evaluating transactions but will retain advisors as they deem necessary to assist them in their due diligence efforts. In no event, however, will any of our existing officers, directors or stockholders, or any entity with which they are affiliated, be paid, from us or a target business, any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the consummation of a business combination (regardless of the type of transaction that it is). If we determine to enter into a business combination with a target business that is affiliated with our officers, directors or stockholders, we would do so only if we obtained an opinion from an independent investment banking firm that the business combination is fair to our unaffiliated stockholders from a financial point of view. However, as of the date of this prospectus, there are no affiliated entities that we would consider as a business combination target.

Selection of a Target Business and Structuring of a Business Combination

Subject to the requirement that our initial business combination must be with a target business with a fair market value that is at least equal to 200% of the amount held in the trust account (not including the deferred underwriting discount and legal fees held in the trust account) as of the date a definitive agreement relating to our initial business combination is executed, our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business. We have not established any other specific attributes or criteria (financial or otherwise) for prospective target businesses. In evaluating a prospective target business, our management may consider a variety of factors, including one or more of the following:

•	favorable long-term growth prospects;
•	the ability to achieve a leading market position through the consummation of additional acquisitions and/or through organic growth;

•	a business model that is based upon recurring revenue;
•	the ability to drive incremental revenue sources or extract increased profitability from the core business;
•	companies that are driven by China’s domestic consumption growth, rather than on export markets;
•	management teams with proven track records of growing their businesses and are leading companies in their industry subsectors;
•	the potential for economies of scale through consolidation;
•	high operating profit margins;
•	stable cash flows;
•	degree of current or potential market acceptance of products, processes or services; and
•	sustainable advantages and barriers to entry such as strong intellectual property rights, branding and distribution capabilities.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management in effecting a business combination consistent with our business objective. In evaluating a prospective target business, we will conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent senior and middle management and inspection of facilities, competitive analysis, background checks on management and upon reviews of financial and other information which is made available to us. This due diligence review will be conducted either by our management or by unaffiliated third parties we may engage, although we have no current intention to engage any such third parties. We intend to have all prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account. If any prospective target business refused to execute such agreement, it is unlikely we would continue negotiations with such target business. However, in no event will we enter into a definitive agreement for a business combination with a target business unless such entity executes a waiver agreement.

The time and costs required to select and evaluate a target business and to structure and complete the business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination.

Additionally, while we are not obligated to engage any of the underwriters to assist us with locating a target business following this offering, we are not restricted from doing so. If we did, we may pay a fee to them for their services for assisting us in locating a target business.

Fair Market Value of Target Business

The target business or businesses that we acquire must collectively have a fair market value of at least equal to 200% of the amount held in the trust account (not including the deferred underwriting discount and legal fees held in the trust account) as of the date the definitive agreement relating to our initial business combination is executed, or approximately $23.3 million. This dollar threshold would be reduced to approximately $16.1 million if the maximum number of shares are converted in connection with a vote to extend the time to complete our initial business combination if we have only entered into a letter of intent or agreement in principle with a target business prior to the stockholder vote for the extension. Even if the fair market value of the target business declines below the 200% threshold between the execution of the definitive agreement and the time at which the stockholders vote on the proposed business combination and, if approved, prior to the consummation of the business combination, we are still permitted to complete the business combination if it is approved by our public stockholders and public stockholders owning less than 30% of the shares sold in this offering exercise their conversion rights. We anticipate structuring a business combination to acquire 100% of the equity interests or assets of the target business. We may, however, structure a business combination to acquire less than 100% of such interests or assets of the target business but will not acquire less than a controlling interest (which would be at least 50% of the voting securities of the target business). If we acquire only a controlling interest in a target business or businesses, the portion of such business that we acquire must have a fair market value at least equal to 200% of the amount held in the trust account (not including the deferred underwriting discount and legal fees held in the trust account) as of the date the definitive agreement relating to our initial business combination is executed. Because the fair market value of the business or businesses we acquire must equal at least the 200% threshold, we will be required to issue debt or equity securities to the sellers of such businesses and/or seek to raise additional funds through a private offering of debt or equity securities or loan transaction. Since we have no specific business combination under consideration, we have not entered into any such fund raising arrangement.

The fair market value of the target will be determined by our board of directors based upon one or more standards generally accepted by the financial community (such as actual and potential sales, earnings and cash flow and/or book value). If our board is not able to independently determine that the target business has a sufficient fair market value based on standards generally accepted by the financial community, we will obtain an opinion from an unaffiliated, independent investment-banking firm with respect to the satisfaction of such criteria. The opinion will be addressed to our board of directors for their use in evaluating the transaction. As the opinion will be attached to, and thoroughly described in, our proxy soliciting materials, we believe investors will be provided with sufficient information in order to allow them to properly analyze the transaction, regardless of whether the independent investment banking firm includes any disclaimer regarding the ability of our stockholders to rely on their opinion. Accordingly, whether the independent investment banking firm allows stockholders to rely on their opinion or disclaims such responsibility to our stockholders and provides an appropriate explanation of its disclaimer will not be a factor in determining which firm to hire. We will not be required to obtain an opinion from an investment banking firm as to the fair market value if our board of directors independently determines that the target business complies with the 200% threshold. Satisfaction of the 200% threshold will be determined by calculating the fair market value of what our stockholders receive in the business combination and comparing it to 200% of the net assets held in the trust account (not including the deferred underwriting discount and legal fees held in the trust account. We will not, however, consider the value of the consideration to be paid by us in the business combination (e.g. the market value of shares we issue plus the amount of cash indebtedness issued by us in the business combination) in evaluating whether the value of the target business satisfies the 200% threshold or in the determining the fair market value of a target business or businesses.

Lack of Business Diversification

Our business combination must be with a target business or businesses that collectively satisfy the minimum valuation standard at the time of such acquisition, as discussed above, although this process may entail the simultaneous acquisitions of several operating businesses at the same time. Therefore, at least initially, the prospects for our success may be entirely dependent upon the future performance of a single business. Unlike other entities which may have the resources to complete several business combinations of entities operating in multiple industries or multiple areas of a single industry, it is probable that we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. By consummating a business combination with only a single entity, our lack of diversification may:

•	subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination, and
•	result in our dependency upon the performance of a single operating business or the development or market acceptance of a single or limited number of products, processes or services.

If we determine to simultaneously acquire several businesses and such businesses are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other acquisitions, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple acquisitions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business.

Limited Ability to Evaluate the Target Business’ Management

Although we intend to scrutinize the management of a prospective target business when evaluating the desirability of effecting a business combination, we cannot assure you that our assessment of the target business’ management will prove to be correct. In addition, we cannot assure you that the future management will have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of our officers and directors in the target business following a business combination cannot presently be stated with any certainty. While it is possible that some of our key personnel will remain associated in senior management or advisory positions with us following a business combination, it is unlikely that they will devote their full time efforts to our affairs subsequent to a business combination. Moreover, they would only be able to remain with the company after the consummation of a business combination if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for them to receive compensation in the form of cash payments and/or our securities for services they would render to the company after the consummation of the business combination. While the personal and financial interests of our key personnel may influence their motivation in identifying and selecting a target business, their ability to remain with the company after the consummation of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. Additionally, we cannot assure you that our officers and directors will have significant experience or knowledge relating to the operations of the particular target business.

Opportunity for Stockholder Approval of Business Combination

Prior to the completion of a business combination, we will submit the transaction to our stockholders for approval, even if the nature of the acquisition is such as would not ordinarily require stockholder approval under applicable state law. We will publicly announce the record date for determining the stockholders entitled to vote at the meeting to approve our business combination at least ten business days prior to such record date. In connection with any such transaction, we will also submit to our stockholders for approval a proposal to amend our amended and restated certificate of incorporation to provide for our corporate life to continue perpetually following the consummation of such business combination. Any vote to extend our corporate life to continue perpetually following the consummation of a business combination will be taken only if the business combination is approved. We will only consummate a business combination if stockholders vote both in favor of such business combination and in favor of our amendment to provide for our perpetual existence. Accordingly, if stockholders approved a proposed business combination as set forth below but did not approve the proposal to provide for our perpetual existence, we would not be able to consummate such business combination. The approval of the proposal to amend our amended and restated certificate of incorporation to provide for our perpetual existence would require the affirmative vote of a majority of our outstanding shares of common stock. We view this provision terminating our corporate life by 30 months from the date of this prospectus as an obligation to our stockholders and will not take any action to amend or waive this provision to allow us to survive for a longer period of time except in connection with the consummation of a business combination.

In connection with seeking stockholder approval of a business combination, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Securities Exchange Act of 1934, as amended, which, among other matters, will include a description of the operations of the target business and audited historical financial statements of the business. We will publicly announce the record date for determining the stockholders entitled to vote at the meeting to approve our business combination at least two business days prior to the record date.

In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote their respective initial shares in accordance with the majority of the shares of common stock voted by the public stockholders. Although this voting agreement will not affect whether the proposal is approved under the requirement in our amended and restated certificate of incorporation, it will increase the likelihood that the proposal is approved under any applicable stockholder approval requirements under the Delaware General Corporation Law. This voting arrangement shall not apply to shares included in units purchased in this offering or purchased following this offering in the open market by any of our existing stockholders. Accordingly, they may vote these shares on a proposed business combination any way they choose. We will proceed with a business combination only if (i) a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination, (ii) a majority of the outstanding shares of common stock vote in favor of the amendment to our amended and restated certificate of incorporation to allow for our perpetual existence, and (iii) public stockholders owning less than 30% of the shares sold in this offering exercise their conversion rights, on a cumulative basis, which includes any shares previously converted by a stockholder in connection with a vote against the extended period, if any, and our initial business combination, as described below. We intend to structure and consummate any potential business combination in a manner such that approximately 30% of the common stock purchased by the public stockholders in this offering, on a cumulative basis, could elect to convert the public stockholders’ common stock into a pro rata share of the aggregate amount then on deposit in each case in the trust account, and the business combination could still be consummated. The required vote of a majority of the shares of common stock voted by the public stockholders may be considerably less than a majority of the shares of common stock held by our public stockholders if a significant number of shares are not voted by our public stockholders.

If, at the end of the 24 month period, as described below, we have not obtained stockholder approval for an initial business combination, or at the end of the 24 month period we have not obtained stockholder approval of the extended period, we will dissolve as promptly as practicable and liquidate and release only to our public stockholders, as part of our plan of distribution, the proceeds of the trust account, including, if the over-allotment is exercised, accrued interest until the amount held in the trust is equal to $6.86 multiplied by the number of shares sold in this offering. If we seek approval from our stockholders to approve the extended period, the proxy statement related to the extended period will also seek stockholder approval for our board of directors’ recommended plan of distribution and liquidation in the event our stockholders do not approve the extended period. If, at the end of the 30 month period after the date of this prospectus, we have not obtained stockholder approval for an initial business combination, our corporate existence will automatically cease.

Possible Extension of Time to Complete a Business Combination to 30 Months

We have a period of 24 months from the consummation of this offering within which to effect our initial business combination. However, unlike many other blank check companies, if we have entered into a letter of intent or definitive agreement with respect to a business combination within such 24 month period, we may, prior to the expiration of the 24 month period, call a meeting of our stockholders for the purpose of soliciting their approval to extend the date before which we must complete the proposed business combination by an additional 6 months to avoid being required to liquidate. If the extended date is approved by stockholders we would have a total of 30 months from the date of this prospectus to complete such business combination. In connection with seeking stockholder approval for the extended period, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Exchange Act. We will publicly announce the record date for determining the stockholders entitled to vote at the meeting to approve a proposed extension at least ten business days prior to such record date.

We believe that extending the date before which we must complete our business combination to 30 months may be necessary due to the circumstances involved in the evaluation and closing of a business combination in China, including obtaining financial statements audited or reconciled with U.S. GAAP, or prepared in accordance with IFRS, of potential targets that have previously kept their accounts in accordance with PRC generally accepted accounting principles, the possible need for restructuring and reorganizing corporate entities and assets (particularly with respect to state-owned enterprises) and the requirements of complex Chinese regulatory filings and approvals. If we enter into such agreement near the end of this 24 month period, we would have only a short period of time in which to accomplish the necessary accounting reconciliations, complete the restructuring of the company, satisfy U.S. and PRC regulatory requirements, secure the approval of our stockholders and provide for customary closing conditions.

While such 24 month period may be sufficient to accomplish all of these necessary tasks prior to effectuating the business combination, if, in the course of this process, we conclude that it may be insufficient, we may, pursuant to our amended and restated certificate of incorporation, call a meeting of our stockholders or raise the vote at an annual meeting for the purpose of extending by an additional 6 months the date before which we must complete the proposed business combination.

If holders of 30% or more of the shares sold in this offering vote against the proposed extension to 30 months and elect to convert their shares into a pro rata share of the trust account, we will not extend the date before which we must complete our business combination beyond 24 months. In such event, if we cannot complete the proposed initial business combination within such 24 month period, we will be required to liquidate, with the amount remaining in the trust account returned to all public stockholders. Subject to the foregoing, approval of the extension to 30 months will require the affirmative vote of the majority of the votes cast by our public stockholders who vote at the special or annual meeting called for the purpose of approving such extension. In connection with the vote required for the extension to 30 months, our existing stockholders have agreed to vote their shares of common stock acquired prior to this offering in accordance with the majority of shares of common stock voted by the public stockholders and have agreed to waive their conversion rights. The required vote of a majority of the shares of common stock voted by the public stockholders may be considerably less than a majority of the shares of common stock held by our public stockholders if a significant number of shares are not voted by our public stockholders.

If the majority of votes cast by our public stockholders are voted at the meeting called for the purpose of approving such extension vote in favor of such extension and holders of less than 30% of the shares sold in this offering vote against the proposed extension and elect to convert their shares, we will then have an additional 6 months in which to complete the proposed initial business combination.

If the proposal for the extension to 30 months is approved, we will still be required to seek stockholder approval before effectuating our initial business combination, even if the business combination would not ordinarily require stockholder approval under applicable law. Unless a stockholder voted against the proposal to extend to 30 months and exercised such stockholder’s conversion rights, such stockholder will be able to vote on the initial business combination. We will consummate our initial business combination only if a majority of the common stock voted by the public stockholders are voted in favor of our initial business combination, a majority of our outstanding shares of common stock approve an amendment to our amended and restated certificate of incorporation to permit our perpetual existence and public stockholders owning 30% or more of the shares sold in this offering, on a cumulative basis, do not vote against the extended period or the initial business combination and exercise their conversion rights, as described below.

If at the end of such 30 month period after the date of this prospectus we have not effected such business combination, our corporate existence will automatically cease by operation of law without the need for a stockholder vote and liquidate and release only to our public stockholders, as part of our plan of distribution, the proceeds of the trust account, including accrued interest, net of income taxes payable on such interest and net of the interest income previously released to us to fund our working capital and general corporate requirements.

Conversion Rights for Stockholders Voting to Reject the Extended Period or Our Initial Business Combination

At the time we seek stockholder approval of a proposal to approve the extended period or any business combination, we will offer each public stockholder the right to have such stockholder’s shares of common stock converted to cash if (i) the stockholder votes against the proposal to approve the extended period and such period is approved or (ii) the stockholder votes against the business combination and the business combination is approved and completed. Notwithstanding the foregoing, a public stockholder, together with any affiliate of his or any other person with whom he is acting in concert or as a “group,” will be restricted from seeking conversion rights with respect to more than 10% of the shares sold in this offering on a cumulative basis, which includes any shares previously converted by any member of the group in connection with a vote against the extended period, if any, and our initial business combination. Such a public stockholder would still be entitled to vote against the extended period or against a proposed business combination with respect to all shares owned by him or his affiliates. We believe this restriction will prevent stockholders from accumulating large blocks of stock before the vote held to approve a proposed business combination and attempt to use the conversion rights as a means to force us or our management to purchase their stock at a significant premium to the then current market price. As an example, absent this provision, a public stockholder who owns greater than 10% of the shares sold in this offering could threaten to vote against the extended period and against a proposed business combination and seek conversion, regardless of the merits of the transaction, if his shares are not purchased by us or our management at a premium to the then current market price (or if management refuses to transfer to him, her or it some of their shares). By limiting a stockholder’s ability to convert only 10% of the shares sold in this offering, on a cumulative basis, we believe we have limited the ability of a small group of stockholders to unreasonably attempt to block a transaction which is favored by our other public stockholders. Our existing stockholders will not have such conversion rights with respect to any shares of common stock owned by them, directly or indirectly, whether included in or underlying their initial securities or purchased by them in this offering or in the aftermarket. The actual per-share conversion price will be equal to (i) the amount in the trust account, inclusive of any interest calculated, in the case of an initial business combination, as of two business days prior to the proposed consummation of the initial business combination, and, in the case of the extended period, as of the date of the meeting called for the purpose of approving such extension, divided by (ii) the number of shares sold in this offering. Accordingly, interest will continue to accrue up to the date of the special meeting of stockholders called for the purpose of approving the extended period or two business days prior to the proposed consummation. Without taking into account any interest earned on the trust account, the initial per-share conversion price would be approximately $6.86, or $0.14 less than the per unit offering price.

An eligible stockholder may request conversion at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to the approval of the extended period or a proposed business combination at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against the extension or business combination and the extension or business combination is approved and, in the case of the business combination, it is completed. In order to effect a conversion, an eligible stockholder would be required to deliver the certificates representing the shares requested to be converted in accordance with procedures established by us in connection with the vote. We intend to require public stockholders, whether they are a record holder or hold their shares in “street name,” to either tender their certificates to our transfer agent at any time through the vote on the business combination or to deliver their shares to the transfer agent electronically using Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option. The proxy solicitation materials that we will furnish to stockholders in connection with the vote for the approval of the extended period or any proposed business combination will indicate definitively whether we are requiring stockholders to satisfy such certification and delivery requirements. Accordingly, a stockholder would have from the time we send out our proxy statement through the vote on the approval of the extended period or the business combination to tender his shares if he wishes to seek to exercise his conversion rights. This time period varies depending on the specific facts of each transaction. However, as the delivery process can be accomplished by the stockholder, whether or not he is a record holder or his shares are held in “street name,” in a matter of hours by simply contacting the transfer agent or his broker and requesting delivery of his shares through the DWAC System, we believe this time period is sufficient for an average investor. We will only require stockholders to deliver their certificates prior to the vote if we give stockholders at least two weeks between the mailing of the proxy solicitation materials and the meeting date. However, because we do not have any control over this process, it may take significantly longer than two weeks. This requirement may make it more difficult for stockholders to elect to convert their shares and more likely that a stockholder will not meet all of the requirements for conversion.

Traditionally, in order to perfect conversion rights in connection with a blank check company’s business combination, a holder could simply vote against a proposed business combination and check a box on the proxy card indicating such holder was seeking to convert. After the business combination was approved, the company would contact such stockholder to arrange for the stockholder to deliver its certificate to verify ownership. As a result, the stockholder then had an “option window” after the consummation of the business combination during which the stockholder could monitor the price of the stock in the market. If the price rose above the conversion price, the stockholder could sell its shares in the open market before actually delivering its shares to the company for cancellation. Thus, the conversion right, to which stockholders were aware they needed to commit before the stockholder meeting, would become a continuing right surviving past the consummation of the business combination until the converting holder delivered his certificate for conversion at the conversion price. We believe that this continuing right could result in more votes against a proposed business combination, thereby making it more difficult for them to be completed than is the case when stockholders do not have this right. The requirement for physical or electronic delivery prior to the meeting ensures that a converting holder’s election to convert is irrevocable once the business combination is approved.

There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker $35 and it would be up to the broker whether or not to pass this cost on to the converting holder. However, this fee would be incurred regardless of whether or not we require holders seeking to exercise conversion rights to tender their shares prior to the meeting — the need to deliver shares is a requirement of conversion regardless of the timing of when such delivery must be effectuated. Accordingly, this would not result in any increased cost to shareholders when compared to the traditional process.

Any request for conversion, once made, may be withdrawn at any time up to the vote taken with respect to the proposed business combination. Furthermore, if a stockholder delivered his certificate for conversion and subsequently decided prior to the vote not to elect conversion, he may simply request that the transfer agent return the certificate (physically or electronically). It is anticipated that the funds to be distributed to stockholders entitled to convert their shares who elect conversion will be distributed promptly after the approval of the extended period or completion of a business combination. Public stockholders who convert their stock into their share of the trust account still have the right to exercise any warrants they still hold.

If a vote on our initial business combination is held and the business combination is not approved, we may continue to try to consummate a business combination with a different target until 24 months (or 30 months if the extended period is approved) from the date of this prospectus. If the extended period is not approved or the initial business combination is not approved or completed for any reason, then public stockholders voting against the extended period or our initial business combination, as the case may be, who exercised their conversion rights would not be entitled to convert their shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account. In such case, if we have required public stockholders to tender their certificates prior to the meeting, we will promptly return such certificates to the tendering public stockholder. Public stockholders would be entitled to receive their pro rata share of the aggregate amount on deposit in the trust account only in the event that the proposal for the approval of the extended period they voted against was duly approved, the initial business combination they voted against was duly approved and subsequently completed, or in connection with our dissolution or liquidation.

We will not complete any business combination if public stockholders, owning 30% or more of the shares sold in this offering, exercise their conversion rights, on a cumulative basis, which includes any shares previously converted by a stockholder in connection a vote against the extended period, if any, and our initial business combination in connection with their vote against the business combination. Accordingly, it is our understanding and intention in every case to structure and consummate any potential business combination in a manner such that approximately 30% of the common stock purchased by the public stockholders in this offering, on a cumulative basis, could elect to convert the public stockholders’ common stock into a pro rata share of the aggregate amount then on deposit in each case in the trust account, and the business combination could still be consummated. We have set the conversion percentage at 30% in order to reduce the likelihood that a small group of investors holding a block of our stock will be able to stop us from completing a business combination that is otherwise approved by a large majority of our public stockholders. However, this 30% threshold may make it more difficult for public stockholders seeking to prevent a business combination from doing so. While there are several other offerings similar to ours which include conversion provisions of greater than 20%, the 20% threshold was previously customary and standard for offerings similar to ours.

Investors in this offering who do not sell the warrants included in the units (or if the over-allotment is exercised, investors in this offering who receive less than an aggregate of approximately $0.14 of net sales proceeds for the warrants included in the units), or persons who purchase common stock in the aftermarket at a price in excess of $7.00 per share, may have a disincentive to exercise their conversion rights because the amount they would receive upon conversion could be less than their original or adjusted purchase price.

Dissolution and Liquidation if No Business Combination

If we do not complete a business combination within 24 months after the consummation of this offering, or if the holders of 30% or more of the shares sold in this offering vote against a proposed extension, if any, beyond 24 months to 30 months after the date of this prospectus and elect to convert their shares into a pro rata share of the trust account or we do not receive stockholder approval for such extension (and we are not able to complete our initial business combination within such 24 month period), our amended and restated

certificate of incorporation provides that our corporate purposes and powers will immediately thereupon be limited to acts and activities related to dissolving and winding up our affairs, including liquidation, and we will not be able to engage in any other business activities. Pursuant to Delaware law, this dissolution also requires the affirmative vote of stockholders owning a majority of our then outstanding common stock. In such event, we will promptly prepare a proxy statement and notice of a special meeting of stockholders to seek stockholder approval to comply with Section 281(b) of the Delaware General Corporation Law as set forth below. If we fail to obtain such approval, however, our amended and restated certificate of incorporation also provides that our corporate existence will automatically cease by operation of law 30 months after the date of this prospectus except for the purposes of winding up our affairs and liquidating. Accordingly, if we are unable to effectuate our dissolution for whatever reason, we will still automatically dissolve 30 months after the date of this prospectus. A proposal to amend this provision to provide for our perpetual existence or to extend such date to a later date may be submitted to our stockholders only in connection with a vote to approve a proposed business combination and would be conditioned upon approval of the business combination. The provision regarding our 30 month finite life may not be amended except in connection with the consummation of a business combination. If we have not completed a business combination by such date, our corporate existence will cease except for the purposes of winding up our affairs and liquidating, pursuant to Section 278 of the Delaware General Corporation Law. This has the same effect as if our board of directors and stockholders had formally voted to approve our dissolution pursuant to Section 275 of the Delaware General Corporation Law. Accordingly, limiting our corporate existence to a specified date as permitted by Section 102(b)(5) of the Delaware General Corporation Law removes the necessity to comply with the formal procedures set forth in Section 275 (which would have required our board of directors and stockholders to formally vote to approve our dissolution and liquidation and to have filed a certificate of dissolution with the Delaware Secretary of State). We view this provision terminating our corporate life in 30 months as an obligation to our stockholders and will not take any action to amend or waive this provision to allow us to survive for a longer period of time except in connection with the consummation of a business combination. The 30-month finite life removes the requirement to obtain stockholder approval of a plan of liquidation before distributing the trust account to public stockholders and provides more certainty as to the timing of the distributions of the proceeds in the trust account in the event the initial business combination is not completed.

If we are unable to complete a business combination within 24 months (or 30 months if the extended period has been approved), we will distribute to all of our public stockholders, in proportion to their respective equity interests, an aggregate sum equal to the amount in the trust account, inclusive of any interest, plus any remaining net assets (subject to our obligations under Delaware law to provide for claims of creditors as described below). We anticipate notifying the trustee of the trust account to begin liquidating such assets promptly after such date and anticipate it will take no more than 10 business days to effectuate such distribution. Our existing stockholders have waived their rights to participate in any liquidation distribution with respect to their initial shares. There will be no distribution from the trust account with respect to our warrants, which will expire worthless. We will pay the costs of liquidation from our remaining assets outside of the trust account. If such funds are insufficient, NAP, our majority stockholder, and Elliot P. Friedman, our Vice Chairman, have agreed to advance us the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $75,000 to $100,000) and have agreed not to seek repayment of such expenses.

If we were to expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the initial per-share liquidation price would be equal to the per unit offering price of $6.86, or approximately $0.14 less than the per unit offering price of $7.00. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors (which could include vendors and service providers we have engaged to assist us in any way in connection with our search for a target business and that are owed money by us, as well as target businesses themselves) which could have higher priority than the claims of our public stockholders.

Each of NAP and Mr. Friedman has entered into a written agreement which provides that it and he will be liable to us if and to the extent claims by third parties reduce the amounts in the trust account available for payment to our stockholders in the event of a liquidation and the claims are made by a vendor for services rendered, or products sold, to us, or by a prospective target business. A “vendor” refers to a third party that enters into an agreement with us to provide goods or services to us. However, the agreements entered into by NAP and Mr. Friedman specifically provide for two exceptions to the indemnity given: there will be no liability (1) as to any claimed amounts owed to a third party who executed a legally enforceable waiver, or (2) as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Furthermore, the indemnification obligation of NAP and Mr. Friedman does not cover claims of our officers and directors for cost reimbursement since (i) all of our officers and directors have agreed to waive any claims against the trust and not to seek recourse against the trust for any reason and (ii) the indemnification obligations cover us for any losses, claims or expenses, to the extent such losses, claims, expenses, etc. reduce the amount in the trust available for distribution to our stockholders and not for any other losses. Additionally, there could be claims from parties other than vendors, third parties with which we entered into a contractual relationship or target businesses that would not be covered by the indemnity from NAP and Mr. Friedman, such as stockholders and other claimants who are not parties in contract with us who file a claim for damages against us. If a claim was made that resulted in NAP and Mr. Friedman having liability and they also refuse or otherwise fail to satisfy their obligations, we would have a fiduciary obligation to bring an action against them to enforce our indemnification rights and would accordingly bring such an action against them. We cannot assure you, however, that NAP and Mr. Friedman will be able to satisfy their obligations. Accordingly, the actual per-share liquidation price could be less than approximately $6.86, plus interest, due to claims of creditors. Furthermore, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you that we will be able to return to our public stockholders at least approximately $6.86 per share.

Our public stockholders will be entitled to receive funds from the trust account only in the event of the expiration of our corporate existence and our liquidation or if they seek to convert, their respective shares into cash (i) in connection with a proposal to approve the extended period which the stockholder voted against and which is approved or (ii) upon a business combination which the stockholder voted against and which is approved and completed by us. In no other circumstances will a stockholder have any right or interest of any kind to or in the trust account.

Under the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, as stated above, it is our intention to make liquidating distributions to our stockholders as soon as reasonably possible after the 24 month period (or 30 month period if the extended period has been approved) and, therefore, we do not intend to comply with those procedures. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend well beyond the third anniversary of such date. Because we will not be complying with Section 280, Section 281(b) of the Delaware General Corporation Law requires us to adopt a plan that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. Accordingly, we would be required to provide for any claims of creditors known to us at that time or those that we believe could be potentially brought against us within the subsequent 10 years prior to our distributing the funds in the trust account to our public stockholders. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors and service providers (such as accountants, lawyers, investment bankers, etc.) and potential target businesses. As described above, pursuant to the obligation contained in our underwriting agreement, we will seek to have all vendors, service providers and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account. As a result, the claims that could be made against us will be limited, thereby lessening the likelihood that any claim would result in any liability extending to the trust. We therefore believe that any necessary provision for creditors will be reduced and should not have a significant impact on our ability to distribute the funds in the trust account to our public stockholders. However, we cannot assure you that we will properly assess all claims that may be brought against us. We have not received any waivers yet and there is no guarantee that vendors, service providers and prospective target businesses will execute such agreements. Nor is there any guarantee that, even if they execute such agreements with us, they will not seek recourse against the trust account. A court could also conclude that such agreements are not legally enforceable. As a result, if we liquidate, the per-share distribution from the trust account could be less than approximately $6.86 due to claims or potential claims of creditors.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, because we intend to distribute the proceeds held in the trust account to our public stockholders promptly after the 24 month period (or 30 month period if the extended period has been approved) this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our board may be viewed as having breached their fiduciary duties to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

Competition

In identifying, evaluating and selecting a target business, we may encounter intense competition from other entities having a business objective similar to ours. There are approximately 56 blank check companies that have completed initial public offerings in the United States with more than $11.3 billion in trust (of which 14, with more than $853.8 million in trust, are focused on target businessses in Asia) that are seeking to carry out a business plan similar to our business plan. Furthermore, there are a number of additional offerings for blank check companies that are still in the registration process but have not completed initial public offerings and there are likely to be more blank check companies filing registration statements for initial public offerings after the date of this prospectus and prior to our completion of a business combination. Additionally, we may be subject to competition from entities other than blank check companies having a business objective similar to ours, including venture capital firms, leverage buyout firms and operating businesses looking to expand their operations through the acquisition of a target business. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than us and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there may be numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. We will only have access to approximately $12 million in our trust account to consummate a business combination. Accordingly, if we locate a target business that is valued at substantially more than $23.3 million and the sellers of that target business wish to be paid in cash, we will be forced to obtain third party financing to complete such a transaction. There is no assurance that such financing will be available to us on terms acceptable to us or at all. Other blank check companies whose trust accounts are significantly larger than ours would not have the same problem in financing such a transaction. Accordingly, this inherent competitive limitation may give others an advantage in pursuing the acquisition of a target business. However, while the size of this offering may be smaller than other similarly structured blank check companies, we believe that the threshold size of the business that we must acquire is more consistent with the types of acquisitions that are consummated in China. Furthermore, our ability to issue our securities in connection with any business combination would allow us to complete a business combination with a much larger target business. We therefore believe that this competitive disadvantage may be reduced in our situation although we cannot assure you of this fact. Further, the following may also not be viewed favorably by certain target businesses:

•	our obligation to seek stockholder approval of a business combination may delay the completion of a transaction;
•	our obligation to convert into cash shares of common stock held by our public stockholders to such holders that both vote against the business combination and exercise their conversion rights may reduce the resources available to us for a business combination; and
•	our outstanding warrants and options, and the potential future dilution they represent.

Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination. Our management believes, however, that our status as a public entity and potential access to the United States public equity markets may give us a competitive advantage over privately-held entities having a similar business objective as ours in acquiring a target business with significant growth potential on favorable terms.

If we succeed in effecting a business combination, there will be, in all likelihood, intense competition from competitors of the target business. We cannot assure you that, subsequent to a business combination, we will have the resources or ability to compete effectively.

Facilities

We maintain our executive offices at 1801-03, 18F, One Lu Jia Zui, 68 Yin Cheng Middle Rd., Pudong, Shanghai, 200120, China. New Asia Partners Limited has agreed to provide us, at no cost, with office space and utilities pursuant to a letter agreement between us and New Asia Partners Limited. This space will be shared by us with New Asia Partners Limited as well as certain of its affiliates. We consider our current office space adequate for our current operations.

Employees

We have two executive officers. These individuals are not obligated to devote any specific number of hours to our matters and intend to devote only as much time as they deem necessary to our affairs. The amount of time they will devote in any time period will vary based on whether a target business has been selected for the business combination and the stage of the business combination process the company is in. Accordingly, once management locates a suitable target business to acquire, they will spend more time investigating such target business and negotiating and processing the business combination (and consequently devote more time to our affairs) than they would prior to locating a suitable target business. We do not intend to have any full time employees prior to the consummation of a business combination.

Periodic Reporting and Audited Financial Statements

We have registered our units, common stock and warrants under the Securities Exchange Act of 1934, as amended, and have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with these reporting requirements, our annual reports will contain financial statements audited and reported on by our independent registered public accountants.

We will provide stockholders with audited financial statements of the prospective target business as part of the proxy solicitation materials sent to stockholders to assist them in assessing the target business. In all likelihood, these financial statements will need to be prepared in accordance with United States generally accepted accounting principles. We cannot assure you that any particular target business identified by us as a potential acquisition candidate will have financial statements prepared in accordance with United States generally accepted accounting principles or that the potential target business will be able to prepare its financial statements in accordance with United States generally accepted accounting principles. To the extent that this requirement cannot be met, we may not be able to acquire the proposed target business. While this may limit the pool of potential acquisition candidates, we do not believe that this limitation will be material.

Comparison to offerings of blank check companies

The following table compares and contrasts the terms of our offering and the terms of an offering of blank check companies under Rule 419 promulgated by the SEC assuming that the gross proceeds, underwriting discounts and underwriting expenses for the Rule 419 offering are the same as this offering and that the underwriters will not exercise their over-allotment option. None of the terms of a Rule 419 offering will apply to this offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds	$10,818,000 of the net offering proceeds plus the $1,187,500 we will receive from the sale of the insider warrants will be deposited into a trust account at HSBC, maintained by Continental Stock Transfer & Trust Company, acting as trustee.	$10,143,000 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.
Investment of net proceeds	The $10,818,000 of net offering proceeds plus the $1,187,500 we will receive from the sale of the insider warrants held in trust will only be invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940.	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act of 1940 or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.
Limitation on Fair Value or Net Assets of Target Business	The initial target business that we acquire must have a fair market value at least equal to 200% of the amount held in the trust account (not including the deferred underwriting discount and legal fees held in the trust account) as of the date the definitive agreement relating to our initial business combination is executed.	We would be restricted from acquiring a target business unless the fair value of such business or net assets to be acquired represent at least 80% of the maximum offering proceeds.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Trading of securities issued	The units may commence trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin to trade separately five business days following the earlier to occur of the expiration of the representative’s over-allotment option or its exercise in full, subject to our having filed with the SEC a Current Report on Form 8-K, which includes an audited balance sheet reflecting our receipt of the proceeds of this offering, including any proceeds we receive from the exercise of the over-allotment option, if such option is exercised prior to the filing of the Current Report on Form 8-K and our having issued a press release announcing when such separate trading will begin. If the over-allotment option is exercised after our initial filing of a Form 8-K, we will file an amendment to the Form 8-K to provide updated financial information to reflect the exercise and consummation of the over-allotment option.	No trading of the units or the underlying common stock and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.
Exercise of the warrants	The warrants cannot be exercised until the later of the completion of a business combination and one year from the date of this prospectus and, accordingly, will be exercised only after the trust account has been terminated and distributed.	The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Election to remain an investor	We will give our stockholders the opportunity to vote on the extended period and on the business combination. In connection with seeking stockholder approval, we will send each stockholder a proxy statement containing information required by the SEC. A stockholder following the procedures described in this prospectus is given the right to convert his or her shares into his or her pro rata share of the trust account. However, a stockholder who does not follow these procedures or a stockholder who does not take any action would not be entitled to the return of any funds.	A prospectus containing information required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company, in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post-effective amendment, to decide whether he or she elects to remain a stockholder of the company or require the return of his or her investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account would automatically be returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the escrow account must be returned to all investors and none of the securities will be issued.
Business combination deadline	Our initial business combination must occur within 24 months after the date of this prospectus or 30 months if the extended period, if any, is approved. If we do not enter into a letter of intent or a definitive agreement within such 24-month period, or if the holders of 30% or more of the shares sold in this offering vote against the proposed extension beyond 24 months to 30 months and elect to convert their shares into a pro rata share of the trust account or we do not receive stockholder approval for such extension (and we are not be able to complete our initial business combination within such 24 month period), our corporate purposes and powers will immediately thereupon be limited to acts and activities related to dissolving and winding up our affairs, including liquidation, and we will not be able to engage in any other business activities.	If an acquisition has not been consummated within 18 months after the effective date of the initial registration statement, funds held in the trust or escrow account would be returned to investors.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Our amended and restated certificate of incorporation further provides that our corporate existence will automatically cease 30 months after the date of this prospectus except for the purposes of winding up our affairs and liquidating pursuant to Section 278 of the Delaware General Corporation Law. However, in connection with the vote to approve our initial business combination, our public stockholders will also vote to amend this provision to allow for our perpetual existence.
Interest earned on the funds in the trust account	There can be released to us, from time to time, interest income earned on the funds in the trust account to fund expenses related to investigating and selecting a target business and our other working capital requirements and to pay our tax obligations; provided, however, that we will not be allowed to withdraw interest income earned on the trust account unless the amount remaining in the trust account after such withdrawal is at least equal to $6.86 multiplied by the number of shares sold in this offering. The remaining interest earned on the funds in the trust account will not be released until the earlier of the completion of a business combination or our liquidation upon failure to effect a business combination within the allotted time.	All interest earned on the funds in the trust account will be held in trust for the benefit of public stockholders until the earlier of the completion of a business combination or our liquidation upon failure to effect a business combination within the allotted time.
Release of funds	Except for interest earned on the trust account balance to the extent that after any such withdrawal, the amount in the trust account is at least equal to $6.86 multiplied by the number of shares sold in this offering, the proceeds held in the trust account will not be released until the earlier of the completion of a business combination or our liquidation upon failure to effect a business combination within the allotted time.	The proceeds held in the escrow account would not be released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.

MANAGEMENT

Directors and Executive Officers

Our current directors and executive officers are as follows:

Name	Age	Position
Dennis Nguyen	37	Chairman of the Board, Chief Executive Officer and Chief Financial Officer
Elliot P. Friedman	54	Vice Chairman
Shu Fan Lee	44	Director

Dennis Nguyen has served as our Chairman of the Board and Chief Executive Officer since June 2008 and our Chief Financial Officer since August 2008. Mr. Nguyen is chairman of NAP, a Shanghai and Hong Kong-based investment firm which he co-founded in December 2002 and which is focused on assisting Chinese companies access the international capital markets, principally by providing equity capital and corporate finance advisory services. Mr. Nguyen also serves as co-chairman of New Asia Partners Capital Management Limited, a private equity fund management company formed by NAP. Mr. Nguyen has also served as chairman of the board and chief executive officer of New Asia Partners China I Corporation, a blank check company seeking to complete a business combination with an operating business in the PRC, since November 2007 and as chief financial officer since August 2008. Since May 2006, he has served as a director of Wuyi International Pharmaceutical Co. Limited, a Fujian-based pharmaceutical company listed on the Hong Kong Stock Exchange (HKSE:1889.HK). Mr. Nguyen was formerly the vice chairman of China Huiyin Group Limited, a Jiangsu-based household appliance and consumer electronics retail chain store operator as well as formerly a director of Sino Environmental Technology Group Limited, a Fujian-based environmental waste management company listed on the Singapore Stock Exchange (SGX:Y62.SI), and M Dream China Holdings Limited, a leading mobile games software developer in China. From April 2002 to October 2002, he served as vice president of Daiwa Securities SMBC, where he was responsible for all Greater China investment banking activities. From October 1999 to March 2002, he was associate director-equity capital markets of Credit Agricole Indosuez, where he was responsible for the Taiwan and Hong Kong markets, and from 1998 to 1999, he was manager in the mergers and acquisitions department of Citigroup Inc. Mr. Nguyen holds a Joint Master of Arts-International Studies at Johns Hopkins University/Nanjing University. He also holds a Juris Doctor degree from the University of Minnesota Law School and a double bachelor of arts degree in economics and Chinese literature from the University of California at Irvine. Mr. Nguyen is a member of the Johns Hopkins University Advisory Council and is a director of the Board of Directors of the University of California at Irvine Alumni Association.

Elliot P. Friedman has served as our Vice Chairman since August 2008 and a director since our inception. From our inception to August 2008, Mr. Friedman served as our chief executive officer. Mr. Friedman has served as vice chairman of New Asia Partners China I Corporation since November 2007. Since May 2007, he has served as co-manager of Capital TEN Partners, LLC. From 2004 to 2007, Mr. Friedman served as chief executive officer of Loyalty China LLC, a company he founded that provides customer relations management software and related marketing services to large companies based in China. From 2000 to 2003, Mr. Friedman served as chief executive officer of eChinaCash Inc., a company he founded that provided customer relations management software and related marketing services to SinoPEC, China’s largest retailer of petroleum products with 30,000 gas stations. In 1995, Mr. Friedman founded PharmaPrint, a pharmaceutical and over-the-counter drug producer that undertook its initial public offering in 1996, and served as its chief executive officer through September 1999. In 1991, Mr. Friedman founded BioTek solutions and served as its chief executive officer until 1995. In 2003, Mr. Friedman received a license as a China Foreign Expert from the People’s Republic of China’s central government. Mr. Friedman received a B.A. from the University of Pennsylvania and an M.B.A. from the Massachusetts Institute of Technology.

Shu Fan Lee has served as a member of our board of directors since June 2008. Mr. Lee is co-chairman of NAP which he co-founded in December 2002 with Mr. Nguyen. Mr. Lee also serves as fund manager of New Asia Partners Capital Management Limited and as a director of New Asia Partners China I Corporation since November 2007. From September 1999 to November 2003, Mr. Lee served as chief financial officer of Vertex Communications & Technology Group, a technology and media services company (HKSE:8228.HK).

From August 1996 to December 1998, Mr. Lee served as director of capital markets for Nikko Securities Asia Limited, an investment banking firm. Mr. Lee received a B.A. from State University of New York at Cortland and a Juris Doctor degree from Washington College of Law, American University, and holds a Solicitor license from the Law Society of Hong Kong.

Our board of directors is divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. The term of office of the first class of directors, consisting of Mr. Lee, will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of Mr. Friedman, will expire at the second annual meeting. The term of the third class of directors, consisting of Mr. Nguyen, will expire at the third annual meeting.

Executive Compensation

No executive officer or director has received any cash or other compensation for services rendered to us in any capacity. No compensation of any kind, including finders, consulting or other similar fees, whether in cash, our securities or otherwise, will be paid by us or a target business to any of our existing stockholders, including our officers and directors, or any of their respective affiliates, or to any additional officers or directors which may be appointed prior to the completion of our initial business combination, prior to, or for any services they render in order to effectuate, the consummation of a business combination. However, such individuals will be reimbursed for any actual out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses, performing due diligence on suitable business combinations and travel expenses, meals and lodging incurred in visiting potential target businesses. There is no limit on the amount of these actual out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged.

Prior Involvement of Principals in Blank Check Companies

All of our officers and directors are also the officers and directors of another company, New Asia Partners China I Corporation, that has filed an offering similar to this offering with the SEC. Our existing stockholders purchased all of the outstanding common stock of New Asia Partners China I Corporation for $25,000. It is expected that they will collectively own 20% of its common stock outstanding after its initial public offering is completed.

New Asia Partners Limited intends to provide certain office space and utilities to New Asia Partners China I Corporation for no fee until the completion of its initial business combination.

Conflicts of Interest

Potential investors should be aware of the following potential conflicts of interest:

•	None of our officers and directors is required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating their time among various business activities.
•	In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which maybe appropriate for presentation to our company as well as the other entities with which they are affiliated. Our management may have conflicts of interest in determining to which entity a particular business opportunity should be presented.
•	NAP has made only minority, non-control investments in PRC based entities. However, it may seek to complete control investments, acquisitions and other forms of business combinations as well. In addition, NAP has formed New Asia Partners Capital Management Limited (NAPCM), a private equity fund management company which intends to make minority, non-control investments of up to $25 million and focus its investments in the expansion capital stage of each company’s development. Each of Messrs. Nguyen and Lee are principals of NAPCM and have pre-existing obligations to NAP and the fund. Conflicts of interest may arise in determining to which entity a particular business opportunity should be presented.
•	Our officers and directors are also officers and directors of New Asia Partners China I Corporation, a blank check company seeking to complete a business combination with an operating business in the PRC that has a fair market value of at least $40 million. To date, New Asia Partners China I Corporation has not yet completed its initial public offering. Our officers and directors may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by our company.
•	The initial shares owned directly or indirectly by our officers and directors will be released from escrow only if a business combination is successfully completed, and the insider warrants purchased by our officers and directors and any warrants which they may purchase in this offering or in the aftermarket will expire worthless if a business combination is not consummated. Additionally, the holders of the initial shares, which are affiliates of our officers and directors, will not receive liquidation distributions with respect to any of their initial shares. Furthermore, the purchasers of the insider warrants, NAP, NAPCM and Capital TEN Partners, LLC, which are directly and indirectly owned by our officers and directors, and which are purchasing an aggregate of 1,187,500 of the insider warrants, have agreed, subject to limited exceptions, that such securities will not be sold or transferred by them until after we have completed a business combination. For the foregoing reasons, our board will have a conflict of interest in determining whether a particular target business is appropriate to effect a business combination with.
•	The ability of our officers’ and directors’ affiliates to exercise their insider warrants on a cashless basis may cause them to have a conflict of interest in determining when to call the warrants for redemption as they would potentially be able to avoid any negative price pressure on the price of the warrants and common stock due to the redemption through a cashless exercise.
•	Our officers and directors may purchase shares of common stock as part of this offering or in the open market. If they did, they would be entitled to vote such shares as they choose on a proposal to approve a business combination.

In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

•	the corporation could financially undertake the opportunity;
•	the opportunity is within the corporation’s line of business; and
•	it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

Accordingly, as a result of multiple business affiliations, our officers and directors have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. In addition, conflicts of interest will likely arise when our board evaluates a particular business opportunity with respect to the above-listed criteria. We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

The following table sets forth those companies affiliated with our officers and directors as to which any of our officers or directors have a fiduciary duty or contractual obligation to present business opportunities and the priority or preference of those duties and obligations in relation to their duties and obligations to us.

Name of Affiliated Company	Name of Individual	Priority/Preference Relative to New Asia Partners China Corporation
New Asia Partners Limited (NAP)	Dennis Nguyen Shu Fan Lee	Each of these individuals will be required to present to us all business opportunities that are suitable for us before presenting them to NAP
New Asia Partners Capital Management (NAPCM).	Dennis Nguyen Shu Fan Lee	Each of these individuals will be required to present to us all business opportunities that are suitable for us before presenting them to NAPCM
New Asia Partners China I Corporation	Dennis Nguyen Elliot P. Friedman Shu Fan Lee	Each of these individuals will be required to present to us all business opportunities that are suitable for us before presenting them to New Asia Partners China I Corporation

Name of Affiliated Company	Name of Individual	Priority/Preference Relative to New Asia Partners China Corporation
Wuyi International Pharmaceutical Co. Limited	Dennis Nguyen	Mr. Nguyen will be required to present to Wuyi International Pharmaceutical Co. Limited all business opportunities suitable for it before presenting them to us
Capital TEN Partners, LLC	Elliot P. Friedman	Mr. Friedman will be required to present to us all business opportunities that are suitable for us before presenting them to Capital TEN Partners, LLC

Conflicts of interest may arise with respect to NAP and NAPCM because the business opportunity identified by our officers and directors may not have determined the type of transaction it is willing to consider, such as whether to accept a minority, non-control investment or control investment, be acquired by an operating business, or go public. Therefore, a particular target business may be a business opportunity applicable to us and one or more of the companies affiliated with our officers and directors.

In order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, each of our officers has agreed in writing, until the earliest of a business combination, our liquidation or such time as he or she ceases to be an officer, to present to our company for our consideration, prior to presentation to any other entity, any suitable business opportunity subject to any pre-existing fiduciary or contractual obligations he might have. Although we have not established any procedures to ensure that our officers observe these requirements we intend to establish a centralized database of all business opportunities identified by our officers and directors.

In order to minimize conflicts, each of NAP, NAPCM and Capital TEN Partners, LLC has agreed in writing, until the earlier of our execution of a letter of intent or a definitive agreement relating to an initial business combination or our liquidation, to present to our company for consideration, prior to undertaking on its own behalf or presenting to any other person or entity, any business opportunity that has an enterprise value of $23.3 million or more and has its principal operations in the PRC. NAP’s and NAPCM’s focus is in the same industries and geographic region as ours. NAP and NAPCM intend to invest in companies with enterprise values between $20 million and $500 million. Each of the rights of first refusal described above provide that the individual who has identified a particular business opportunity which may be appropriate for us and the conflicted entity shall first present the opportunity to our board of directors and we will have a period of 30 days to determine if we intend to proceed with a particular business opportunity before the opportunity may be presented to the other entity.

In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote their respective initial shares in accordance with the vote of the public stockholders owning a majority of the shares of our common stock sold in this offering. In addition, they have agreed to waive their respective rights to participate in any liquidation distribution with respect to those shares of common stock acquired by them prior to this offering. Any common stock acquired by existing stockholders in the offering or aftermarket will be considered part of the holdings of the public stockholders. Except with respect to the conversion rights afforded to public stockholders, these existing stockholders will have the same rights as other public stockholders with respect to such shares, including voting rights in connection with a potential business combination. Accordingly, they may vote such shares on a proposed business combination any way they choose.

To further minimize potential conflicts of interest, we have agreed not to (i) consummate an initial business combination with an entity with which our officers or directors, through their other business activities, had acquisition or investment discussions in the past, (ii) consummate an initial business combination with an entity which is, or has been within the past five years, affiliated with any of our officers, directors, initial shareholders or their affiliates, including an entity that is either a portfolio company of, or has otherwise received a material financial investment from, any private equity fund or investment company (or an affiliate thereof) that is affiliated with such individuals; or (iii) enter into a business combination where we acquire less than 100% of a target business and any of our officers, directors, initial shareholders or their affiliates acquire the remaining portion of such target business, unless, in any case, we obtain an opinion from an independent investment banking firm that the business combination is fair to our unaffiliated shareholders from a financial point of view. While we currently do not anticipate entering into a business combination with an entity affiliated with any of our existing stockholders or entering into a business combination where we acquire less than 100% of a target business and any of our officers, directors, existing stockholders or their affiliates acquire the remaining portion of such target business, we are not prohibited from doing so. We will also not acquire an entity with which our management, through their other business activities, is currently having acquisition or investment discussions. We do not have similar agreements with respect to entities that were formerly affiliated with our officers, directors and existing stockholders. Furthermore, in no event will any of our existing officers, directors or stockholders, or any entity with which they are affiliated, be paid any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the consummation of a business combination.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of the date of this prospectus and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus (assuming none of the individuals listed purchase units in this offering), by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;
•	each of our officers and directors; and
•	all our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

	Before Offering and Private Placement			After Offering and Private Placement(1)
Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership		Approximate Percentage of Outstanding Common Stock	Amount and Nature of Beneficial Ownership Assuming No Exercise of the Over-allotment Option(2)		Amount and Nature of Beneficial Ownership Assuming Full Exercise of the Over-allotment Option		Approximate Percentage of Outstanding Common Stock
New Asia Partners Limited	352,188	(3)	70.0%	306,250	(3)	352,188	(3)	14.0%
Capital TEN Partners, LLC(4)	150,937	(5)	30.0%	131,250	(5)	150,937	(5)	6.0%
Dennis Nguyen	352,188	(3)(6)	70.0%	306,250	(3)	352,188	(3)(6)	14.0%
Elliot P. Friedman(7)	150,937	(4)(8)	30.0%	131,250	(4)	150,937	(4)(8)	6.0%
Shu Fan Lee	352,188	(3)(6)	70.0%	306,250	(3)	352,188	(3)(6)	14.0%
All directors and executive officers as a group (3 individuals).	503,125	(10)	100.0%	437,500	(9)(10)	503,125	(9)(10)	20.0%

(1)	Unless otherwise indicated, the business address of each of the beneficial owners is 1801-03, 18F, One Lu Jia Zui, 68 Yin Cheng Middle Rd., Pudong, Shanghai, 200120, China.
(2)	Gives effect to the forfeiture of an aggregate of 65,625 shares of common stock by our existing stockholders.
(3)	Does not reflect an aggregate of 831,250 shares of common stock issuable upon exercise of insider warrants held by New Asia Partners Limited and New Asia Partners Capital Management Limited, which are not exercisable until the later of our completion of a business combination and one year from the date of this prospectus.
(4)	The business address of Capital TEN Partners, LLC is 116 Village Boulevard, Princeton, New Jersey 08540.
(5)	Does not reflect 356,250 shares of common stock issuable upon exercise of insider warrants held by Capital TEN Partners, LLC, which are not exercisable until the later of our completion of a business combination and one year from the date of this prospectus.
(6)	Represents shares held by New Asia Partners Limited, as to which Messrs. Nguyen and Lee are executive directors. Although Messrs. Nguyen and Lee may be deemed to have voting and dispositive power over the shares held by New Asia Partners Limited, they disclaim beneficial ownership of any shares in which they do not have a pecuniary interest.
(7)	The business address of Mr. Friedman is c/o Capital TEN Partners, LLC is 116 Village Boulevard, Princeton, New Jersey 08540.
(8)	Represents shares held by Capital TEN Partners, LLC, as to which Elliot P. Friedman has a 50% interest. Although Mr. Friedman may be deemed to have voting and dispositive power over the shares held by Capital TEN Partners, LLC, he disclaims beneficial ownership of any shares in which he does not have a pecuniary interest.
(9)	Does not reflect 1,187,500 shares of common stock issuable upon exercise of insider warrants, which are not exercisable until the later of our completion of a business combination and one year from the date of this prospectus.
(10)	Includes 54,688 shares (62,890 shares if the over-allotment option is exercised in full) subject to forfeiture if the maximum conversion has been effected in connection with our initial business combination.

Immediately after this offering, our existing stockholders, which directly or indirectly include all of our officers and directors, collectively, will beneficially own 20% of the then issued and outstanding shares of our common stock (assuming none of them purchase any units offered by this prospectus). None of our existing stockholders, officers or directors has indicated to us that he intends to purchase our securities in the offering. Because of the ownership block held by our existing stockholders, such individuals may be able to effectively exercise control over all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions other than approval of our initial business combination.

If Maxim Group LLC does not exercise all or a portion of the over-allotment option, our existing stockholders will be required to forfeit up to an aggregate of 65,625 shares of common stock. Each of our existing stockholders will be required to forfeit his pro rata percentage of the shares being forfeited as necessary to maintain their collective 20% ownership interest in our common stock after giving effect to the offering and the exercise, if any, of the underwriters’ over-allotment option.

All of the initial shares outstanding prior to the date of this prospectus will be placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent, until one year after the consummation of our initial business combination. The initial shares may be released from escrow earlier than this date if the over-allotment option is not exercised in full or in part in order to have up to 65,625 shares of common stock cancelled as described above or if, subsequent to our initial business combination we consummate a subsequent liquidation, merger, stock exchange, asset or stock acquisition, plan of arrangement, recapitalization, reorganization or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property. Additionally, if holders of more than 20% of the shares of common stock sold in this offering vote against a proposed business combination and exercise their conversion rights and such business combination is consummated, our existing stockholders have agreed to forfeit and return to us for cancellation a number of shares (up to 54,688 or 62,890 if the over-allotment option is exercised in full) so that the existing stockholders will collectively own no more than 23.81% of our outstanding common stock upon consummation of such business combination (without giving effect to any shares that may be issued in the business combination). The 23.81% threshold was determined in an arm’s length negotiation between the company and the underwriters in order to ensure that if more than 20% of the public stockholders seek conversion, and therefore reduce the total number of shares outstanding after the business combination, the initial stockholders’ ownership will be similarly reduced.

During the escrow period, the holders of these shares will not be able to sell or transfer their securities except (i) to an entity’s members or owners in proportion to their membership or ownership interest upon its liquidation, (ii) by gift to a member of the existing stockholder’s immediate family or a trust, the beneficiary of which is an existing stockholder or a member of the existing stockholder’s immediate family, (iii) by virtue of the laws of descent and distribution upon death, (iv) pursuant to a qualified domestic relations order or (v) by private sales made at or prior to the consummation of a business combination at prices no greater than the price at which the shares were originally purchased, in each case where the transferee agrees to the terms of the escrow agreement, but will retain all other rights as our stockholders, including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be placed in escrow. If we are unable to effect a business combination and liquidate, none of our existing stockholders will receive any portion of the liquidation proceeds with respect to their initial shares.

New Asia Partners Limited, New Asia Partners Capital Management Limited and Capital TEN Partners, LLC have committed to purchase 415,625, 415,625 and 356,250 of the insider warrants, respectively, at $1.00 per insider warrant (for a total purchase price of $1,187,500) from us. These purchases will take place on a private placement basis simultaneously with the consummation of this offering. The insider warrants will be identical to warrants underlying the units being offered by this prospectus except that the insider warrants (i) will be exercisable on a cashless basis and (ii) will not be redeemable by us, in each case, so long as they are still held by the purchasers or their permitted transferees. The purchasers have agreed, subject to the limited exceptions set forth below, that the insider warrants will not be sold or transferred by them until 30 days after the consummation of our initial business combination. Notwithstanding the foregoing, during such period, transfers of insider warrants (i) to an entity’s members or owners in proportion to their membership or ownership interest upon its liquidation, (ii) by gift to a member of an existing stockholder’s immediate family or a trust, the beneficiary of which is an existing stockholder or a member of the existing stockholder’s immediate family, (iii) by virtue of the laws of descent and distribution upon death or (iv) pursuant to a qualified domestic relations order, in each case where the transferee agrees to the terms of the escrow agreement.

TRANSACTIONS WITH RELATED PERSONS

In October 2007, we issued 2,156,250 shares of our common stock to the entities or individuals set forth below for $25,000 in cash, at a purchase price of approximately $0.0116 share, as follows:

Name	Number of Shares	Relationship to Us
Capital TEN Partners, LLC	1,778,906	Shareholder
Edward Boykin	377,344	Chairman of the Board

In December 2007, Capital TEN Partners, LLC transferred 115,000 of its shares to William Foster at a purchase price of approximately $0.0116 per share. In January 2008, Capital TEN Partners, LLC transferred 115,000 and 36,500 of its shares to John W. McIntyre and Ronald L. Scarboro, respectively, at a purchase price of approximately $0.0016 per share. In May and June, 2008, Messrs. Foster, McIntyre, Boykin and Scarboro contributed to us, at no cost, 115,000, 115,000, 377,344 and 36,500 shares of common stock, respectively. In June 2008, Capital TEN Partners, LLC contributed to us, at no cost, 1,009,821 shares of common stock and sold 352,188 shares of common stock to New Asia Partners Limited at a purchase price of approximately $0.0116 per share.

If Maxim Group LLC does not exercise all or a portion of the over-allotment option, New Asia Partners Limited and Capital TEN have agreed to forfeit up to an aggregate of 65,625 shares of common stock. If such shares are forfeited, we would initially record their then fair value as treasury stock with a corresponding credit to additional paid in capital. Upon cancellation of the treasury shares, those amounts, less the applicable par value of the shares, would be reversed and the effect on the equity accounts would be only to decrease common stock and increase additional paid in capital for the par value of the shares. Net equity would not change as a result of these transactions.

If holders of more than 20% of the shares of common stock sold in this offering vote against a proposed business combination and exercise their conversion rights and such business combination is consummated, our existing stockholders have agreed to forfeit and return to us for cancellation a number of shares (up to 54,688 or 62,890 if the over-allotment option is exercised in full) so that the existing stockholders will collectively own no more than 23.81% of our outstanding common stock upon consummation of such business combination (without giving effect to any shares that may be issued in the business combination).

If the underwriters determine the size of the offering should be increased or decreased, a stock dividend or a contribution back to capital, as applicable, would be effectuated in order to maintain our existing stockholders’ ownership at a percentage of the number of shares to be sold in this offering. Such an increase in offering size could also result in an increase in the amount of interest we may withdraw from the trust account.

These shares are identical to the shares of common stock included in the units being offered by this prospectus, except that the holders of such shares (i) cannot seek conversion rights with respect to such shares, (ii) have waived their rights to participate in any liquidation distribution with respect to such shares, (iii) have agreed to vote such shares in accordance with the majority of the shares voted by the public shareholders on a proposed business combination and (iv) have agreed to place such shares in escrow until one year after the consummation of our initial business combination.

The holders of the majority of these shares will be entitled to make up to two demands that we register these shares pursuant to an agreement to be signed prior to or on the date of this prospectus. The holders of the majority of these shares may elect to exercise these registration rights at any time commencing three months prior to the date on which these shares of common stock are released from escrow. In addition, these stockholders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the date on which these shares of common stockade released from escrow. We will bear the expenses incurred in connection with the filing of any such registration statements.

New Asia Partners Limited, New Asia Partners Capital Management Limited and Capital TEN Partners, LLC have committed, pursuant to subscription agreements with us, to purchase 415,625, 415,625 and 356,250 of the insider warrants, respectively, at $1.00 per insider warrant (for a total purchase price of $1,187,500), from us. These purchases will take place on a private placement basis simultaneously with the consummation of this offering. The purchase price for the insider warrants will be delivered to Continental Stock Transfer &

Trust Co., who will also be acting as escrow agent in connection with the private sale of insider warrants, at least 24 hours prior to the date of this prospectus to hold in an account until we consummate this offering. Continental Stock Transfer & Trust Co. will deposit the purchase price into the trust account simultaneously with the consummation of the offering. The insider warrants will be identical to warrants underlying the units being offered by this prospectus except that the insider warrants (i) will be exercisable on a cashless basis and (ii) will not be redeemable by us, in each case, so long as they are still held by the purchasers or their permitted transferees. The purchasers of the insider warrants have agreed, subject to the limited exceptions set forth below, that the insider warrants will not be sold or transferred by it until 30 days after the consummation of our business combination. Notwithstanding the foregoing, during such period, transfers of insider warrants (i) to an entity’s members or owners in proportion to their membership or ownership interest upon its liquidation, (ii) by gift to a member of an existing stockholder’s immediate family or a trust, the beneficiary of which is an existing stockholder or a member of the existing stockholder’s immediate family, (iii) by virtue of the laws of descent and distribution upon death, (iv) pursuant to a qualified domestic relations order, in each case where the transferee agrees to the terms of the escrow agreement or (v) by the representative to its officers, partners, employees or other affiliates. The holders of the majority of the insider warrants (or underlying shares) will be entitled to demand that we register these securities pursuant to an agreement to be signed prior to or on the date of this prospectus. The holders of the majority of these securities may elect to exercise these registration rights with respect to such securities at any time after we consummate a business combination. In addition, these holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to such date. We will bear the expenses incurred in connection with the filing of any such registration statements.

As of the date of this prospectus, Capital TEN Partners, LLC has advanced to us an aggregate of $126,571 under a line of credit to cover expenses related to this offering. The advances will be payable without interest on the earlier of October 29, 2008 or the consummation of this offering. We intend to repay these loans from the proceeds of this offering not being placed in trust.

We will reimburse our officers and directors for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations. There is no limit on the amount of out-of-pocket expenses reimbursable by us, which will be reviewed only by our board or a court of competent jurisdiction if such reimbursement is challenged.

Other than reimbursable out-of-pocket expenses payable to our officers and directors, no compensation or fees of any kind, including finder’s fees, consulting fees or other similar compensation, whether paid in cash, our securities or otherwise will be paid by us or a target business to any of our existing stockholders, officers or directors who owned our common stock prior to this offering, or to any of their respective affiliates, prior to or with respect to the business combination (regardless of the type of transaction that it is).

The sale of shares to our initial stockholders and the letter of credit were approved by the entire board of directors which consisted only of interested directors at the time of approval.

All ongoing and future transactions between us and any of our officers and directors or their respective affiliates, including loans by our officers and directors, will be on terms believed by us to be no less favorable to us than are available from unaffiliated third parties. Such transactions or loans, including any forgiveness of loans, will require prior approval by a majority of our uninterested “independent” directors (to the extent we have any) or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our disinterested “independent” directors (or, if there are no “independent” directors, our disinterested directors) determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties. The PRC government would not impose penalties on us if any transaction we enter into with our officers or directors or their affiliates is found not to have been conducted on an arm’s length basis, we could be subject to stockholder claims.

DESCRIPTION OF SECURITIES

General

On the date of this prospectus, we will be authorized to issue 12,000,000 shares of common stock, par value $.0001, and 1,000,000 shares of preferred stock, par value $.0001. As of the date of this prospectus, 503,125 shares of common stock are outstanding, held by 2 stockholders of record. No shares of preferred stock are currently outstanding.

Units

Each unit consists of one share of common stock and one warrant. Each warrant entitles the holder to purchase one share of common stock. The common stock and warrants comprising the units will begin separate trading five business days following the earlier to occur of expiration of the representative’s over- allotment option, their exercise in full or the announcement by the representative of its intention not to exercise all or any portion of the over-allotment option, subject to our having filed the Form 8-K described below and having issued a press release announcing when such separate trading will begin. We will file a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the proceeds of this offering promptly upon the consummation of this offering. The audited balance sheet will reflect proceeds we receive from the exercise of the over-allotment option, if the over-allotment option is exercised prior to the filing of the Form 8-K. If the over-allotment option is exercised after our initial filing of a Form 8-K, we will file an amendment to the Form 8-K to provide updated financial information to reflect the exercise of the over-allotment option.

Common Stock

Our stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. In connection with the vote required for the initial business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote their respective shares of common stock owned by them immediately prior to this offering in accordance with the majority of the shares of our common stock voted by our public stockholders. This voting arrangement shall not apply to shares included in units purchased in this offering or purchased following this offering in the open market by any of our existing stockholders, officers or directors. Our existing stockholders, officers or directors will vote all of their shares in any manner they determine, in their sole discretion, with respect to any other items that come before a vote of our stockholders.

We will proceed with a business combination only if (i) a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination, (ii) a majority of the outstanding shares of common stock vote in favor of the amendment to our amended and restated certificate of incorporation to allow for our perpetual existence, and (iii) public stockholders owning less than 30% of the shares sold in this offering exercise their conversion rights, on a cumulative basis, which includes any shares previously converted by a stockholder in connection with a vote against the extended period, if any, and our initial business combination, as described below. We intend to structure and consummate any potential business combination in a manner such that approximately 30% of the common stock purchased by the public stockholders in this offering, on a cumulative basis, could elect to convert the public stockholders’ common stock into a pro rata share of the aggregate amount then on deposit in each case in the trust account, and the business combination could still be consummated. The required vote of a majority of the shares of common stock voted by the public stockholders may be considerably less than a majority of the shares of common stock held by our public stockholders if a significant number of shares are not voted by our public stockholders.

Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares eligible to vote for the election of directors can elect all of the directors.

If we do not complete a business combination within 24 months after the consummation of this offering, or if the holders of 30% or more of the shares sold in this offering vote against a proposed extension, if any, beyond 24 months to 30 months after the date of this prospectus and elect to convert their shares into a pro rata share of the trust account or we do not receive stockholder approval for such extension (and we are not able to complete our initial business combination within such 24 month period), our amended and restated certificate of incorporation provides that our corporate purposes and powers will immediately thereupon be limited to acts and activities related to dissolving and winding up our affairs, including liquidation, and we will not be able to engage in any other business activities. A proposal to amend this provision to provide for our perpetual existence or to extend such date to a later date may be submitted to our stockholders only in connection with a vote to approve a proposed business combination and would be conditioned upon approval of the business combination. If we are forced to liquidate prior to a business combination, our public stockholders are entitled to share ratably in the trust fund, including any interest, and any net assets remaining available for distribution to them after payment of liabilities. Our existing stockholders have agreed to waive their rights to share in any distribution with respect to their initial shares.

Pursuant to Delaware law, this dissolution also requires the affirmative vote of stockholders owning a majority of our then outstanding common stock. In such event, we will promptly prepare a proxy statement and notice of a special meeting of stockholders to seek stockholder approval to comply with Section 281(b) of the Delaware General Corporation Law as set forth below. If we fail to obtain such approval, however, our amended and restated certificate of incorporation also provides that our corporate existence will automatically cease by operation of law 30 months after the date of this prospectus except for the purposes of winding up our affairs and liquidating. Accordingly, if we are unable to effectuate our dissolution for whatever reason, we will still automatically dissolve 30 months after the date of this prospectus.

Our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders have the right to have their shares of common stock converted to cash equal to their pro rata share of the trust account if (i) they vote against the proposal to approve the extended period and the proposal is approved or (ii) they vote against the business combination and the business combination is approved and completed. Public stockholders who convert their stock into their share of the trust account still have the right to exercise the warrants that they received as part of the units.

Preferred Stock

Our certificate of incorporation authorizes the issuance of 1,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock are being issued or registered in this offering. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock. However, the underwriting agreement prohibits us, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust account, or which votes as a class with the common stock on a business combination. We may issue some or all of the preferred stock to effect a business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Warrants

No warrants are currently outstanding. The 1,187,500 insider warrants will be issued simultaneously with the consummation of this offering. Each warrant (including the insider warrants) will entitle the registered holder to purchase one share of our common stock at a price of $5.00 per share, subject to adjustment as discussed below, at any time commencing on the later of:

•	the completion of a business combination; and
•	one year from the date of this prospectus.

However, the warrants will be exercisable only if a registration statement relating to the common stock issuable upon exercise of the warrants is effective and current. The warrants (including the insider warrants) will expire five years from the date of this prospectus at 5:00 p.m., New York City time.

We may call the warrants, excluding any insider warrants, for redemption without the prior consent of the underwriters,

•	in whole and not in part,
•	at a price of $.01 per warrant at any time after the warrants become exercisable,
•	upon not less than 30 days’ prior written notice of redemption to each warrant holder, and
•	if, and only if, the reported last sale price of the common stock equals or exceeds $10.00 per share, for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders.

We will not call the warrants for redemption unless we have an effective registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to them is available for use throughout the 30-day redemption period.

The right to exercise will be forfeited unless they are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a warrant will have no further rights except to receive the redemption price for such holder’s warrant upon surrender of such warrant.

The redemption criteria for our warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing common stock price and the warrant exercise price so that if the stock price declines as a result of our redemption call, the redemption will not cause the stock price to drop below the exercise price of the warrants.

If we call the warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise his, her or its warrant (including the insider warrants) to do so on a “cashless basis.” If our management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering his, her or its warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of common stock to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the warrants after a business combination. If we call our warrants for redemption and our management does not take advantage of this option, the holders of the insider warrants, and their permitted transferees would still be entitled to exercise their insider warrants for cash or on a cashless basis. The reason that we have agreed that these warrants will be exercisable on a cashless basis so long as they are held by our existing stockholders or their permitted transferees is because it is not known at this time whether they will be affiliated with us following a business combination. If they remain insiders, their ability to sell our securities in the open market will be significantly limited. We expect to have policies in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell our securities, an insider cannot trade in our securities if he is in possession of material non-public information. Accordingly, unlike public stockholders who could exercise their warrants and sell the shares of common stock received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities. As a result, we believe that allowing the holders to exercise such warrants on a cashless basis is appropriate.

We have agreed that the insider warrants may be exercised on a “cashless basis” and will not be redeemable by us so long as they are held by the initial purchasers or their permitted transferees. The reason that we have agreed to this is because it is not known at this time whether they will be affiliated with us following a business combination. If they are, their ability to sell our securities in the open market will be significantly limited. If they remain insiders, we will have policies in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time, an insider cannot trade in our securities if he is in possession of material non-public information. Accordingly, unlike public stockholders who could exercise their warrants and sell the shares of common stock received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities. As a result, we believe that allowing the holders to exercise such warrants on a cashless basis or restrict our ability to redeem such warrants is appropriate.

The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is apart, for a complete description of the terms and conditions applicable to the warrants.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their exercise price.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No warrants will be exercisable and we will not be obligated to issue shares of common stock unless at the time a holder seeks to exercise such warrant, a registration statement relating to the common stock issuable upon exercise of the warrants is effective and current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current prospectus relating to the common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so and, if we do not maintain a current prospectus relating to the common stock issuable upon exercise of the warrants, holders will be unable to exercise their warrants and we will not be required to settle any such warrant exercise. If the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, we will not be required to net cash settle or cash settle the warrant exercise, the warrants may have no value, the market for the warrants may be limited and the warrants may expire worthless.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up or down to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Dividends

We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.

Our Transfer Agent and Warrant Agent

The transfer agent for our securities and warrant agent for our warrants is Continental Stock Transfer & Trust Company.

Shares Eligible for Future Sale

Immediately after this offering, we will have 2,187,500 shares of common stock outstanding, or 2,515,625 shares if the over-allotment option is exercised in full. Of these shares, the 1,750,000 shares sold in this offering, or 2,012,500 shares if the over-allotment option is exercised, will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. All of those shares have been placed in escrow and will not be transferable, whether by our existing stockholders or by any subsequent permitted transferee, for a period of one year from the consummation of our initial business combination and will be released prior to that date only if the over-allotment option is not exercised in full or in part in order to have up to 65,625 shares of common stock cancelled as descried above or if, subsequent to our initial business combination we consummate a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Rule 144

In general, under Rule 144, a person who has beneficially owned restricted shares of our common stock for at least six months would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

•	1% of the number of shares of common stock then outstanding, which will equal 21,875 shares immediately after this offering (or 25,156 if the over-allotment option is exercised in full); and
•	the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales of restricted shares under Rule 144, are also subject to requirements regarding the manner of sale, notice and the availability of current public information about us. For a person who has not been deemed to have been one of our affiliates at any time during the three months preceding a sale, sales of our securities held longer than six months, but less than one year, will be subject only to the current public information requirement. Rule 144 also provides that affiliates that sell our common shares that are not restricted shares must nonetheless comply with the same restrictions applicable to restricted shares, other than the holding period requirement.

SEC Position on Rule 144 Sales

The Securities and Exchange Commission had previously taken the position that promoters or affiliates of a blank check company and their transferees, both before and after a business combination act as “underwriters” under the Securities Act when reselling the securities of a blank check company acquired prior to the consummation of its initial public offering. The Securities and Exchange Commission amended Rule 144, effective February 15, 2008, to make Rule 144 available to promoters or affiliates of blank check companies and their transferees one year after the consummation of our initial business combination by the blank check company. In addition, because we are a blank check company, even after we complete our initial business combination, Rule 144 will not be available to holders of restricted securities at any time at which we do not have current public information available in accordance of Rule 144(c).

Registration Rights

The holders of our initial shares issued and outstanding on the date of this prospectus, as well as the holders of the insider warrants (and underlying securities), will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of the majority of these securities are entitled to make up to two demands that we register such securities. The holders of the majority of the initial shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these shares of common stock are to be released from escrow. The holders of a majority of the insider warrants (or underlying securities) can elect to exercise these registration rights at any time after we consummate a business combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of a business combination. We will bear the expenses incurred in connection with the filing of any such registration statements.

UNDERWRITING

In accordance with the terms and conditions contained in the underwriting agreement, we have agreed to sell to each of the underwriters named below, and each of the underwriters, for which Maxim Group LLC is acting as representative, has individually agreed to purchase on a firm commitment basis the number of units set forth opposite their respective name below:

Underwriter	Number of Units
Maxim Group LLC	[]
Total	1,750,000

A copy of the underwriting agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

State Blue Sky Information

We will offer and sell the units to retail customers only in Arizona, Colorado, Delaware, the District of Columbia, Florida, Georgia, Hawaii, Illinois, Indiana, Louisiana, Maine, Maryland, Minnesota, Missouri, New Hampshire, New York, South Carolina, South Dakota, Rhode Island, Utah, Virginia, Wisconsin and Wyoming. In New York and Hawaii, we have relied on exemptions from the state registration requirements. In the other states, we have applied to have the units registered for sale and will not sell the units to retail customers in these states unless and until such registration is effective (including in Colorado, pursuant to 11-51-302(6) of the Colorado Revised Statutes).

If you are not an institutional investor, you may purchase our securities in this offering only in the jurisdictions described directly above. Individual investors residing in Arizona must meet the following criteria in order to purchase units:

1.	Minimum of $150,000, or $200,000 when combined with spouse, in gross income during the prior year and a reasonable expectation that the investor will have such income in the current year; or
2.	Minimum net worth of $350,000, or $400,000 when combined with spouse, exclusive of home, home furnishings and automobiles, with the investment not exceeding 10% of the net worth of the investor, together with spouse, if applicable.

Individual investors residing in Missouri must meet the following criteria in order to purchase units:

1.	Gross income of $70,000 and a net worth of $70,000 (exclusive of home, home furnishings, and automobiles); and
2.	Net worth of $250,000 (exclusive of home, home furnishings, and automobiles).

Institutional investors in every state except in Idaho may purchase the units in this offering pursuant to exemptions under the Blue Sky laws of various states. The definition of an “institutional investor” varies from state to state but generally includes financial institutions, broker-dealers, banks, insurance companies and other qualified entities.

We will file periodic and annual reports under the Securities Exchange Act of 1934. Therefore, under the National Securities Markets Improvement Act of 1996, the resale of the units, from and after the effective date, and the common stock and warrants comprising the units, once they become separately transferable, are exempt from state registration requirements. However, states are permitted to require notice filings and collect fees with regard to these transactions, and a state may suspend the offer and sale of securities within such state if any such required filing is not made or fee is not paid. As of the date of this prospectus, the following states either do not presently require any notice filings or fee payments or have not yet issued rules or regulations indicating whether notice filings or fee payments will be required:

•	Alabama, Alaska, Arizona, Arkansas, California, Colorado, Connecticut, Delaware, Florida, Georgia, Hawaii, Idaho, Indiana, Iowa, Kansas, Kentucky, Louisiana, Maine, Massachusetts, Minnesota,

Mississippi, Missouri, Nebraska, Nevada, New Jersey, New Mexico, New York, North Carolina, Ohio, Oklahoma, Pennsylvania, Rhode Island, South Carolina, South Dakota, Utah, the Virgin Islands, Virginia, Washington, West Virginia, Wisconsin and Wyoming.

Additionally, the following states currently permit the resale of the units, and the common stock and warrants comprising the units, once they become separately transferable, if the proper notice filings have been submitted and the required fees have been paid:

•	The District of Columbia, Illinois, Maryland, Michigan, Montana, New Hampshire, North Dakota, Oregon, Puerto Rico, Tennessee, Texas and Vermont.

As of the date of this prospectus, we have not determined in which, if any, of these states we will submit the required filings or pay the required fee. Additionally, if any of these states that has not yet adopted a statute relating to the National Securities Markets Improvement Act adopts such a statute in the future requiring a filing or fee or if any state amends its existing statutes with respect to its requirements, we would need to comply with those new requirements in order for the securities to continue to be eligible for resale in those jurisdictions.

Under the National Securities Markets Improvement Act, the states retain the jurisdiction to investigate and bring enforcement actions with respect to fraud or deceit, or unlawful conduct by a broker or dealer, in connection with the sale of securities. Although we are not aware of a state having used these powers to prohibit or restrict resales of securities issued by blank check companies generally, certain state securities commissioners view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the resale of securities of blank check companies in their states.

Aside from the exemption from registration provided by the National Securities Markets Improvement Act, we believe that the units, from and after the effective date, and the common stock and warrants comprising the units, once they become separately transferable, may be eligible for sale on a secondary market basis in various states based on the availability of another applicable exemption from state registration requirements, in certain instances subject to waiting periods, notice filings or fee payments.

Pricing of Securities

We have been advised by the representative that the underwriters propose to offer the units to the public at the offering price set forth on the coverage of this prospectus. They may allow some dealers concessions not in excess of $___ per unit and the dealers may reallow a concession not in excess of $_____ per unit to other dealers.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and insider warrants and the terms of the warrants were negotiated between us and the representative. Factors considered in determining the prices and terms of the units, including the common stock and warrants underlying the units, and the insider warrants include:

•	the history and prospects of companies whose principal business is the acquisition of other companies;
•	prior offerings of those companies;
•	our prospects for acquiring an operating business at attractive values;
•	our capital structure;
•	an assessment of our management and their experience in identifying operating companies;
•	general conditions of the securities markets at the time of the offering; and
•	other factors as were deemed relevant.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since the underwriters are unable to compare our financial results and prospects with those of public companies operating in the same industry.

Commissions and Discounts

The following table shows the public offering price, underwriting discount to be paid by us to the underwriters and the proceeds, before expenses, to us. This information assumes either no exercise or full exercise by the representative of the underwriters of its over-allotment option.

	Per Unit	Without Option	With Option
Public offering price	$7.00	$12,250,000	$14,087,500
Discount(1)	$0.42	$735,000	$845,250
Proceeds before expenses(2)	$6.58	$11,515,000	$13,242,250

(1)	Does not include $245,000 (or $281,750 if the over-allotment option is exercised in full) of the underwriting discounts that will not be payable unless and until we complete a business combination. The underwriters have waived their right to receive such payment upon our liquidation if we are unable to complete a business combination. Additionally, the representatives of the underwriters will receive a corporate financing fee of 1% of the gross proceeds of this offering ($0.07 per share, or a total of $122,500) as an allowance for their expenses incurred in connection with this offering.
(2)	The offering expenses are estimated at $574,500 ($100,000 of which are to be held in trust and are payable after the closing of our initial business combination) in addition to the corporate financing fee.

No discounts or commissions will be paid on the sale of the insider warrants.

Regulatory Restrictions on Purchase of Securities

Rules of the SEC may limit the ability of the underwriters to bid for or purchase our units before the distribution of the units is completed. However, the underwriters may engage in the following activities in accordance with the rules:

•	Stabilizing Transactions. The underwriters may make bids or purchases for the purpose of preventing or retarding a decline in the price of our units, as long as stabilizing bids do not exceed the offering price of $7.00.
•	Over-Allotments and Syndicate Coverage Transactions. The underwriters may create a short position in our units by selling more of our units than are set forth on the cover page of this prospectus. If the underwriters create a short position during the offering, the representative may engage in syndicate covering transactions by purchasing our units in the open market. The representative may also elect to reduce any short position by exercising all or part of the over-allotment option.
•	Penalty Bids. The representative may reclaim a selling concession from a syndicate member when the units originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

Stabilization and syndicate covering transactions may cause the price of our securities to be higher than they would be in the absence of these transactions. The imposition of a penalty bid might also have an effect on the prices of our securities if it discourages resales of our securities.

Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our securities. These transactions may occur on the OTC Bulletin Board, in the over-the-counter market or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

Other Terms

We have granted Maxim Group LLC a right of first participation to act as lead underwriter or co-manager for any and all future public and private equity and debt offerings for 24 months from the consummation of this offering.

Additionally, although we are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering, and have no present intent to do so, any of the underwriters may, among other things, introduce us to potential target businesses or assist us in raising additional capital, as needs may arise in the future. If any of the underwriters provide services to us after this offering, we may pay such underwriter fair and reasonable fees that would be determined at that time in an arm’s length negotiation; provided that no agreement will be entered into with any of the underwriters and no fees for such services will be paid to any of the underwriters prior to the date which is 90 days after the date of this prospectus, unless FINRA determines that such payment would not be deemed underwriters’ compensation in connection with this offering.

Indemnification

We have agreed to indemnify the underwriters against some liabilities, including civil liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in this respect.

LEGAL MATTERS

Blank Rome LLP, New York, New York, is acting as counsel in connection with the registration of our securities under the Securities Act of 1933, and as such, will pass upon the validity of the securities offered in this prospectus. Graubard Miller, New York, New York, is acting as counsel for the underwriters in this offering.

EXPERTS

The financial statements of New Asia Partners China Corporation at May 31, 2008 and for the period from October 16, 2007 (inception) through May 31, 2008 included in this Prospectus and in the Registration Statement have been audited by Marcum & Kliegman LLP, independent registered public accounting firm, to the extent and for the period set forth in their report (which contains an explanatory paragraph relating to a substantial doubt about the ability of New Asia Partners China Corporation to continue as a going concern as described in Note 1 to the financial statements). The financial statements and the report of Marcum & Kliegman LLP are included in reliance upon their report given upon the authority of Marcum & Kliegman LLP as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1, which includes exhibits, schedules and amendments, under the Securities Act, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov which contains the Form S-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

NEW ASIA PARTNERS CHINA CORPORATION
(a Development Stage Company)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
New Asia Partners China Corporation

We have audited the accompanying balance sheet of New Asia Partners China Corporation (a development stage company) (the “Company”) as of May 31, 2008, and the related statements of operations, changes in stockholders’ equity and cash flows for the period from October 16, 2007 (inception) through May 31, 2008. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of New Asia Partners China Corporation (a development stage company) as of May 31, 2008, and the results of its operations and its cash flows for the period from October 16, 2007 (inception) through May 31, 2008 in conformity with United States generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has no present revenue, its business plan is dependent on completion of a financing and the Company’s cash and working capital as of May 31, 2008 are not sufficient to complete its planned activities for the upcoming year. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding these matters are also described in Notes 1 and 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Marcum & Kliegman LLP

Marcum & Kliegman LLP
Melville, New York

July 7, 2008

NEW ASIA PARTNERS CHINA CORPORATION
(a Development Stage Company)

BALANCE SHEET

May 31, 2008
ASSETS
Current Assets:
Cash	$1,733
Total current assets	1,733
Deferred offering costs	186,813
Total assets	$188,546
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accrued expenses	$37,975
Loan payable to stockholder	126,571
Total Liabilities	164,546
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $.0001 par value
Authorized 1,000,000 shares; none issued or outstanding	—
Common stock, $.0001 par value Authorized 3,000,000 shares Issued and outstanding 503,125(1)(2) shares	50
Additional paid in capital	24,950
Deficit accumulated during the development stage	(1,000)
Total stockholders’ equity	24,000
Total Liabilities and Stockholders’ Equity	$188,546

(1)	The number of shares outstanding gives retroactive effect to the voluntary contribution of 1,239,281 shares by certain existing stockholders during June 2008.
(2)	This includes an aggregate of 65,625 shares of common stock subject to forfeiture by the existing stockholders to the extent that the over-allotment option is not exercised by Maxim Group LLC and the possible forfeiture of an aggregate of up to 54,688 (62,890 if the over-allotment option is exercised in full) of initial shares in the event that more than 20% but less than 30% of the public stockholders vote against a business combination and seek to exercise their redemption rights, in order to maintain ownership by the existing stockholders of 23.81% upon consummation of such business combination.

The accompanying notes are an integral part of these financial statements.

NEW ASIA PARTNERS CHINA CORPORATION
(a Development Stage Company)

STATEMENT OF OPERATIONS

For the Period from October 16, 2007 (Inception) Through May 31, 2008
Formation and operating costs	$1,000
Net loss	$(1,000)
Weighted average number of common shares outstanding — basic and diluted(1)(2)	503,125
Basic and diluted net loss per share	$(0.00)

(1)	The weighted average number of shares outstanding gives retroactive effect to inception to the voluntary contribution of 1,653,125 shares by existing stockholders during May and June of 2008.
(2)	This includes an aggregate of 65,625 shares of common stock subject to forfeiture by the existing stockholders to the extent that the over-allotment option is not exercised by Maxim Group LLC and the possible forfeiture of an aggregate of up to 54,688 (62,890 if the over-allotment option is exercised in full) of initial shares in the event that more than 20% but less than 30% of the public stockholders vote against a business combination and seek to exercise their redemption rights, in order to maintain ownership by the existing stockholders of 23.81% upon consummation of such business combination.

The accompanying notes are an integral part of these financial statements.

NEW ASIA PARTNERS CHINA CORPORATION
(a Development Stage Company)

STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY
For the period from October 16, 2007 (inception) through May 31, 2008

			Additinal Paid-in Capital	Deficit Accumulated During the Development Stage	Total Stockholders’ Equity
	Common Stock(1)(2)
	Shares	Amount
Balance at October 16, 2007 (inception)	—	$—	$—	$—	$—
Common shares issued at inception at $0.0116 per share(1)(2)	2,156,250	216	24,784	—	25,000
Common shares contributed back to the Company at no cost(1)	(1,653,125)	(166)	166	—	—
Net loss	—	—	—	(1,000)	(1,000)
Balance at May 31, 2008	503,125	$50	$24,950	$(1,000)	$24,000

(1)	The contribution of shares at no cost includes the effect of the voluntary contribution of 1,239,281 shares (retroactively restated – see Note 7) by certain existing stockholders during June 2008.
(2)	This includes an aggregate of 65,625 shares of common stock subject to forfeiture by the existing stockholders to the extent that the over-allotment option is not exercised by Maxim Group LLC and the possible forfeiture of an aggregate of up to 54,688 (62,890 if the over-allotment option is exercised in full) of initial shares in the event that more than 20% but less than 30% of the public stockholders vote against a business combination and seek to exercise their redemption rights, in order to maintain ownership by the existing stockholders of 23.81% upon consummation of such business combination.

The accompanying notes are an integral part of these financial statements.

NEW ASIA PARTNERS CHINA CORPORATION
(a Development Stage Company)

STATEMENT OF CASH FLOWS

For the Period from October 16, 2007 (Inception) Through May 31, 2008
Cash flows from operating activities
Net loss	$(1,000)
Adjustment to reconcile net loss to net cash used in operating activities:
Change in operating assets and liabilities:
Increase in accrued expenses	1,000
Net cash used in operating activities	—
Cash flows from financing activities
Proceeds from sale of shares of common stock	25,000
Proceeds from loan payable to stockholder	126,571
Payment of deferred offering costs	(149,838)
Net cash provided by financing activities	1,733
Net increase in cash	1,733
Cash at beginning of period	—
Cash at end of period	$1,733
Supplemental disclosure of non-cash transactions:
Accrual of additional deferred offering costs:
Deferred offering costs	$36,975
Accrued expense	(36,975)
$—

The accompanying notes are an integral part of these financial statements.

NEW ASIA PARTNERS CHINA CORPORATION
(a Development Stage Company)
May 31, 2008

NOTES TO FINANCIAL STATEMENTS

1. Organization, Business Operations, Significant Accounting Policies and Going Concern Consideration

New Asia Partners China Corporation (a corporation in the development stage) (the “Company”) was incorporated in Delaware on October 16, 2007 as a blank check company formed for the purpose of acquiring through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, contractual arrangements or other similar business combination, one or more businesses or assets (a “Business Combination”). The Company’s efforts in identifying a prospective target business (a “Target Business”) will not be limited to a particular industry.

On June 30, 2008, the Company’s name was changed from Capital TEN Acquisition Corp. to New Asia Partners China Corporation.

At May 31, 2008, the Company had not yet commenced any operations. All activity through May 31, 2008 relates to the Company’s formation and the proposed public offering described below. The Company has selected September 30 as its fiscal year end.

The Company is considered to be a development stage company and as such the financial statements presented herein are presented in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 7. “Accounting and Reporting By Development Stage Enterprises.” The Company is subject to the risks associated with activities of development stage companies.

The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a proposed public offering of 1,750,000 units (“Units”) which is discussed in Note 2 (“Proposed Public Offering”). The Company’s management has broad discretion with respect to the specific application of the net proceeds of this Proposed Public Offering, although substantially all of the net proceeds of this Proposed Public Offering are intended to be generally applied toward consummating a Business Combination. Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination. Upon the closing of the Proposed Public Offering, management has agreed that at least approximately $6.86 per Unit sold in the Proposed Public Offering will be held in a trust account (“Trust Account”) and invested in United States “government securities” within the meaning of Section 2(a) (16) of the Investment Company Act of 1940 having a maturity of 180 days or less or in money market funds meeting certain conditions under rule 2a-7 promulgated under the Investment Company Act of 1940 until the earlier of (i) the consummation of its first Business Combination and (ii) liquidation of the Company. The placing of funds in the Trust Account may not protect those funds from third party claims against the Company. Although the Company will seek to have all vendors, prospective target businesses or other entities it engages, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account, there is no guarantee that they will execute such agreements. Interest income earned on the Trust Account (provided that the proceeds remaining after any withdrawal are at least equal to $6.86 per share issued in the Offering) and $100,000 of net proceeds not held in trust at the close of the Proposed Public Offering may be used to pay for due diligence of prospective Target Business, legal and accounting fees relating to Securities and Exchange Commission (“SEC”) reporting obligations and working capital to cover miscellaneous expenses, director and officer insurance and reserves.

The Company, after signing a definitive agreement for a Business Combination with a target business or businesses, is required to submit such transaction for stockholder approval. Pursuant to the Company’s amended and restated certificate of incorporation to be in effect upon consummation of the Proposed Public Offering, in the event that the stockholders owning 30% or more of the shares sold in the Proposed Public Offering vote against the Extended Period (as defined below) and the Business Combination, and exercise their conversion rights described below, the Business Combination will not be consummated. All of the Company’s stockholders prior to the Proposed Public Offering, including all of the officers and directors of the Company (“Existing Stockholders”) have agreed to vote all of their founders’ common stock (the “Founders’ Common Stock”) in accordance with the vote of the majority in interest of all other stockholders of the

NEW ASIA PARTNERS CHINA CORPORATION
(a Development Stage Company)
May 31, 2008

NOTES TO FINANCIAL STATEMENTS

1. Organization, Business Operations, Significant Accounting Policies and Going Concern Consideration  – (continued)

Company (“Public Stockholders”) with respect to any Business Combination. After consummation of a Business Combination, these voting safeguards will no longer apply.

With respect to a Business Combination which is approved and consummated, any Public Stockholder who voted against the Business Combination may demand that the Company convert his or her shares into cash from the Trust Account. The per share conversion price will equal the amount in the Trust Account, calculated as of two business days prior to the consummation of the proposed Business Combination, divided by the number of shares of common stock held by Public Stockholders at the consummation of the Proposed Offering. Accordingly, Public Stockholders holding up to 30% of the aggregate number of shares owned by all Public Stockholders (minus one share) may seek conversion of their shares in the event of a Business Combination. Such Public Stockholders are entitled to receive their per share interest in the Trust Account computed without regard to the shares held by Existing Stockholders.

The Company’s Certificate of Incorporation will be amended prior to the Proposed Offering to provide that the Company will continue in existence only until 24 months from the effective date of the registration statement relating to the Proposed Public Offering (“Effective Date”). However, if the Company has entered into a letter of intent or definitive agreement within 24 months following the closing of the Proposed Public Offering and management anticipates that the Company may not be able to consummate a Business Combination within the 24-month period from the date of the Proposed Public Offering, the Company may seek to extend the time period within which it may complete its Business Combination to 30 months, by calling a meeting of stockholders for the purpose of soliciting their approval for such extension (the “Extended Period”). If the Company receives Public Stockholder approval for the Extended Period and holders of 30% or more of the shares held by Public Stockholders do not vote against the Extended Period and elect to convert their common stock in connection with the vote for the Extended Period, the Company will then have an additional 6 months in which to complete the initial Business Combination. If the Extended Period is approved, the Company will still be required to seek Public Stockholder approval before completing a Business Combination. In the event there is no Business Combination within the 24-month deadline (assuming the Extended Period is not approved), the Company will dissolve and distribute to its Public Stockholders, in proportion to their respective equity interests, the amount held in the Trust Account, and any remaining net assets, after the distribution of the Trust Account. The Company’s corporate existence will automatically cease at the end of the 30-month period if the Company has not received stockholder approval for an initial Business Combination. If the Company has not completed a Business Combination within 24 months, or 30 months if the extension is approved, its corporate existence will cease except for the purposes of liquidating and winding up its affairs. In the event of liquidation, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per Unit in the Proposed Public Offering.

A Public Stockholder’s election to convert common stock in connection with the vote on the Extended Period will only be honored if the Extended Period is approved. Public Stockholders who vote against the Extended Period and exercise their conversion rights will not be able to vote the shares that have been converted on the initial Business Combination. All other Public Stockholders will be able to vote on the initial Business Combination.

With respect to a Business Combination which is approved and consummated or a vote on the Extended Period, any Public Stockholders who voted against the Business Combination or the Extended Period and exercised their Conversion Right will have their common shares cancelled and returned to the status of authorized but unissued shares. The conversion price will be $6.86 per share cash payment (which includes $0.14 attributable to the deferred underwriting compensation and $100,000 of deferred legal fees) if the Extended Period is approved or the Business Combination is approved. Accordingly, Public Stockholders holding less

NEW ASIA PARTNERS CHINA CORPORATION
(a Development Stage Company)
May 31, 2008

NOTES TO FINANCIAL STATEMENTS

1. Organization, Business Operations, Significant Accounting Policies and Going Concern Consideration  – (continued)

than 30% of the aggregate number of shares owned by all Public Stockholders may seek conversion of their shares in the aggregate, in the event of a Business Combination or vote on the Extended Period.

Loss Per Share:

Loss per share is computed by dividing net loss by the weighted-average number of shares of common stock outstanding during the period. The weighted average number of shares outstanding gives retroactive effect to inception to the contribution of 1,653,125 shares by certain existing stockholders during May and June of 2008. Since there are no potentially dilutive securities and there is a net loss, basic and diluted loss per share are identical.

Use of Estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents:

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Cash equivalents are carried at cost, which approximates fair value.

Stock-Based Compensation

The Company accounts for stock options and warrants using the fair value recognition provisions of Statement of Financial Accounting Standards (“SFAS”) No. 123 (Revised 2004), “Share-Based Payment,” (“SFAS 123(R)”). SFAS 123 (R) addresses all forms of share based compensation awards including shares issued under employment stock purchase plans, stock options, restricted stock and stock appreciation rights. Under SFAS 123 (R), share based payment awards will be measured at fair value on the awards grant date, based on estimated number of awards that are expected to vest and will be reflected as compensation expense in the financial statements.

New Accounting Pronouncements:

In September 2006, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 157, “Fair Value Measurements.” SFAS No. 157 establishes a single definition of fair value and a framework for measuring fair value, sets out a fair value hierarchy to be used to classify the source of information used in fair value measurements, and requires new disclosures of assets and liabilities measured at fair value based on their level in the hierarchy. This statement applies under other accounting pronouncements that require or permit fair value measurements. In February 2008, the FASB issued Staff Positions (FSPs) No. 157-1 and No. 157-2, which, respectively, remove leasing transactions from the scope of SFAS No. 157 and defer its effective date for one year relative to certain nonfinancial assets and liabilities. As a result, the application of the definition of fair value and related disclosures of SFAS No. 157 (as impacted by these two FSPs) was effective for the Company beginning October 17, 2007 on a prospective basis with respect to fair value measurements of (a) non financial assets and liabilities that are recognized or disclosed at fair value in the company’s financial statements on a recurring basis (at least annually) and (b) all financial assets and liabilities. This adoption did not have a material impact on the company’s results of operations or financial condition. The remaining aspects of SFAS No. 157 for which the effective date was deferred under FSP No. 157-2 are currently being evaluated by the Company. Areas impacted by the deferral relate to nonfinancial assets and liabilities that are measured at fair value, but are recognized or disclosed at fair value on a nonrecurring basis. This deferral

NEW ASIA PARTNERS CHINA CORPORATION
(a Development Stage Company)
May 31, 2008

NOTES TO FINANCIAL STATEMENTS

1. Organization, Business Operations, Significant Accounting Policies and Going Concern Consideration  – (continued)

applies to such items as nonfinancial assets and liabilities initially measured at fair value in a business combination (but not measured at fair value in subsequent periods) or nonfinancial long-lived asset groups measured at fair value for an impairment assessment. The effects of those remaining aspects of SFAS No. 157 are to be applied to fair value measurements prospectively beginning January 1, 2009. The Company does not expect them to have a material impact on the Company’s results of operations or financial condition.

In February 2007, the FASB issued SFAS No. 159 (“SFAS 159”) “The Fair Value Opinion for Financial Assets and Financial Liabilities – Including an amendment of FASB Statement No. 115” which permits entities to choose to measure many financial instruments and certain other items at fair value. The fair value option established by this Statement permits all entities to choose to measure eligible items at fair value at specified election dates. A business entity shall report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. Adoption is required for fiscal years beginning after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provisions of SFAS 159. The Company is currently evaluating the expected effect of SFAS 159 on its financial statements and is currently not yet in a position to determine such effects.

In December 2007, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards No. 141 (revised 2007), Business Combinations (“SFAS 141(R)”). SFAS 141(R) changes accounting for acquisitions that close beginning in 2009 in a number of areas including the treatment of contingent consideration, contingencies, acquisition costs, IPR&D and restructuring costs. More transactions and events will qualify as business combinations and will be accounted for at fair value under the new standard. SFAS 141(R) promotes greater use of fair values in financial reporting. In addition, under SFAS 141(R), changes in deferred tax asset valuation allowances and acquired income tax uncertainties in a business combination after the measurement period will impact income tax expense. Some of the changes will introduce more volatility into earnings. SFAS 141(R) is effective for fiscal years beginning on or after December 15, 2008. SFAS 141(R) will have an impact on accounting for any business acquired after the effective date of this pronouncement.

In December 2007, the FASB issued Statement of Financial Accounting Standards No. 160, Noncontrolling Interests in Consolidated Financial Statements, an amendment of ARB No. 51 (“SFAS 160”). SFAS 160 will change the accounting and reporting for minority interests, which will be recharacterized as noncontrolling interests (NCI) and classified as a component of equity. This new consolidation method will significantly change the accounting for transactions with minority interest holders. SFAS 160 is effective for fiscal years beginning after December 15, 2008. The Company has not yet determined the impact, if any, of SFAS 160 on our consolidated financial statements.

In December 2007, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 110 (“SAB 110”). SAB 110 amends and replaces Question 6 of Section D.2 of Topic 14, Share-Based Payment of the Staff Accounting Bulletin series. Question 6 of Section D.2 of Topic 14 expresses the views of the staff regarding the use of the “simplified” method in developing an estimate of the expected term of “plain vanilla” share options and allows usage of that method for option grants prior to December 31, 2007. SAB 110 allows public companies which do not have sufficient historical experience to provide a reasonable estimate to continue the use of this method for estimating the expected term of “plain vanilla” share option grants after December 31, 2007. The adoption of this pronouncement by the Company in fiscal 2008 has not had an effect on its financial statements.

In February 2008, the FASB issued Staff Position No. FAS 140-3, “Accounting for Transfers of Financial Assets and Repurchase Financing Transactions,” which provides guidance on accounting for a transfer of a

NEW ASIA PARTNERS CHINA CORPORATION
(a Development Stage Company)
May 31, 2008

NOTES TO FINANCIAL STATEMENTS

1. Organization, Business Operations, Significant Accounting Policies and Going Concern Consideration  – (continued)

financial asset and a repurchase financing. This accounting guidance presumes that an initial transfer of a financial asset and a repurchase financing are considered part of the same arrangement (linked transaction) under SFAS No. 140. However, if certain criteria are met, the initial transfer and repurchase financing shall be evaluated separately under SFAS No. 140. Staff Position No. FAS 140-3 will be effective for financial statements issued for fiscal years beginning after November 15, 2008, and for interim periods within those fiscal years. Early adoption is prohibited. Management is evaluating the potential effect this guidance may have on our financial condition and results of operations.

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities — an amendment of FASB Statement No. 133,” (“SFAS 161”) as amended and interpreted, which requires enhanced disclosures about an entity’s derivative and hedging activities and thereby improves the transparency of financial reporting. Disclosing the fair values of derivative instruments and their gains and losses in a tabular format provides a more complete picture of the location in an entity’s financial statements of both the derivative positions existing at period end and the effect of using derivatives during the reporting period. Entities are required to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. SFAS No. 161 is effective forfinancial statements issued for fiscal years and interim periods beginning after November 15, 2008. Early adoption is permitted, but not expected.

Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

Going Concern Considerations:

At May 31, 2008, the Company had $1,733 in cash and a working capital deficiency of $162,813. Further, the Company has incurred a loss and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. Management’s plans to address this uncertainty through a Proposed Public Offering are discussed in Note 2. There is no assurance that the Company’s plans to raise capital or to consummate a Business Combination will be successful or successful within the target business acquisition period. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern.

Income Taxes:

Deferred income taxes, if applicable, are provided for the differences between the basis of assets and liabilities for financial reporting and income tax purposes. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized. Management did not record the impact of deferred income taxes as they were deemed immaterial.

The Company adopted the provisions of Financial Accounting Standards Board (“FASB”) Interpretation No. 48, “Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109” (“FIN 48”). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with SFAS No. 109, “Accounting for Income Taxes,” and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim period, disclosure and transition. The adoption of the provisions of FIN 48 did not have a material impact on the Company’s financial position, results of operations and cash flows.

NEW ASIA PARTNERS CHINA CORPORATION
(a Development Stage Company)
May 31, 2008

NOTES TO FINANCIAL STATEMENTS

2. Proposed Public Offering

The Company intends to raise $12,250,000 in a public offering of its securities. The Proposed Public Offering calls for the Company to offer for public sale 1,750,000 Units at a proposed offering price of $7.00 per Unit (plus up to an additional 262,500 units solely to cover over-allotments, if any). Each Unit consists of one share of the Company’s common stock and one Redeemable Common Stock Purchase Warrant (“Warrant”). Each Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $5.00 commencing the later of the completion of a Business Combination or one year from the Effective Date and expiring five years from the Effective Date. The Company may redeem the Warrants, at a price of $0.01 per Warrant upon 30 days’ notice after the Warrants become exercisable, only in the event that the last sale price of the common stock is at least $10.00 per share for any 20 trading days within a 30 trading day period ending on the third day prior to the date on which the notice of redemption is given.

In accordance with the warrant agreement relating to the Warrants to be sold and issued in the Proposed Public Offering, the Company is only required to use its best efforts to maintain the effectiveness of the registration statement covering the Warrants. The Company will not be obligated to deliver securities, and there are no contractual penalties for failure to deliver securities, if a registration statement is not effective at the time of exercise. Additionally, in the event that a registration is not effective at the time of exercise, the holder of such Warrant shall not be entitled to exercise such Warrant and in no event (whether in the case of a registration statement not being effective or otherwise) will the Company be required to net cash settle the warrant exercise. Consequently, the Warrants may expire unexercised and unredeemed. Holders of Public Warrants who exercise their Conversion Right will still have the right to exercise their Public Warrants pursuant to their original terms.

The Company will pay the underwriter (“Underwriter”) in the Proposed Public Offering an underwriting discount of 8% of the gross proceeds of the Proposed Offering and will not pay any discount related to the units sold in the private placement (see Note 5). However, the underwriters have agreed that 2% of the underwriting discount will not be payable unless and until the Company completes a Business Combination and have waived their right to receive such payment upon the Company’s liquidation if it is unable to complete a Business Combination. In addition, the Company will pay the Underwriters a corporate finance fee of 1% of the gross proceeds of the Proposed Offering as an allowance for their expenses in connection with the Proposed Offering.

3. Deferred Offering Costs

Offering costs consist of legal and accounting fees incurred through the balance sheet date that are related to the Proposed Public Offering and that will be charged to capital upon the receipt of the capital raised or expensed in the event that the offering is terminated. As of May 31, 2008, the Company has incurred deferred offering costs of $186,813 relating to expenses incurred in connection to the Proposed Public Offering.

4. Loan Payable, Stockholder

As of May 31, 2008, one of the Existing Stockholders, Capital TEN Partners LLC, had loaned the Company $126,571, in the aggregate. It is understood that this loan is going to be converted to borrowings under an unsecured line of credit to the Company. Borrowings under the line of credit will be non-interest bearing and payable on the earlier of October 29, 2008 or the consummation of the Proposed Public Offering. Due to the short-term nature of the loan, the fair value of the loan approximates its carrying amount.

5. Commitments and Contingencies

The Company has a commitment to pay a total underwriting discount of 8% ($980,000 or $1,127,000 if the underwriter’s over allotment option is exercised in full by the Underwriter) of the public offering price of which 2%, will be deferred until the Company consummates a Business Combination. The Company and the

NEW ASIA PARTNERS CHINA CORPORATION
(a Development Stage Company)
May 31, 2008

NOTES TO FINANCIAL STATEMENTS

5. Commitments and Contingencies  – (continued)

Underwriter have agreed that a payment of the underwriting discount of $245,000, together with interest thereon, will be deferred until consummation of a Business Combination. Additionally, the Underwriter will receive a corporate financing fee of 1% of the gross proceeds of the offering ($0.07 per share, or a total of $122,500) as an allowance for their expenses incurred in connection with the Proposed Public Offering.

Pursuant to proposed letter agreements with the Company, the Existing Stockholders have waived their right to receive distributions with respect to the Founders’ Common Stock upon the Company’s liquidation.

The Existing Stockholders and an affiliate of one of the existing stockholders have agreed to purchase from the Company, in the aggregate, 1,187,500 warrants for $1,187,500 (the “Sponsors’ Warrants”). The purchase and issuance of the Sponsors’ Warrants shall occur simultaneously with the consummation of the Proposed Public Offering but shall be sold on a private placement basis. All of the proceeds the Company receives from these purchases will be placed in the Trust Account. The Company believes the purchase price of these warrants approximates the fair value of such warrants. However, if it is determined, at the time of the Proposed Offering, that the fair value of such warrants exceeds the $1.00 purchase price, the Company would record compensation expense for the excess of the fair value of the warrants on the day of purchase over the $1.00 purchase price in accordance with SFAS 123 (R). The Sponsors’ Warrants are identical to the warrants included in the units being sold in this offering, except that (i) the Sponsors’ Warrants are non-redeemable so long as they are held by the sponsor or its permitted transferees and (ii) will not be exercisable while they are subject to certain transfer restrictions.

The Existing Stockholders and holders of the Sponsors’ Warrants (or underlying securities) will be entitled to registration rights with respect to the Founders’ Common Stock or Sponsors’ Warrants (or underlying securities), as the case may be, pursuant to an agreement to be signed prior to or on the effective date of the Proposed Offering. The holders of the majority of the Founders’ Common Stock are entitled to elect to exercise these registration rights at any time commencing three months prior to the date on which the Founders’ Common Stock is to be released from escrow. The holders of the Sponsors’ Warrants (or underlying securities) are entitled to demand that the Company register such securities at any time after the Company consummates a Business Combination. In addition, the Existing Stockholders and holders of the Sponsors’ Warrants (or underlying securities) have certain “piggyback” registration rights on registration statements filed after the Company’s consummation of a Business Combination.

The Company is permitted to utilize $100,000 of the proceeds from the Proposed Public Offering not held in the Trust Account, plus interest earned upon monies in the Trust Account for working capital purposes, as long as the Trust Account balance exceeds $6.86 per unit sold in the Proposed Public Offering. In the event the over-allotment option is exercised in full, the first $73,000 of interest income earned on the Trust Account will be held in trust in order to maintain $6.86 per unit sold. The working capital will be used to pay for director and officer liability insurance premiums, with the balance being held in reserve for other expenses, such as due diligence, legal, accounting, and other fees and expenses for structuring and negotiating business combinations, and deposits, down payments and/or funding of “no shop” provisions in connection with Business Combinations as well as for reimbursement of any out-of-pocket expenses incurred by the Existing Stockholders in connection with activities undertaken on the Company’s behalf.

The Company presently utilizes office space provided by New Asia Partners Limited, an affiliate of one of the Company’s Existing Stockholders. New Asia Partners Limited has agreed that, until the Company consummates a Business Combination or the dissolution of the Company, it will make such office space available to the Company, as may be required by the Company from time to time. These services will be provided at no costs to the Company.

NEW ASIA PARTNERS CHINA CORPORATION
(a Development Stage Company)
May 31, 2008

NOTES TO FINANCIAL STATEMENTS

6. Preferred Stock

The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

The Company’s certificate of incorporation prohibits it, prior to a Business Combination, from issuing preferred stock which participates in the proceeds of the Trust Account or which votes as a class with the Common Stock on a Business Combination.

7. Common Stock

The Company is authorized to issue 3,000,000 shares of common stock with a par value of $.0001 per share.

In connection with the organization of the Company, on October 16, 2007, a total of 2,156,250 shares of the Company’s common stock were sold to the executive officers and directors of the Company at a price of $0.0116 per share for an aggregate of $25,000.

In December 2007 and January 2008, shares in the aggregate amount of 266,500 were transferred at an approximate purchase price of $0.0116.

In May 2008, certain stockholders voluntarily contributed 413,844 shares.

In June 2008, certain stockholders voluntarily contributed 1,239,281 shares. All references in the accompanying financial statements to the number of shares of stock outstanding have been restated at May 31, 2008 to reflect the shares contributed in June 2008. Also on June 30, 2008, the Company’s remaining stockholder sold 352,188 shares of Founders Common Stock at a price of $0.0116 per share to a new stockholder.

The number of shares of Founders Common Stock held by the Existing Stockholders that will now be subject to forfeiture by such stockholders, if the over-allotment option is not exercised in full by the Underwriter, is 65,625 shares in order to maintain 20% of the company’s issued and outstanding stock after the Proposed Public Offering.

The number of shares outstanding does not give effect to the possible forfeiture of an aggregate of up to 54,688 (62,890 if the over-allotment option is exercised in full) of initial shares in the event that more than 20% but less than 30% of the public stockholders vote against a business combination and seek to exercise their redemption rights, in order to maintain ownership by the existing stockholders of 23.81% upon consummation of such business combination.

Each of the Existing Stockholders has agreed to (i) waive any right to receive a liquidation distribution with respect to the Founders’ shares in the event the Company fails to consummate an initial Business Combination and (ii) vote the Founders’ Common Stock in accordance with the majority of the shares of Common Stock voted by its Public Stockholders in connection with the vote on any initial Business Combination.

8. Legal

There is no material litigation currently pending against the Company or any members of its management team in their capacity as such.

$12,250,000

NEW ASIA PARTNERS CHINA CORPORATION

1,750,000 Units

PROSPECTUS

MAXIM GROUP LLC

, 2008

Until , 2008, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions and corporate financing fee) will be as follows:

Initial Trustees’ fee(1)	$1,000
SEC Registration Fee	949
FINRA filing fee	2,415
Accounting fees and expenses	85,000
Printing and engraving expenses	65,000
Director and officer liability insurance premiums	75,000	(2)
Legal fees and expenses (including blue sky services and expenses)	325,000
Miscellaneous(3)	95,136
Total	$649,500

(1)	In addition to the initial acceptance fee that is charged by Continental Stock Transfer & Trust Company, as trustee, the registrant will be required to pay to Continental Stock Transfer & Trust Company annual fees of $3,000 for acting as trustee, $4,800 for acting as transfer agent of the registrant’s common stock, $2,400 for acting as warrant agent for the registrant’s warrants and $1,800 for acting as escrow agent.
(2)	This amount represents the appropriate amount of director and officer liability insurance the registrant anticipates paying following the consummation of its initial public offering until the completion of a business combination.
(3)	This amount represents additional expenses that may be incurred by the Company in connection with the offering over and above those specifically listed above, including distribution and mailing costs.

Item 14. Indemnification of Directors and Officers.

Our certificate of incorporation provides that all directors, officers, employees and agents of the registrant shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

“Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Paragraph B of Article Ninth of our amended and restated certificate of incorporation provides:

“The Corporation, to the full extent permitted by Section 145 of the DGCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby.”

Article VIII of our bylaws provides for indemnification of any of our directors, officers and other persons in accordance with our amended and restated certificate of incorporation.

Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the underwriters, and the underwriters have agreed to indemnify us, against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 15. Recent Sales of Unregistered Securities.

On October 16, 2007, in connection with the formation of our company, each of Capital TEN Partners, LLC, an affiliate of Elliot P. Friedman, and Edward Boykin subscribed for 1,778,906 shares and 377,344 shares of our common stock, respectively, for an aggregate of $25,000, at a purchase price of approximately $0.0116 per share. Such shares were issued pursuant to the exemption from registration contained in Section 4(2) of the Securities Act as a transaction by an issuer or its affiliates not involving a public offering. In each such transaction, the purchaser represented its intention at such time to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were or will be affixed to the instruments representing the securities issued or to be issued in such transactions.

In December 2007, Capital TEN Partners, LLC transferred 115,000 of its shares to William Foster at a purchase price of $0.0116 per share. In January 2008, Capital TEN Partners, LLC transferred 115,000 and 36,500 of its shares to John W. McIntyre and Ronald L. Scarboro, respectively, at a purchase price of $0.0016 per share.

In May and June, 2008, Messrs. Foster, McIntyre, Boykin and Scarboro contributed 115,000, 115,000, 377,344 and 36,5000 shares of our common stock respectively to our capital at no cost to us. In June 2008, Capital TEN Partners, LLC contributed 1,009,281 shares to our common stock to our capital at no cost to us and sold 352,188 shares of common stock to New Asia Partners Limited at a purchase price of approximately $0.0016 per share.

New Asia Partners Limited, New Asia Partners Capital Management Limited and Capital TEN Partners, LLC have committed to purchase from us an aggregate of 415,625, 415,625 and 356,250 warrants, respectively, at $1.00 per warrant (for a total purchase price of $1,187,500). These purchases will take place on a private placement basis simultaneously with the consummation of this offering. The “insider warrants” to be purchased by such purchasers will be identical to warrants underlying the units being offered by this prospectus except that the insider warrants (i) will be exercisable on a cashless basis and (ii) will not be redeemable by us, in each case, so long as they are still held by the purchaser or its affiliates. The purchasers of the insider warrants have agreed that the insider warrants will not be sold or transferred by it (except in certain cases) until 30 days after the consummation of our business combination.

No underwriting discounts or commissions were paid with respect to such sales.

Item 16. Exhibits and Financial Statement Schedules.

(a)	The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
1.1*	Form of Underwriting Agreement
1.2	Selected Dealers Agreement
3.1*	Amended and Restated Certificate of Incorporation
3.2	Bylaws
4.1	Specimen Unit Certificate
4.2	Specimen Common Stock Certificate
4.3	Specimen Warrant Certificate
4.4*	Form of Warrant Agreement between the Registrant and Continental Stock Transfer & Trust Company
5.1	Opinion of Blank Rome LLP
10.1	Letter Agreement among the Registrant, the Representative and Dennis Nguyen
10.2	Letter Agreement among the Registrant, the Representative and Elliot P. Friedman
10.3	[Intentionally Omitted]
10.4	Letter Agreement among the Registrant, the Representative and Shu Fan Lee
10.5	[Intentionally Omitted]
10.6	Form of Investment Management Trust Agreement between the Registrant and Continental Stock Transfer & Trust Company
10.7	Form of Stock Escrow Agreement among the Registrant, Continental Stock Transfer & Trust Company and the existing stockholders
10.8*	Office Agreement between the Registrant and New Asia Partners Limited
10.9	Form of Registration Rights Agreement among the Registrant and the existing stockholders
10.10	Letter of Credit issued as of October 30, 2007 by Capital TEN Partners LLC in favor of the Registrant
10.11	Form of Private Placement Purchase Agreement among the Registrant and the purchasers of insider warrants
23.1*	Consent of Marcum & Kliegman LLP
23.2	Consent of Blank Rome LLP (included in Exhibit 5.1)
24	Power of Attorney

*	Filed herewith

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement.
(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(f)	The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.
(h)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(i)	The undersigned registrant hereby undertakes that:
(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York on September 16, 2008.

NEW ASIA PARTNERS CHINA CORPORATION

By:	/s/ Elliot P. Friedman

Name: Elliot P. Friedman
Title: Vice Chairman

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date
/s/ Dennis Nguyen Dennis Nguyen	Chairman of the Board, Chief Executive Officer and Chief Financial Officer (Principal Executive Officer and Principal Financial and Accounting Officer)	September 16, 2008
/s/ Elliot P. Friedman Elliot P. Friedman	Vice Chairman	September 16, 2008
* Shu Fan Lee	Director	September 16, 2008
*	By Elliot P. Friedman Attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Description
1.1*	Form of Underwriting Agreement
1.2	Selected Dealers Agreement
3.1*	Amended and Restated Certificate of Incorporation
3.2	Bylaws
4.1	Specimen Unit Certificate
4.2	Specimen Common Stock Certificate
4.3	Specimen Warrant Certificate
4.4*	Form of Warrant Agreement between the Registrant and Continental Stock Transfer & Trust Company
5.1	Opinion of Blank Rome LLP
10.1	Letter Agreement among the Registrant, the Representative and Dennis Nguyen
10.2	Letter Agreement among the Registrant, the Representative and Elliot P. Friedman
10.3	[Intentionally Omitted]
10.4	Letter Agreement among the Registrant, the Representative and Shu Fan Lee
10.5	[Intentionally Omitted]
10.6	Form of Investment Management Trust Agreement between the Registrant and Continental Stock Transfer & Trust Company
10.7	Form of Stock Escrow Agreement among the Registrant, Continental Stock Transfer & Trust Company and the existing stockholders
10.8*	Office Agreement between the Registrant and New Asia Partners Limited
10.9	Form of Registration Rights Agreement among the Registrant and the existing stockholders
10.10	Letter of Credit issued as of October 30, 2007 by Capital TEN Partners LLC in favor of the Registrant
10.11	Form of Private Placement Purchase Agreement among the Registrant and the purchasers of insider warrants
23.1*	Consent of Marcum & Kliegman LLP
23.2	Consent of Blank Rome LLP (included in Exhibit 5.1)
24	Power of Attorney

*	Filed herewith